Exhibit 4.31

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE
BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF
PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE
APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

INTERNATIONAL CHARTER AGREEMENT

between

NFE INTERNATIONAL SHIPPING LLC

as Charterer

and

HÖEGH LNG PARTNERS LP

as Owner

_________________________________________________

in respect of

an LNG floating storage and regasification vessel

_________________________________________________

Dated:23 September 2021

Table of Contents

1.	Definitions	4
2.	Vessel to be Chartered	40
3.	Charter Period	44
4.	Use of Vessel	45
5.	Inspection and Importation	45
6.	Change in Law and Changes to the Vessel	49
7.	Delivery, Redelivery and Cancelling	51
8.	Bunkers and LNG Heel at Arrival and Redelivery	58
9.	Charterer’s Responsibility	59
10.	Rate of Hire	62
11.	Payment of Hire	63
12.	Assignment by, and Ownership of, Owner	68
13.	Assignment and Subletting by Charterer	69
14.	Off-Hire	69
15.	Performance Warranties	70
16.	Use of Vessel	74
18.	Indemnification	79
19.	Liability	80
20.	Salvage	82
21.	Liens	82
22.	Force Majeure	83
23.	Default and Remedies	88
24.	Guarantees and Security	95
25.	Maintenance	96
26.	Conditions of Use	97
27.	Insurance	98
28.	Business Principles	98
29.	Sanctions	100
30.	Drugs and Alcohol	103
31.	Pollution and Emergency Response	103
32.	Total Loss	106

2

33.	ISPS Code	106
34.	Law and Arbitration	107
35.	Confidentiality	109
36.	Construction	110
37.	Notices	110
38.	Miscellaneous	113

Schedules

Schedule I – Particulars of Vessel

Schedule II – Performance Warranties

Schedule III – Form of Certificate of Acceptance

Schedule IV – Form of Certificate of Redelivery

Schedule V – Minimum Test Requirements

Schedule VI – Required Performance Levels

Schedule VII Not Used

Schedule VIII – Not Used

Schedule IX – Form of Guarantees

Schedule X – Form of Quiet Enjoyment Agreement

Schedule XI– Insurance

Schedule XII – Form of Deed of Novation

Schedule XIII– Charterer’s Facilities and Rely Upon Data

Schedule XIV - Conditions of Use

Schedule XV – Form of Certificate of Arrival

Schedule XVI – Authorization Schedule

Schedule XVII - Applicability of Charter Provisions During LNGC Mode

3

This International Charter Agreement (this “Charter”) is executed on the 23rd day of September 2021 by and between Höegh LNG Partners LP, a Marshall Islands limited partnership with its principal address at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda (“Owner”) and NFE International Shipping LLC, a company duly incorporated in the State of Delaware with its registered office at The Corporation Trust company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 (the “Charterer”).

WHEREAS, Charterer intends to import LNG internationally through offshore LNG import terminals, at the applicable FSRU Site from time to time, using a floating storage and regasification unit capable of unloading LNG and discharging regasified LNG for delivery to the offtakers under the Gas Offtake Agreement (as defined in this Charter) (the “Project”);

WHEREAS, Charterer has constructed, owns and shall operate and maintain the Terminal;

WHEREAS, Charterer will be responsible for procuring the supply of LNG for transfer to the Vessel for regasification;

WHEREAS, Charterer has the required legal, technical and financial capacities to implement the Terminal as well as to procure and import LNG required for purposes of this Charter; and

WHEREAS, Owner (which for the avoidance of doubt shall also where applicable and following such novation refer to the entity which becomes Owner pursuant to the novation contemplated by Clause 12.2(b)) will be the registered owner of the Vessel (save for HMLP during the period prior to the novation of this Charter to SPV Owner) and Charterer desires to charter the Vessel from Owner and Owner desires to charter the Vessel to Charterer, subject to the terms and conditions set forth in this Charter and in the OSA, as defined below; and

WHEREAS, Owner shall appoint an Affiliate to operate the Vessel under the OSA.

Now, therefore, for and in consideration of the mutual undertakings set forth herein, Owner and Charterer hereby agree as follows:

1.	Definitions

Definitions

In this Charter and the Schedules, save where the context otherwise requires, the following words and expressions shall have the meanings respectively assigned to them in this Clause.

4

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Abandonment”

means a deliberate and wilful refusal by Owner to comply with its obligations to deliver the Vessel by the Scheduled Delivery Date, such abandonment being for a period of no less than ***** consecutive Days, provided any such abandonment is not due to a Excusable Event, Force Majeure, Adverse Weather Conditions or for any other reasons of a nature which are excused under the terms of this Charter.

“Acceptable Charterer/Customer Guarantor”	means NFE Atlantic Holdings LLC or any other entity that Charterer may propose with a credit rating of at least BBB- by Standard & Poor’s (or equivalent).
“Acceptable Credit Provider”	means the branch located in London, United Kingdom of a reputable international bank or financial institution which has a long term credit rating of at least A- by Standard & Poor’s or equivalent.
“Acceptance”	means successful commissioning of the Vessel by passing the Performance Tests in accordance with the Commissioning Protocol (including any Deemed Performance pursuant to Clause 7.6(a)).
“Acceptance Date”	means the date upon which the Certificate of Acceptance of the Vessel is issued (or is deemed executed pursuant to Clauses 7.5 or7.6(b)).
“Acceptance Option”	has the meaning given in Clause 7.4(i).
“Accounting Principles”	means in respect of HMLP, generally accepted accounting principles in its jurisdiction of incorporation or formation and in the United States of America, in each case including IFRS.
“Actual Arrival Date”	means the date of Arrival.

5

“Adverse Weather Conditions”

means metocean and/or other weather conditions occurring at the FSRU Site which either:

(a)

fall outside the determined safe conditions for the Vessel to carry out the required activity, the parameters of which are to be agreed between the Parties based on the weather standards prescribed in the FSRU Operating Manual (as defined in the OSA), or published rules and regulations in effect at the port (namely the Portland Bight Area regulations in effect as at the date of this Charter); or

(b)

cause an actual determination by the master of an LNG Carrier that it is unsafe for the LNG Carrier to berth or come alongside, unload or depart the FSRU Site; or

(c)

cause a determination by the Master, acting as a Reasonable and Prudent Operator, that such conditions fall outside the safe working conditions of the Vessel to carry out the required activity.

“Affiliate”

means, with respect to any Person, a Person that controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, the term “Control” in relation to a company or an entity means the title or beneficial ownership of more than fifty per cent. (50%) of the voting shares of such company or entity, as applicable, or by contract, law or any other means have the right to determine the decisions of such a company or entity, including, in the case of a limited partnership, the power to direct or cause the direction of the general partner of such limited partnership and for the avoidance of doubt Owner, Contractor and each member of the HMLP Group and/or HLNG Group shall be Affiliates.

6

“Allowed Discharge Laytime”	has the meaning given to it in the OSA.
“Allowed Reload Laytime”	has the meaning given to it in the OSA.
“Alternative FSRU Site”

means any Terminal to which the Vessel is relocated pursuant to Clause 16.2, and which shall include the waters and the immediate surroundings of, and points of access to, the port proximate to such Terminal, and the safety zone and/or the marine exclusion zone surrounding the jetty or mooring and around the Vessel.

“Applicable Jurisdiction”

means the:

(a)

jurisdiction of the then applicable FSRU Site; and

(b)

for purposes of the definition of Applicable Jurisdiction Change in Law and Clause 11.7 shall always include any countries where Charterer is incorporated, domiciled, and/or located.

“Applicable Jurisdiction Change in Law”	means any Change in Law to the extent effected by a Governmental Authority of the Applicable Jurisdiction.
“Applicable Jurisdiction Change in Law Required Action”	means a Change in Law Required Action resulting from an Applicable Jurisdiction Change in Law.
“Approved Broker”	is defined in Clause 23.5(b)(ii).

7

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Approved Mortgage”

means:

(a)the Mortgage registered on 31 January 2019 in favour of Nordea Bank ABP, Filial i Norge as Security Agent which is in force at the date of this Charter; and

(b)any Mortgage (or future Mortgage) on the Vessel, her earnings and/or insurances, or Owner’s rights under this Charter:

(i)

that is or will be entered into in favour of a Mortgagee for itself and/or for the benefit of one or more Owner Financiers including pursuant to any re-financing;

(ii)

in respect of which Owner has notified  Charterer within ***** Business Days of the execution date of such Mortgage; and

(iii)

in respect of any future Mortgage, Owner shall notify Charterer pursuant to Clause 21.3,

in each case, provided that each Person party to such Mortgage has entered into a Quiet Enjoyment Agreement.

“Authorization”

means any authorizations, consents, approvals, permits, rulings, resolutions, licenses, exemptions, filings, registrations and other authorizations, permissions or waivers, or similar documents of whatsoever nature, which are required to be obtained from and/or granted by any Governmental Authority.

8

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Arrival”	means the arrival of the Vessel at the Pilot Boarding Station.
“Available Drawings”

means the total amount which the HMLP Group (as applicable) is entitled to draw under any credit facility with a major international bank or financial institution for a term of more than ***** months and not subject to any conditions with which it or any other relevant party would not be able to comply at such time.

“Available LNG Inventory”	has the meaning given to it in the OSA.
“Banking Day”

means any day when banks in each of the Applicable Jurisdiction, Oslo, Norway, Singapore, Cayman Islands or New York, United States and the required place of payment or receipt (as the case may be) are open for business.

“Boil-Off”	means the vapour which results from vaporisation of LNG in the Vessel’s cargo tanks.
“Bunkers”	is defined in Clause 8.1(a).
“Business Day”	means any day that is not a Saturday or Sunday or legal holiday in the Applicable Jurisdiction, Oslo, Norway, Singapore, Cayman Islands or New York, United States.
“Certificate of Acceptance”	means the certificate of Acceptance of the Vessel, the form of which is attached in Schedule III – Form of Certificate of Acceptance.
“Certificate of Arrival”	means the certificate of Arrival, the form of which is attached in Schedule XV – Form of Certificate of Arrival.
“Certificate of Redelivery”	means the certificate of redelivery, the form of which is attached in Schedule IV – Form of Certificate of Redelivery.

9

“Change in Law”

means the occurrence of any of the following after the Execution Date:

(a)

the enactment or imposition of any new Law, or the imposition of Authorizations, permits and approvals not required as at the Execution Date;

(b)

the modification or repeal of any existing Law, or the modification of the requirements of any Authorization, permit or approval;

(c)

the commencement of any Law which has not become effective on the Execution Date;

(d)

a change in the interpretation or application by any Governmental Authority of any Law; or

(e)

the enactment or imposition of any new international Tax treaty with the Applicable Jurisdiction or amendment, repeal, change in regulation, application, interpretation, enforcement or revocation of any existing international Tax treaty with the Applicable Jurisdiction.

“Change in Law Required Actions”	is defined in Clause 6.1.
“Charter Activities”	means the performance by Owner of its obligations under this Charter and the performance by Contractor of its obligations under the OSA.
“Charter Period”	is defined in Clause 3.1.
“Charterer/Customer Guarantee”	is defined in Clause 24.2.
“Charterer/Customer Guarantee Cap”	is defined in Clause 24.2.

10

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Charterer/Customer Guarantor”	means NFE Atlantic Holdings LLC.
“Charterer/Customer Guarantor Default”

means any of the following:

(a)

Charterer/Customer Guarantor is in material breach of any of its obligations under the Charterer/Customer Guarantee and has failed to cure such breach within a reasonable period of time but in no event longer than ***** days after notice of such breach from Owner pursuant to the Charterer/Customer Guarantee; or

(b)

the Charterer/Customer Guarantee has ceased to be in full force and effect, save where validly terminated; or

(c)

the event set forth in Clauses 23.2(a), 23.2(b) or 23.2(c) has occurred in respect of Charterer/Customer Guarantor (mutatis mutandis),

unless, within ***** Banking Days of the occurrence of any of the above events, a replacement guarantee is issued to Owner by an Acceptable Charterer/Customer Guarantor or any other Person acceptable to Owner in the same terms as the original Charterer/Customer Guarantee (and in such case such replacement guarantee shall be the Charterer/Customer Guarantee).

“Charterer Indemnified Party”	means Charterer, its Affiliates, contractors, servants and subcontractors (excluding any LNG Carriers), any gas offtakers, and any such Person’s Representatives (including any Charterer’s Personnel).
“Charterer Maximum Liability Cap”	is defined in Clause 19.2(a)(ii).

11

“Charterer’s Facilities”

the Terminal (excluding the Vessel and any infrastructure and equipment on board the Vessel) and all infrastructure, facilities, equipment, installations, anchorages and approaches of and to the FSRU Site, including channels, channel markings, buoys, jetties, berths, lines and gangways at the FSRU Site, the gas pipeline connecting the Terminal to the receiving jetty, the receiving jetty, and all fixed and moveable assets which Charterer and/or its Affiliates control and operate from time to time for the purpose of performance of their gas supply and delivery operations including compression and related facilities and transmission networks for the receipt and onward transport of natural gas and all shore side facilities and all infrastructure (including gas pipelines and power plants) downstream of the Delivery Point, with certain elements further described in Schedule XIII – Charterer’s Facilities and Rely Upon Data.

“Charterer’s Personnel”	means those Persons designated by Charterer for the purposes of undertaking, on Charterer’s behalf, the observation and inspection of the testing of the Vessel.
“Class” or “Classification” or “Classification Society”	is defined in Clause 2.3.
“Commissioning”	means the process of conducting the Performance Tests in accordance with the Commissioning Protocol.
“Commissioning Period”	is defined in Clause 7.4(c).
“Commissioning Protocol”

means the protocol that ensures that technical and operational information meets the principles detailed at Schedule I  - Particulars of Vessel and Schedule V – Minimum Test Requirements and allows the Vessel to be delivered in FSRU Mode and shall include, in reasonable detail, technical and operational information relevant to such testing.

“Compliance Regulations”	is defined in Clause 28.2(a).

12

“Conditions of Use”

means the conditions of use, including rules and procedures, applicable to LNG Carriers calling at and unloading LNG at the Terminal that relate to safety, insurance, liability, and the technical and operational requirements for such LNG Carriers, and which is attached at Schedule XIV - Conditions of Use.

“Confidential Information”

means the terms and conditions of this Charter, the OSA and all other documents and agreements contemplated thereby, including any term sheet or preparatory materials, together with any and all data, reports, records, correspondence, notes, compilations, studies and other information relating to or in any way connected with this Charter, the OSA, and all other documents and agreements contemplated thereby or relating to the Parties and their respective Affiliates, that is disclosed directly or indirectly by or on behalf of the disclosing Party or any of its Representatives to the receiving Party or any of its Representatives, whether such information is disclosed orally or in writing.

“Confirmed Cargo”	has the meaning given to it in the OSA.

“Consequential Damages”

means:

(a)

any indirect, incidental, consequential, exemplary or punitive loss or damages;

(b)

any loss of income or profits, anticipated profits, loss of use (partial or total), loss of time, loss and/or deferral of production, loss of contracts, loss of revenues or loss of reputation; or

(c)

any losses incurred under third party contracts (including e.g. any downstream gas or power sales agreement including the Gas Offtake Agreements, LNG SPA, or LNG Carrier or tug charters),

in the case of (b) and (c) above, whether direct or indirect and in each case whether or not foreseeable at the time the agreements were

13

entered into, provided however, that “Consequential Damages” shall not include (i) the Hire or any profits from such Hire payable (or which would have been payable) hereunder; (ii) any liquidated damages payable hereunder; (iii) any reductions in Hire or Off-Hire periods; (iv) the value of LNG (including Boil-Off); and (v) termination payments pursuant to Clause 23.5.

“Constructive Total Loss”

means any event, which is determined by the underwriters under Owner’s hull and machinery insurance policy (excluding any “total loss only” coverage) to be constructive, compromised or arranged total loss of the Vessel for the purposes of such policies.

“Contract Year”

means each annual period starting on January 1st  and ending on December 31st during the Charter Period; provided, however, that (a) the first Contract Year shall commence on the Actual Arrival Date and end on the immediately following December 31st: and (b) the last Contract Year shall commence on January 1st immediately preceding the last day of the Charter Period and end on the last day of the Charter Period.

“Contractor”	has the meaning given to it in the OSA.
“Crewing Exemption”	has the meaning given to it in the OSA.
“Cubic Metres”	means metric cubic metres.
“Customer”	has the meaning given to it in the OSA.
“Customer LNG Inventory”	has the meaning given to it in the OSA.
“Customs Duties”

means all existing or future duties, payments, fees, charges, levies, Taxes, or contributions payable to or imposed by any Governmental Authority in the Applicable Jurisdiction as a result of import or export, whether permanent or temporary of any personnel, the Vessel and any spare parts or other equipment into or out of the Applicable Jurisdiction.

14

“Daily Hire”	is defined in Clause 10.2.
“Daily Service Fee”	has the meaning given to it in the OSA.
“Damages”

means any and all claims, liabilities, obligations, losses, damages, deficiencies, assessments, judgments, penalties, actions, suits, out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees and costs and expenses).

“Deemed Performance”	is defined in Clause 7.6(a).
“Delivery Point”

means the point of delivery of regasified LNG from the Vessel to the fixed infrastructure of the FSRU Site and shall be the point where the outlet flange of the Vessel connects with the inlet flange of the fixed infrastructure forming part of the FSRU Site.

“Demurrage Liabilities”	is defined in Clause 15.2.
“Dispute”	is defined in Clause 34.2(a).

15

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Dry-Docking Exemption Confirmation”

means a letter issued by the Classification Society to Owner, confirming that the Vessel is classed in such a way that class inspections including bottom surveys can be done afloat at the FSRU Site so that the Vessel does not have to depart from the FSRU Site, for the duration of the period ending at least ***** years from the Actual Arrival Date, provided that (i) such letter or document will be issued on the basis that during such period the Vessel shall be utilised only for regasification services (and/or  Reload Operations and/or Gas Up / Cool Down Operations) and shall not be utilised in LNGC Mode; and (ii) such letter shall be subject to standard reservations including Flag State and Shelf State approval, and surveys and inspections as may be required by the Classification Society including requirements as to cargo tank inspections, visibility under water to perform inspections and no damage to the hull found.

“Effective Date”	means the date of this Charter.
“Equity”

means, at any time, the value of the paid-in capital and reserves of the HMLP Group as shown in the latest published audited consolidated balance sheet or the latest published interim consolidated balance sheet of HMLP, but excluding any hedging reserve as shown in the relevant consolidated equity statement and the mark-to-market value of any financial derivatives.

“Event of Charterer’s Default”	is defined in Clause 23.2.
“Event of Contractor’s Default”	has the meaning given in the OSA.
“Event of Customer’s Default”	has the meaning given in the OSA.

16

“Event of Owner’s Default”	is defined in Clause 23.1.

“Excusable Event”

means any of the following to the extent such event prevents Owner from performing its obligations under this Charter:

(a)

insufficient Customer LNG Inventory (including as required for Owner to perform the Performance Tests);

(b)

Off-Specification LNG supplied by or for the account of Charterer hereunder;

(c)

lack of or insufficient natural gas off-take capacity;

(d)

any delay in the importation of the Vessel and/or any Relevant Items and/or the Gas Heater that is not caused by Owner;

(e)

any matter or event related or attributable to Charterer’s Facilities including unavailability of the onshore gas heater in the event the Gas Heater simultaneously fails or performs below required standard or needs maintenance;

(f)

breach of any obligations or undertakings by Charterer under this Charter including in respect of procuring and maintaining the Local Trading Certification;

(g)

any act or omission or instruction or breach of any obligation or undertaking of Charterer, Charterer’s Affiliates, contractors (including the Gas Offtakers) servants and subcontractors, the gas pipeline operator, or any owner or operator of an LNG Carrier that directly or indirectly prevents or interferes with or delays Owner’s performance of this Charter;

(h)

the Vessel or FSRU Site is closed or any part of either is prohibited from

17

operating by applicable Law or the decision of any Governmental Authority;

(i)

any decision of any Applicable Jurisdiction Governmental Authority which prevents Owner from performing its obligations under this Charter;

(j)

an Applicable Jurisdiction Change in Law;

(k)

the imposition of requirements described in the first paragraph of Clause 2.6(c);

(l)

the non-compliance by any LNG Carrier with any port regulations, applicable Laws, maritime concessions or environmental regulations;

(m)

any failure or delay by Charterer or any Charterer Indemnified Party to (A) complete, commission or operate the Terminal, Charterer’s Facilities or any infrastructure at the FSRU Site or any downstream facilities, including Charterer having insufficient natural gas offtake capacity or pipeline pressure and including lack of available storage space in the Vessel’s cargo tanks due to compliance with Charterer’s orders; (B) obtain or maintain in force any permit, license, consent or Authorization for which it is responsible under this Charter (or failure by Owner to obtain and maintain in force any Owner Only Additional Authorization having used best endeavours to do so); or (C) to operate or maintain the Terminal and Charterer’s Facilities in accordance with the standards of a Reasonable and Prudent Operator;

(n)

any maintenance at the Terminal, Charterer’s Facilities or any facilities of Charterer’s or other downstream

18

facilities, to the extent such maintenance directly impacts the ability of the Vessel to perform the FSRU Services;

(o)

any work in respect of the Vessel requested or required by Charterer;

(p)

any failure by the relevant Governmental Authority to ensure the timely renewal of the Local Trading Certification at any time during the Charter Period;

(q)

any delay or other impediment caused by the late departure of the existing FSRU which, as at the Execution Date, is currently under contract to Charterer (or its Affiliate) and located at the FSRU Site;

(r)

all time taken for the Vessel to travel from the Pilot Boarding Station to the Terminal and to ensure that the Vessel is all fast at the Terminal, including any delays in moving the Vessel from the Pilot Boarding Station to the Terminal and any period of time during which the Vessel waits at the Pilot Boarding Station because Charterer is not ready to receive it at the Terminal;

(s)

any failure by Golar Management Ltd, Golar Hull M2023 Corp, Golar Freeze Holding Co and/or any Affiliate of any such entity to (i) co-operate in Commissioning; or (ii) effect any required transfer of LNG from the existing FSRU to the Vessel;

(t)

any inability of Owner and/or Contractor to inspect an LNG Carrier;

(u)

any event which would qualify as Force Majeure (as defined in this Charter) and which prevents or delays the relevant shipyard from effecting any pre-agreed modifications to the Vessel which must

19

be made before Arrival, including those modifications set out in Schedule I – Particulars of Vessel;

(v)

any time taken by Charterer (or any of its Affiliates) or any other Person incidental to Commissioning, including gassing up and/or cool-down of the Vessel and loading LNG onto the Vessel;

(w)

any delay in the arrival of the independent third party to witness the Performance Tests as contemplated in Clause 7.5 (including any time spent in quarantine);

(x)

any failure by Charterer and/or its Affiliate to make the Golar Penguin available for use under the FSRU LNGC TCP by the Scheduled Delivery Date as originally notified pursuant to Clause 7.1(b);

(y)

any time taken in fully connecting and installing the Gas Heater provided that Owner has caused any contractor carrying out such connection and installation to do so as a Reasonable and Prudent Operator; and

(z)

a “Service Excusable Event” as defined in the OSA,

in each case unless caused by (i) an event of Force Majeure, in which case the provisions of Clause 22 shall apply (save in respect of an event of Force Majeure described in paragraph (u) which shall constitute an Excusable Event); (ii) a failure by Contractor to perform in accordance with the terms of the OSA or otherwise for reasons attributable to Contractor; or (iii) Owner’s failure to perform in accordance with the terms of this Charter or otherwise for reasons attributable to Owner.

20

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Execution Date”	means the date of execution of this Charter.
“Expert”

means an independent person with appropriate qualifications and experience agreed upon between the Parties or (failing agreement within ***** days of: (a) the initiation of the reference to Expert determination; or (b) the relevant Parties being notified that the Expert is unable or unwilling to complete the reference to Expert determination, as applicable) appointed upon the request of either of the Parties by the International Centre for Expertise of the ICC.

“Extension Period”	is defined in Clause 3.2.
“First Tribunal”	is defined in Clause 34.2(g).
“Flag State”	means Norway, Singapore or the Marshall Islands (as elected by Owner in its discretion) or any other flag state as agreed between the Parties.
“Force Majeure”	is defined in Clause 22.1.

21

“Free Liquid Assets”

means, at any relevant date of determination under this Charter, the aggregate value of HMLP Group’s:

(a)

cash in hand, deposits in banks and financial institutions (including any amounts credited to the accounts of the Owner/Contractor Guarantor) and Available Drawings;

(b)

debt securities which are publicly traded on a major stock exchange or investment market (valued as at any applicable date of determination) and rated at least “A-” by Standard and Poor’s Rating Services or the equivalent with any other principal credit rating agency in the United States of America or Europe; and

(c)

commercial paper (debt obligations) not convertible or exchangeable to any other security;

(i)

for which a recognised trading market exists;

(ii)

which is issued by an issuer incorporated in the United States of America, the United Kingdom or Norway;

(iii)

which matures within one year after the relevant date of calculation; and

(iv)

which has a short-term credit rating of at least A-1 by Standard & Poor’s Rating Services or the equivalent with any other principal credit rating agency in the United States of America or Europe.

22

“FSRU Agreements”	means this Charter and the OSA.
“FSRU LNGC TCP”

means the LNG time charter party agreement entered into between Höegh LNG Chartering LLC and Trafigura Maritime Logistics Pte. Ltd.  relating to the use of the Vessel as an LNG carrier for a period ending on 31 March 2022.

“FSRU Market Rate”	is defined in Clause 23.5(b)(i).
“FSRU Mode”	means the Vessel is operating as a FSRU for the purpose of providing the FSRU Services.
“FSRU Services”	has the meaning given to it in the OSA.
“FSRU Site”

means the Terminal, the waters and the immediate surroundings of, including points of access to, the port, which is at the date of this Charter located in Old Harbour Bay, Jamaica, and including the safety zone and/or the marine exclusion zone surrounding the jetty or mooring and around the Vessel; provided that, Charterer may, subject to the terms of Clause 16.2 designate an Alternative FSRU Site, which shall be treated for all purposes as the FSRU Site once the Vessel has been delivered by Owner to Charterer at the Alternative FSRU Site.

“Fuel Consumption Warranty”	is set out in Section 5 of Schedule II – Performance Warranties.
“Fuel Price”	means, with respect to fuel oil or marine diesel oil, the last price duly documented, in United States Dollars, paid for each item.
“Fuel Reference Conditions”	means the assumptions set out in Section 2 of Schedule I – Particulars of Vessel and Clause 15.4(a).
“Gas Heater”	is defined in Clause 5.5(b).
“Gas Nomination and Delivery Provisions”	has the meaning given to it in the OSA.
“Gas Offtake Agreements”	means: (a) the gas sales agreement dated 23 August 2017 between NFE South Holding

23

Limited (as seller) and South Jamaica Power Company Limited (as buyer) dated 21 December 2016; and

(b)

the gas sales agreement dated 19 August 2019 between NFE South Holding Limited (as seller) and General Alumina Jamaica Limited and Clarendon Alumina Production Limited (as co-buyers).

“Gas Up / Cool Down Operation”	has the meaning given to it in the OSA.
“Golar Penguin”	is defined in Clause 7.1(c).
“Governmental Authority”

means any (i) national, regional, state, municipal, local or other government, including any subdivision, agency, board, department, commission or authority thereof, including any harbour or marine authority, or any quasi-governmental organisation therein as well as any Tax and customs authority; and (ii) international organisation such as the IMO or ILO, in each case, having jurisdiction over Owner, Charterer, Contractor or the Vessel and acting within its legal authority (except that, for the purposes of Clause 22.1, “Governmental Authority” shall include such entities whether or not they are acting within their legal authority).

“Hire”	is defined in Clause 10.1.
“HLNG”	means Höegh LNG Holdings Ltd, a corporation organised and existing under the laws of Bermuda.
“HLNG Group”	means HLNG and any of its Affiliates.
“HMLP”	means Höegh LNG Partners LP, a limited partnership organised and existing under the laws of the Marshall Islands.
“HMLP Group”	means HMLP and any of its Affiliates.

24

“IACS”	means the International Association of Classification Societies or any successor body of the same.
“ICC”	means the International Chamber of Commerce.
“IFRS”	International Financial Reporting Standards.
“ILO”	means the International Labour Organization.
“IMO”	means the International Maritime Organization or any successor body of the same.
“Implementation Requirements”	is defined in Clause 6.3(a).
“Interest Rate”	is defined in Clause 11.5(b)(ii).
“International Standards”	has the meaning given to it in the OSA.
“ISO”	means the International Organisation for Standardisation.
“ISPS Code”	is defined in Clause 33.
“ITE”	is defined in Clause 7.5.
“Issuing Party”	is defined in Clause 11.5(a).
“Late Commissioning LDs”	is defined in Clause 7.4(h)(i).
“Late Delivery LDs”

means the genuine pre-estimate of Charterer’s Damages for the delay to the Scheduled Delivery Date, which shall be paid by Owner to Charterer as liquidated damages for such delay, as defined in Clause 7.3(b).

“Law”

means any applicable law (including any zoning law or ordinance or any environmental law), international convention, treaty, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, Authorization, approval, consent, condition of use, directive, policy, direction, requirement, decision or agreement of, with or by any Governmental Authority or any other authority acting on behalf of a Governmental Authority or

25

with jurisdiction over the activities related to this Charter and the OSA.
“LD Longstop Date”	is defined in Clause 7.3(b).
“Lender”

means any commercial bank, export credit agency, multi-lateral institution, secured hedging counterparty, or other Person providing (or in negotiations to provide) debt finance, re-financing or other financial or price risk support (other than by way of equity investment or shareholder loans) to Charterer and any agent or trustee appointed to act on behalf of any or all of the foregoing Persons.

“LIBOR”

means the British Bankers’ Association Interest Settlement Rate for United States Dollars for a period of one (1) month displayed on the appropriate page of the Bloomberg terminal (or such other page as may replace that page for the purpose of displaying offered rates of leading banks for London inter-bank deposits as aforesaid) as of 11.00 a.m. (London time) on the Payment Date for the offering of deposits in United States Dollars for a period of one (1) month. The Parties acknowledge that IBA shall cease to administer and Reuters shall cease to publish the London Interbank Offered Rate from 31 December, 2021, and the Parties shall use reasonable endeavours to agree on another reasonably comparable interest rate or publication, and if the parties are able to agree upon a replacement rate or publication then such replacement rate shall be the interest rate for the purposes of this Charter and all references to LIBOR shall be deemed to be replaced with references to such rate. If the Parties are unable to agree upon such replacement rate by 31 December 2021, SOFR shall be the interest rate for the purposes of this Charter and all references to LIBOR shall be deemed to be replaced with references to SOFR.

“LNG”	means natural gas liquefied by cooling and which is in a liquid state at or near atmospheric pressure.

26

“LNG Carrier”	means a vessel that Charterer or an LNG supplier uses or proposes to use for transportation of LNG to or from the Terminal.
“LNG Heel”	LNG retained in the cargo tanks of the Vessel after completion of unloading of LNG or sending out of regasified LNG.
“LNG Loading Rate Warranty”	is set out in Section 2 of Schedule II – Performance Warranties.
“LNG Price”	is defined in Clause 38.10.
“LNG Reloading Rate Warranty”	is set out in Section 3 of Schedule II – Performance Warranties.
“LNG SPA”

means a contract for the sale and purchase of LNG between a third party and Charterer (or an Affiliate thereof) for the loading, reloading and/or discharge of LNG on or from the Vessel (as the case may be).

“LNGC Mode”	is defined in Clause 16.4.
“LNGC Mode TCP”	is defined in Clause 16.5.
“Local Trading Certification”

means the certificate issued by the Maritime Authority of Jamaica permitting the Vessel to engage in local trade activities in Jamaican waters in accordance with Section 15(7) of Jamaica’s Shipping Act, 1998, or any equivalent Authorization as may be required under the Laws of the Applicable Jurisdiction, and any required extension, renewal or modification thereof from time to time.

“Master”	means the designated master of the Vessel from time to time, as determined by Owner and notified to Charterer.
“Maximum Daily Contract Quantity”	has the meaning given in to it the OSA.
“Minimum Heel Inventory”	has the meaning given in to it the OSA.

27

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Minimum Test Requirements”	means the requirements set out in Schedule V – Minimum Test Requirements.
“Month M”	is defined in Clause 10.3.
“Monthly Hire Invoice”	is defined in Clause 11.1(a).
“Monthly Invoice Due Date”	is defined in Clause 11.1(b).
“Mortgage”	is defined in Clause 21.3.
“Mortgagee”	any holder of an Approved Mortgage.
“Nominated Volume”	is defined in Clause 15.1.
“Notice of Selection of Approved Broker”	is defined in Clause 23.5(b)(iii).
“OCIMF”	means the Oil Companies International Marine Forum or any successor body of the same.
“Off-Hire”	is defined in Clause 14.1.
“Off-Hire Threshold”	is defined in Clause 15.1(a).
“Off-Specification LNG”	has the meaning given to it in the OSA.
“OSA”	means the operation and services agreement relating to the Vessel entered into between Customer and Contractor of even date herewith.
“Owner/Contractor Guarantee”	is defined in Clause 24.1.
“Owner/Contractor Guarantee Cap”	is defined in Clause 24.1.
“Owner/Contractor Guarantor”	means HMLP.
“Owner/Contractor Guarantor Credit Tests”	means: (a) Free Liquid Assets equal to or exceeding the higher of: (i) ***** US Dollars (USD *****); and

28

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

the Equity of the HMLP Group shall be equal to or greater than the higher of: *****% of Total Assets; and USD *****.

(ii)

the product of (A) ***** US Dollars (USD *****) and (B) the number of vessels owned or leased by the Owner/Contractor Guarantor and the Owner/Contractor Guarantor’s (direct or indirect) pro rata ownership of such vessels, subject to a cap of *****US Dollars (USD *****); and

(b)

the Equity of the HMLP Group shall be equal to or greater than the higher of:

(i)

*****% of Total Assets; and

(ii)

USD *****.

“Owner/Contractor Guarantor Default”

means:

(a)

Owner/Contractor Guarantor is in material breach of any of its obligations under the Owner/Contractor Guarantee and has failed to cure such breach within a reasonable period of time but in no event longer than ***** days after notice of such breach from Charterer pursuant to the Owner/Contractor Guarantee;

(b)

the Owner/Contractor Guarantee has ceased to be in full force and effect, save where validly terminated;

(c)

Owner/Contractor Guarantor fails to meet the Owner/Contractor Guarantor Credit Tests and such default is not remedied within ***** days;

(d)

the event set forth in Clauses 23.1(a), 23.1(b) or 23.1(c) has occurred in respect of Owner/Contractor Guarantor (mutatis mutandis),

29

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

unless, within ***** Banking Days of the occurrence of any of the above events:

(e)

a replacement guarantee is issued to Charterer by a Person acceptable to Charterer in the same terms as the original Owner/Contractor Guarantee (and in such case such replacement guarantee shall be the Owner/Contractor Guarantee); or

(f)

in respect of an event described in paragraph (b) or (c) above, Owner provides to Charterer an Owner Letter of Credit.

“Owner Financier”

means a Person or Persons providing finance or re-financing (including financing or re-financing by way of sale/leaseback or similar financing and/or re-financing arrangements) of the Vessel and/or to Owner or an Affiliate of Owner in connection with the Vessel.

“Owner Indemnified Party”

means Owner, Contractor, the HLNG Group, the HMLP Group and any of their respective Affiliates, and includes all contractors, servants and subcontractors and any Representatives (including the Master, pilot, officers and crew of the Vessel) of any of the aforementioned entities and their respective Affiliates.

“Owner Letter of Credit”

means a standby letter of credit issued by an Acceptable Credit Provider in an aggregate amount equal to USD ***** in support of Owner’s obligations under this Charter and Contractor’s obligations under the OSA and on terms reasonably acceptable to Charterer, which shall include an obligation to keep the letter of credit renewed or replaced during the Charter Period.

30

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Owner Maximum Liability Cap”	is defined in Clause 19.2(a)(i).
“Owner Only Additional Authorization”	is defined in Clause 2.6(b).
“P&I Club”	means a Protection and Indemnity Club that is a member of the International Group of P&I Clubs.
“Party”	means Owner or Charterer, as the case may be (and “Parties” will be construed accordingly).
“Payment Date”

means, in respect of a refunding or repayment obligation, the date on which the amount to be refunded or repaid was originally paid to the Party obligated to make such refund or repayment and, in respect of a payment obligation, the date the payment owed by the Party obligated to make such payment became due.

“Performance Tests”	tests required to determine whether the Vessel meets the Required Performance Levels, and as further detailed in Schedule VI – Required Performance Levels.
“Performance Warranties”	means the Regasification Send-out Rate Warranty, LNG Loading Rate Warranty, LNG Reloading Rate Warranty and the Fuel Consumption Warranty as detailed in Schedule II – Performance Warranties.
“Permitted Encumbrance”	means any Approved Mortgage or Permitted Lien.

31

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Permitted Lien”

means:

(a)

any lien on the Vessel for Master’s, officer’s or crew’s wages;

(b)

any lien for salvage;

(c)

any ship repairer’s or outfitter’s possessory lien for an amount not exceeding ***** United States Dollars (US$ *****); and

(d)

liens arising in the ordinary course of trading by statute or by operation of Law,

provided that in each case (i) the relevant obligations are not overdue or are being contested in good faith by appropriate proceedings and in respect of which adequate reserves have been provided; (ii) such lien does not interfere with Charterer’s rights under this Charter; and (iii) such lien does not involve the likelihood, in Charterer’s reasonable opinion, of a sale, forfeiture or loss of, or of any interest in, the Vessel.

“Person”	means any individual, firm, corporation, stock company, limited liability company, trust, partnership, association, joint venture, or other business.
“Pilot Boarding Station”	means the pilot boarding station designated for delivery of the Vessel at the FSRU Site.
“Pollution Regulations”	is defined in Clause 31.1.

32

“Port Charges”

means all charges of whatsoever nature (including rates, tolls and dues of every description) in respect of the Vessel or any LNG Carriers entering, arriving or staying at or leaving the FSRU Site, including charges imposed by fire boats, tugs and escort vessels, any Governmental Authority, a pilot, or any other person assisting any LNG Carriers or the Vessel to enter, arrive at or leave the FSRU Site and all towage, pilotage, and mooring expenses relating to loading, reloading, discharging and bunkering at the FSRU Site.

“Post-Relocation Reinstatement Works”	is defined in Clause 16.3.
“Project”	is defined in the Recitals.
“Prolonged Off-Hire”	is defined in Clause 14.3(a).
“Quiet Enjoyment Agreement”

means an agreement to be entered into pursuant to Clause 2.7, Clause 12.2, and/or Clause  21.3, substantially in the applicable form attached as Schedule X – Form of Quiet Enjoyment Agreement or otherwise in a form acceptable to Charterer acting reasonably.

“Reasonable and Prudent Operator”

means a Person seeking in good faith to perform its covenants or obligations under this Charter and in so doing and in the general conduct of its undertaking exercising that degree of skill, diligence, prudence, and foresight that would reasonably and ordinarily be expected from a skilled and experienced operator complying with all applicable Laws and engaged in the same type of undertaking under the same or similar circumstances.

“Regardless of Cause”

means whether or not any Damages are asserted to have arisen by virtue of tort (including negligence of any degree), breach of statutory duty, breach of contract (including repudiation of this Charter) or quasi-contract, strict liability, breach of representation of warranty (express or implied), breach of any Laws, regulations, rules or orders of any Governmental Authority having jurisdiction, on the part of the Party or other

33

Person seeking indemnity or of any other Person.
“Regasification Send-out Rate”	means the actual rate at which the Vessel discharges natural gas on any given day, as measured in accordance with Schedule II – Performance Warranties.
“Regasification Send-out Rate Warranty”	is set out in Section 4 of Schedule II – Performance Warranties.
“Registry”	is defined in Clause 2.4.
“Relevant Items”	means all inventory of materials, equipment, accessories, spare parts and any other goods or materials, necessary for the performance of this Charter, imported at delivery of the Vessel.
“Relevant Person”	means each of the Parties and their respective Affiliates, and any such Person’s directors, officers, employees, agents or representatives.
“Reload Operation”	has the meaning given to it in the OSA.
“Rely Upon Data”

means the information set out in Schedule XIII – Charterer’s Facilities and Rely Upon Data, relating to Charterer’s Facilities, and the Mooring and Berthing Study, Navigation Assessment, SSL documentation, power cable details and distance between MLAs for the interface check with the jetty, in each case as provided by Charterer to Owner before the Execution Date.

“Representatives”	means, with respect to any Party, such Party’s directors, officers, employees, agents, accountants, consultants, attorneys and advisors.
“Required Performance Levels”	means the performance requirements set out in Schedule VI – Required Performance Levels.
“Restricted Party”	means a Person that: (a) is listed on any Sanctions List or targeted by Sanctions (whether designated by name or by reason of being included in a class of person); or

34

(b)

is located in or incorporated under the laws of or is organised or is resident in any country or territory that is or whose government is the target of comprehensive, country or territory wide Sanctions; or

(c)

is directly or indirectly owned fifty per cent. (50%) or more or controlled by, or acting on behalf, at the direction or for the benefit of, a person referred to in (a) and/or (to the extent relevant under Sanctions) (b) above; or

(d)

is otherwise the specific subject of any Sanctions.

“Rules”	is defined in Clause 34.2(a).
“Sanctioned Party”	is defined in Clause 29.2(b).
“Sanctions”

means any applicable laws, regulation or orders concerning trade, economic or financial sanctions or restrictive measures or embargoes enacted, administered, enforced or imposed by any Sanctions Authority.

“Sanctions Authority”

means the Norwegian State, the United Kingdom, the United Nations Security Council, the European Union, the member states of the European Union, the United States Department of the Treasury’s Office of Foreign Assets Control (OFAC), the United States Department of State, the French Republic, Her Majesty’s State, the Swiss Confederation, the Commonwealth of Australia and/or any other sanctions authority relevant to any Party and any authority acting on behalf of any of them in connection with Sanctions.

35

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Sanctions List”

means:

(a)

the lists of Sanctions designations and/or targets maintained by any Sanctions Authority; and/or

(b)

any other Sanctions designation or target listed and/or adopted by a Sanctions Authority,

in all cases, from time to time.

“Scheduled Acceptance Date”	means the date falling ***** days after the Scheduled Delivery Date.
“Scheduled Delivery Date”	is defined in Clause 7.1(a).
“Scheduled Delivery Window”	means the period from 15 November 2021 to 30 November 2021, both dates inclusive.
“Security Agent”	means Nordea Bank ABP, Filial i Norge or such other entity acting as Security Agent as notified by Owner to Charterer from time to time.
“Service Excusable Event”	has the meaning given to it in the OSA.
“Senior Management”	means the board of directors and executive officers of the respective Parties.
“Service Failure Compensation”	means Charterer’s compensation for breach of the Performance Warranties by way of reduction of the Daily Service Fee and/or the Daily Hire (as applicable) pursuant to Clause 15.
“Shelf State”	means Jamaica, or, as applicable, any other shelf state of an Applicable Jurisdiction.
“SIGTTO”	means the Society of International Gas Tanker and Terminal Operators or any successor body of the same.
“SOFR”	means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a

36

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

successor administrator) on the Federal Reserve Bank of New York’s Website.
“Specifications”	means the particulars of the Vessel set forth in Schedule I – Particulars of Vessel.
“SPV Owner”	is defined in Clause 2.7(b).
“Standard Performance Period”	means a period of ***** running consecutively throughout the Charter Period; the first of which commences on the Acceptance Date and ends ***** thereafter.
“Substitute Vessel”	is defined in Clause 7.8(a).
“Supplemental Invoice”	is defined at Clause 11.2.
“Supplemental Invoice Due Date”	is defined at Clause 11.2.
“Tax” or “Taxes”

means all forms of taxation (whether direct or indirect) and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, charges, fees, contributions and levies, in each case, in the nature of taxation including (without limitation), corporation tax, supplementary charge, revenue tax, income taxes, sales taxes, use taxes, stamp duty, transfer taxes, gross income taxes, value added taxes, general consumption tax, crew personnel income taxes, social contribution taxes, employment taxes, government royalties, Customs Duties, excise duties and environmental taxes and levies and withholding taxes, together with all penalties and interest relating thereto and any penalties, interest and surcharges in respect of the associated reporting and compliance requirements relating to the movement of goods (including to all Relevant Items and the Gas Heater) and provision of services, wherever or whenever imposed.

37

“Terminal”

means the plot at the FSRU Site necessary for mooring the Vessel at the jetty and all necessary infrastructure, including the loading platform,

the offshore jetty and mooring system for the Vessel, sufficient mooring facilities for LNG Carriers to be berthed alongside the Vessel, an emergency shutdown system, a fire and gas detection system and jetty firefighting system, and a natural gas pipeline for transportation of regasified LNG connecting the jetting and mooring system to the receiving jetty. The Terminal does not include the Vessel.

“Total Assets”

means the total book value of all the assets of the HMLP Group as shown in the latest published audited consolidated balance sheet or the latest published interim consolidated balance sheet of HMLP which would, in accordance with the Accounting Principles, be classified as assets of the HMLP Group, excluding the marked-to-market value of any derivative transactions.

“Total Loss”	means the actual total loss of the Vessel.
“United States” or “US”	means the United States of America.
“United States Dollars”, “$”, “US$” or “USD”	means the lawful currency of the United States of America.
“Vessel”	is defined in Clause 2.1 and means the vessel to be used as a floating, storage and regasification unit under this Charter.
“Vessel Substitution”	is defined in Clause 7.1(c).
“Wilful Misconduct”

means:

(a)

any act or omission (whether sole, joint  or concurrent) by the relevant Party which was intended to cause, or which was in reckless disregard of, or wanton indifference to, harmful consequences such Party knew, or should have known, such act or omission would have on the

38

safety or property or interests of another Party or on the environment; and

(b)

any act or omission (whether sole, joint or concurrent) by the relevant Party which was a deliberate and intentional breach of such Party’s obligations under either this Charter or the OSA,

and, in each such case, shall apply solely to the act or omission by Senior Management.

1.1	Interpretation
(a)	Unless the context otherwise requires, a reference to the singular shall include a reference to the plural and vice-versa, and a reference to any gender shall include a reference to the other gender.
(b)

The Schedules attached hereto shall form part of this Charter. Unless the context otherwise requires, a reference to the preamble, any clause, schedule or section shall be to the preamble, Clause, Schedule or Section (forming part of a Schedule) of this Charter.

(c)	The headings of the Clauses and Schedules in this Charter are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Charter.
(d)	References to a Party to this Charter or any other agreement ancillary thereto shall be deemed to include its permitted successors and assigns.
(e)	The words ‘written’ and ‘in writing’ include facsimile, printing, engraving, lithography, photography, email or other means of visible reproduction.
(f)

Any reference to any ordinance or statute shall be deemed to be references to that ordinance or statute as from time to time amended or re-enacted and shall include subsidiary legislation made thereunder.

(g)	Any reference to an ‘order’ includes any judgment, injunction, decree, determination, declaration or award of any court or arbitral or administrative tribunal.
(h)	The words ‘include’ or ‘including’ shall be deemed to be followed by ‘without limitation’ or ‘but not limited to’ whether or not they are followed by such words.
(i)

Any reference to a ‘day’ shall be construed as: (i) when used in connection with the application of a specification or the measurement of the Vessel’s performance, a period of twenty-four (24) consecutive hours beginning at the

39

time such specification is to be applied or such performance measured, as the case may be, and (ii) when used in all other cases (except as the defined terms “Banking Day” or “Business Day”), a calendar day (including Saturdays, Sundays and legal holidays in the location of the party charged with the action to which the number of days expended is relevant).

(j)	Any reference to the calendar shall be construed as reference to the Gregorian calendar.
(k)

Any reference to a ‘month’ means a period commencing on a day in a calendar month and ending on the day before the corresponding day in the next calendar month or, if there is none, ending on the last day of the next calendar month.

(l)

Any reference to this Charter or any other agreement or document is a reference to this Charter or, as the case may be, the relevant other agreement or document as from time to time amended, supplemented or novated.

(m)	Any reference to the act or omission of Owner shall include any act or omission of the Contractor under the OSA.
(n)	In the event of any conflict between the body of this Charter and its Schedules, this Charter shall be interpreted in accordance with the following priority:

(1)body of this Charter;

(2)Schedule I – Particulars of Vessel; and

(3)any other Schedules to this Charter.

2.	Vessel to be Chartered
2.1	The Vessel

Owner shall provide a vessel to be hired under this Charter which has the Specifications set forth at Schedule I – Particulars of Vessel, with builder’s hull number 2550, together with all its appurtenances, machinery, equipment and fittings (the “Vessel”). Owner shall ensure that the Vessel shall comply: (i) in all material respects with the description set forth in Schedule I – Particulars of Vessel for the purposes of Contractor providing FSRU Services under the OSA; and (ii) with the other provisions of this Charter.

2.2	Vessel Documents

The Vessel shall be properly documented on Arrival in accordance with the laws of the Registry, the requirements of the Classification Society and, subject to the provisions of Clauses 9.1(f), 9.1(g), and applicable Law.

40

2.3	Vessel Classification
(a)

Owner shall cause the Vessel to be classed by DNV-GL or ABS or another internationally recognized classification society member which is a member of IACS (“Class”, “Classification” or “Classification Society”) and in such a way as to eliminate the need for dry-docking for the duration of the Charter Period provided that during such period the Vessel shall be utilised only for regasification services (and/or Reload Operations and/or Gas Up / Cool Down Operations) and shall not be utilised in LNGC Mode. Such Class and dry-docking exemption shall be maintained by Owner throughout the Charter Period, unless the Parties otherwise agree to change the Class (and Charterer shall not unreasonably withhold, condition or delay any approval to change the Classification Society which may be requested by Owner from time to time). Owner shall not take any action that will or is likely to jeopardize the Vessel’s Classification. Any cost associated with the election of the Classification Society will be for Owner’s account. Owner shall arrange and pay for all Class renewal surveys required by the Classification Society (save if such Class renewal surveys are required by any Governmental Authority of the Applicable Jurisdiction). Owner shall be responsible for submitting applications for all necessary licenses, approvals, consents, concessions, permits, Authorizations, certifications of certificates and documentation relating to compliance with the requirements of the Classification Society and the Flag State. Charterer shall ensure that Owner and Contractor have access to the cargo tanks for inspection as reasonably required to ensure compliance with Class.

(b)

Owner shall advise Charterer immediately, in writing, should the Vessel fail any inspection by the Classification Society or a Governmental Authority. Owner shall simultaneously advise Charterer of its proposed course of action to remedy the deficiencies that caused the failure of such inspection and/or the measures which Owner proposes to take to comply with applicable Laws.

(c)

Owner shall provide Charterer promptly upon request, as often and at such intervals as Charterer, acting reasonably, elects, with any certificates or other documentation maintained by the Classification Society or Registry with respect to the Vessel as may reasonably be required by Charterer.

(d)	Owner shall notify Charterer if the Classification Society issues any recommendation or memorandum in respect of the condition or classification of the Vessel.
2.4	Vessel Registry

Owner shall cause the Vessel to be registered under the laws and flag of the Flag State (the “Registry”). Such Registry shall be maintained by Owner throughout the Charter Period, except as may otherwise be agreed between the Parties. Consent by either Party to the other Party’s request for any change of Registry shall not be

41

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

unreasonably withheld, conditioned or delayed. Any cost associated with or arising from a change of Registry shall be for the account of the Party who requests the change of Registry. Notwithstanding anything to the contrary in this Clause 2.4, Owner may, at any time prior to the Actual Arrival Date, freely change the Registry to any Flag State.

2.5	No Dry-Docking
(a)

Owner shall ensure that subject to the terms and conditions of this Charter, at the Actual Arrival Date, and throughout the Charter Period, the Vessel shall be able, and shall be classified, to fully operate at the FSRU Site for a period at least equal to the Charter Period, without the need for dry-docking (unless required by a Governmental Authority of the Applicable Jurisdiction) provided that:

(i)	during such period the Vessel shall be utilised only in FSRU Mode (including for Reload Operations and/or Gas Up / Cool Down Operations) and shall not be utilised in LNGC Mode;
(ii)

during such period the Vessel does not suffer any hull damage: (i) while in FSRU Mode; or (ii) as a result of being required to leave the FSRU Site because of Excusable Event, Adverse Weather Conditions or any event of Force Majeure; or otherwise at the direction of Charterer;

(iii)

subject to approval from the Classification Society, Flag State and Shelf State, Owner shall be entitled to carry out in-situ hull inspections and/or any reclassification of the Vessel, in each such case, as may be required to satisfy the Classification Society and/or Registry that no extended dry-docking (which requires the Vessel to depart from the Terminal) is required during the Charter Period; and

(iv)

Owner shall be responsible for all the approvals and certification from the Classification Society and the Registry (but not any Governmental Authority of the Applicable Jurisdiction) necessary to obtain and maintain the necessary dry-docking exemptions.

(b)

For the avoidance of doubt, if Owner is required to carry out any extended dry-docking (which requires the Vessel to depart from the Terminal) then such dry-docking shall be subject to approval from the Classification Society, Flag State and Shelf State.

(c)	Owner shall provide Charterer with a Dry-Docking Exemption Confirmation no later than ***** days after Arrival.

42

2.6	Licences and approvals
(a)	Owner shall apply for all Authorizations and documentation required for compliance with the requirements of the Classification Society and the Flag State.
(b)

Except for the Authorizations which Charterer is required to obtain, renew or maintain pursuant to Clause 9.1(f), Clause 9.1(g) and/or Clause 2.6, and subject to Charterer’s performance of its obligations under Clause 9.1(f), Clause 9.1(g) and/or Clause 2.6, Owner shall (to the extent permitted to do so by applicable Law) maintain at its own cost all of the Authorizations required for the performance of Owner’s obligations under this Charter which are (i) applied for and obtained by Owner in its name (which shall be set out in Part A of Schedule XVI – Authorization Schedule); and (ii) applied for and obtained by Charterer in the name of Owner (which shall be included and specified as such in Part B of Schedule XVI – Authorization Schedule), in each case pursuant to Clause 9.1(g). Any Authorizations not expressly set out in Schedule XVI – Authorization Schedule shall be obtained and maintained by Charterer at its cost and expense save that if such an Authorization can only be obtained and/or maintained by Owner in its own name (“Owner Only Additional Authorization”) then Owner shall use its best endeavours to obtain and/or maintain (as applicable) such Authorization, at Charterer’s cost and expense.

(c)

Notwithstanding anything to the contrary herein, if any Authorizations which Charterer is obliged to obtain and maintain under the applicable Laws of the FSRU Site impose requirements with respect to the Vessel with which the Vessel is not capable of compliance; or restricts the Vessel (or Owner) from performing its obligations in accordance with the terms of this Charter, then:

(i)	Owner shall notify Charterer without delay and the Parties shall meet as soon as reasonably possible and seek to agree (acting reasonably and in good faith) how to proceed;
(ii)

no Event of Charterer’s Default shall occur under Clause 23.2(h) unless the failure to comply with the Authorizations is attributable to the act or omission of Charterer or its Affiliates including Charterer’s failure to provide any required information which would be reasonably expected to be provided by Charterer (taking into consideration the anticipated requirements of such Authorizations); and

(iii)

no Event of Owner’s Default shall occur under Clause 23.1(m), unless (A) the Vessel fails to comply with the requirements of such Authorization following Owner effecting any modification to the Vessel undertaken to remedy such non-compliance or restriction; (B) such non-compliance or restriction results from non-compliance of the Vessel with the Specifications and therefore needs to be remedied by Owner; or (C)

43

the failure to comply with the Authorizations is attributable to the act or omission of Owner or its Affiliates, including Owner’s failure to provide any required information which would be reasonably expected to be provided by Owner (taking into consideration the anticipated requirements of such Authorizations).

2.7	Representations and warranties in respect of novation, Approved Mortgage and Quiet Enjoyment Agreement

Owner hereby represents and warrants to Charterer that the following shall occur:

(a)

on the Execution Date, SPV Owner shall provide a Quiet Enjoyment Agreement executed by the Mortgagee and in the form set out at Part A of Schedule X – Form of Quiet Enjoyment Agreement save for minor logical changes; and

(b)	prior to Arrival:
(i)	the registered owner of the Vessel as at the Execution Date shall transfer the Vessel to a new registered owner (“SPV Owner”) which shall be a member of the HLNG Group or HMLP Group;
(ii)	Owner shall novate this Charter to SPV Owner pursuant to Clause 12.2(b);
(iii)

the Owner/Contractor Guarantor shall reissue the Owner/Contractor Guarantee on the same terms save that: (i) SPV Owner is defined as the “Owner” therein and is one of the Guaranteed Companies as defined therein; and (ii) the words “(except those obligations of Owner during any period when Owner and Guarantor are the same entity”) therein are deleted;

(iv)	SPV Owner shall enter into an Approved Mortgage with the relevant Mortgagee; and
(v)	SPV Owner shall provide a Quiet Enjoyment Agreement executed by the Mortgagee as contemplated by Clause 21.3.
3.	Charter Period
3.1	Charter Period

Subject to the other provisions of this Clause 3 or as otherwise agreed between the Parties, the term of this Charter shall be from the Actual Arrival Date to but not including the date one hundred twenty (120) months following the Actual Arrival Date (the “Charter Period”).

44

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

3.2	Extension of Charter Period.

Not less than ***** months prior to expiry of the Charter Period, Charterer may extend the Charter Period for an additional twelve (12) months by written notice to Owner, and the terms and conditions of this Charter shall continue to apply during such additional twelve (12) month period (the “Extension Period”) and references to the Charter Period shall be construed accordingly.

3.3	Co-termination

Without prejudice to the provisions of the OSA, the Parties hereby agree that:

(a)	if this Charter terminates or is terminated by either Party for any reason whatsoever, then:
(i)	Owner shall procure that Contractor terminates the OSA; and
(ii)

(unless Contractor has already terminated) Charterer shall terminate (or shall procure that the Customer terminates) the OSA, in each case, with effect on the same date as this Charter so terminates; and

(b)	if the OSA terminates for any reason whatsoever, then this Charter shall automatically terminate on the same date as the OSA so terminates.
4.	Use of Vessel
4.1	In FSRU Mode the Vessel shall be used as an FSRU in situ at the FSRU Site with Contractor providing the FSRU Services pursuant to the OSA on the terms and subject to the conditions in the OSA.
4.2	Charterer and Owner shall jointly evaluate power-to-shore as an additional service with a view to providing mutual benefit to both Parties.
5.	Inspection and Importation

5.1Vessel Inspection

(a)

Charterer and Charterer’s Personnel shall have the right, upon reasonable prior written notice (and at Charterer’s cost and expense), to inspect the Vessel upon Arrival and, from time to time, during the Charter Period, provided that such inspection does not interfere with the safe or efficient operation of the Vessel.

(b)

Charterer shall ensure that any inspection of the Vessel undertaken or commissioned by Charterer, or any of its representatives, pursuant to this Clause 5.1, or as otherwise permitted under the terms of the Charter does not

45

(c)

unduly delay or disrupt Arrival, Commissioning or the undertaking of Performance Tests or the safe or efficient operation or maintenance of the Vessel. Charterer shall compensate Owner for any and all Damages suffered by any Owner Indemnified Party in connection with any such undue delay or disruption, including without limitation, the payment of Daily Hire to Owner in respect of any resulting delay to Arrival, Commissioning or operation of the Vessel.  Charterer shall further procure that prior to boarding the Vessel, all Charterer Personnel shall have entered into Owner’s standard letter of indemnity. Owner shall not be obliged to give access to the Vessel to any Person who has not signed such letter of indemnity.

(d)	Owner shall provide all necessary cooperation and assistance and shall afford all necessary accommodation in respect of the above rights of inspection pursuant to Clause 5.1, provided however that:
(i)

save as provided in Clause 5.1(b), neither the exercise nor the non-exercise, nor anything done or not done in the exercise or non-exercise, by Charterer of such rights shall in any way reduce the Master’s or Owner’s authority over, or responsibility to Charterer or third parties for, the Vessel and every aspect of its operation, nor increase Charterer’s responsibilities to Owner or third parties for the same;

(ii)

save as provided in Clause 5.1(b) and subject to Clause 18, Charterer shall not be liable for any act, neglect or default by itself, its servants or agents in the exercise or non-exercise of such rights;

(iii)	all reasonable and documented costs incurred in relation to such inspection shall be for Charterer’s account, provided that any costs have been disclosed to and approved by Charterer in advance;
(iv)	any inspection carried out by Charterer shall be made without interference or hindrance to the Vessel’s safe and efficient operation; and
(v)	any overnight stays shall be subject to the provisions of the OSA applicable to super-numeraries.
5.2	Compatibility with the Terminal
(a)

Owner shall ensure that as at the Actual Arrival Date the Vessel will be, and at all times thereafter remains, compatible with the Terminal specifications set forth in Schedule XIII – Charterer’s Facilities and Rely Upon Data, which may not be amended save only for any modification to such specifications as are necessary to reflect any changes to the Terminal to the extent agreed or required pursuant to Clause 6.1, and subject always to the provisions of Clause 5.2(c) below. For these purposes the Parties agree that Owner has not inspected the Terminal physically and relies entirely on the contents, completeness and correctness of the Rely Upon Data.

46

(b)	Charterer shall be responsible to ensure that the Terminal will be, and at all times remain, compatible with the Vessel.
(c)

Notwithstanding the provisions of Clause 5.2(a) and Clause 6.3, if, following the Execution Date, either (i) Charterer makes any modifications or adjustments to the Terminal or to the Terminal’s specifications set forth in Schedule XIII – Charterer’s Facilities and Rely Upon Data, and this requires any modifications or adjustments to the Vessel to ensure its compatibility with the Terminal, or (ii) Owner determines (acting reasonably) that the Rely Upon Data is inaccurate or incomplete, then, in each such case, Charterer shall be responsible for the costs of all such modifications and adjustments to both the Vessel and the Terminal and the Vessel shall be on-hire during such period required to effect such modifications or adjustments. For these purposes the Parties agree that Owner has not inspected the Terminal physically and relies entirely on the contents, completeness and correctness of the Rely Upon Data.

(d)

Owner shall provide to Charterer or Charterer’s Personnel such information that it has regarding the Vessel as reasonably requested by Charterer and which may be reasonably necessary to verify the compatibility of the Terminal with the Vessel.  Such information shall include drawings with sufficient detail to allow Charterer and any competent Governmental Authority to evaluate the compatibility of gangways, unloading arms, communications systems, mooring lines, breasting points, information regarding the Vessel’s compliance with applicable Law at the Terminal, the Vessel’s unloading rate, maximum draft and other physical dimensions.  Charterer shall be entitled to request Owner further information as reasonably required for ensuring compatibility during development of the Terminal.

(e)

Without prejudice to the provisions of this Clause 5.2, if any incompatibility between the Vessel and the Terminal arises, the Parties shall (if requested by either Party) meet and discuss the steps to be taken, if any, to alter or modify the Vessel or Terminal to rectify such incompatibility, save that any alteration or modification to the Vessel shall be subject to acceptance of Owner, which shall not be unreasonably withheld, conditioned or delayed. Unless otherwise agreed between the Parties, any such modification to the Vessel shall be dealt with in accordance with the provisions of Clause 5.2(c).

5.3	Marking of Vessel

Owner shall be entitled to paint the Vessel’s funnel in its own colours and display the house flag thereon. Charterer shall be entitled to add its logo to the Vessel’s hull at Charterer’s cost.

47

5.4	Importation of the Vessel and spare parts
(a)

Charterer shall have responsibility for the importation of the Vessel and the Relevant Items and the Gas Heater into the Applicable Jurisdiction and shall make arrangements directly with all competent Governmental Authorities for the entry of the Vessel and all Relevant Items and the Gas Heater into the Applicable Jurisdiction.  Subject to Clauses 2.3 and 2.4, Charterer shall make arrangements, at Charterer’s cost and expense, for the release, survey and registration of the Vessel and all Relevant Items and the Gas Heater.

(b)

At Charterer’s request, with reasonable prior notice, Owner shall supply all necessary information and records in its possession to Charterer relating to the temporary or permanent importation of the Vessel and all Relevant Items and maintain all necessary records and deliver the same to Charterer.

5.5	Foreign Trade
(a)

Charterer shall be the importer of record and, as necessary, export the Vessel, all Relevant Items, the Gas Heater and all spare parts with the costs of importation and/or exportation to be for Charterer’s account.

(b)

Charterer shall have sole responsibility and liability for (i) all costs related to the importation of the Vessel and all Relevant Items and the gas heater to be installed on the Vessel at the FSRU Site and further described in the section headed “Design Regas Temperature at Vessel HP flange” in Schedule I – Particulars of Vessel and any auxiliary or spare parts as may be required to operate and maintain the gas heater (the “Gas Heater”), including Taxes, and the Vessel’s and all Relevant Items and the Gas Heater’s return abroad under this Charter, and (ii) the customs clearance of Relevant Items and the Gas Heater along with the costs of storage or warehousing that is incurred prior to the completion of the customs clearance. The foregoing obligation on Charterer extends as well to any items which may have to be permanently imported.

(c)

In the event this Charter is terminated or expires, the Vessel and all Relevant Items and the Gas Heater shall depart from the Applicable Jurisdiction as soon as reasonably practical after the Vessel has been redelivered to Owner in accordance with the provisions of this Charter, and Charterer shall immediately obtain authorization to re-export the Vessel and the Relevant Items and the Gas Heater.

(d)

Charterer shall be responsible for any costs, expenses or other liabilities incurred in relation to any Taxes imposed, if any, or any other expenses incurred after termination of this Charter and with respect to taxable events occurring after termination of this Charter. The Vessel (and all applicable Relevant Items and the Gas Heater) shall depart the Applicable Jurisdiction’s

48

waters as soon as is reasonably practicable and in compliance with safety and other applicable regulations.

(e)	Charterer shall promptly at its cost provide all reasonably requested assistance to Owner in respect of Owner complying with its obligations under this Clause 5.5.
5.6	Miscellaneous
(a)

Charterer shall comply with any Law regarding the Vessel and all Relevant Items and the Gas Heater, any amendments thereto or substitute regulations, and with the specific rules of any special regimes that may be enacted during the Charter Period which may apply to this Charter.  Charterer shall provide the requisite security pursuant to the applicable legislation.

(b)

Unless this Charter provides to the contrary, Charterer shall be liable for any actions or measures deemed necessary by the relevant Governmental Authorities in relation to any and all import licenses, import declarations and export registrations and any other compliance requirements relating to the Vessel and all Relevant Items and the Gas Heater.

(c)

Charterer shall, at Owner’s request, submit evidence of Charterer’s compliance with all import/export regimes applied to the Vessel and the Relevant Items and the Gas Heater (including any necessary record keeping) and the regular standing of the operations, regarding import and/or export of the Vessel and all Relevant Items and the Gas Heater.

6.	Change in Law and Changes to the Vessel
6.1	Change in Law

If, by reason of any Change in Law, any improvement, structural changes, change in specification or any other modification or new equipment become compulsory for the operation of the Vessel and/or the performance of the Charter Activities at the FSRU Site, or Owner or any Affiliate of Owner is required to make any changes or take any actions in respect of insurance, equity ownership, Tax compliance and/or control of Owner or Contractor, financial responsibility in respect of the Vessel or management or operation of Owner, Contractor or the Vessel, in each such case, to ensure that Owner and Contractor can continue to comply with their respective obligations under this Charter or the OSA with no incremental liabilities being assumed from such Change in Law by either Owner or Contractor on the basis of the existing financial and risk position, (“Change in Law Required Actions”). Owner shall make, implement or effect such Change in Law Required Actions or where applicable cause its Affiliate to do so, and the costs associated therewith shall be allocated as set out in Clause 6.3.

49

6.2	Other Changes to the Vessel

At any time after the date hereof Owner shall make all such modifications to the Vessel as may be required by the Vessel’s Classification Society or Registry, or as otherwise provided under the terms of this Charter. Save as provided in Clauses 5.2 or 6.1, Owner shall not make (or permit to be made) any material alterations to the Vessel after the Actual Arrival Date without Charterer’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

6.3	Cost and Hire Status
(a)

The cost of work or other activities or actions required to implement or effect the Change in Law Required Actions or other modifications of whatever nature, as set forth in Clauses 5.2, 6.1 and 6.2 (the “Implementation Requirements”) shall be the documented cost thereof (including any internal resources and associated expenses) and the time taken for such Implementation Requirements shall, if following the Actual Arrival Date, be deemed to include all time in which the Vessel is incapable of providing or commencing the FSRU Services in connection with such Implementation Requirements and/or the reasons therefor (including any time spent away from the Terminal or out of service while the Implementation Requirements are effected).

(b)

Where the time taken and cost of any Change in Law Required Actions (including any Implementation Requirements) is the responsibility of Charterer under the terms of this Clause 6 or of Customer under the terms of the OSA, Owner shall be entitled to payment thereof in accordance with Clause 6.3(c).

(c)	The direct cost of any Change in Law Required Actions (including any Implementation Requirements) required:
(i)	by Charterer; or
(ii)

by an Applicable Jurisdiction Change in Law (and not due to the incorporation of applicable international standards into the law or regulations of the Applicable Jurisdiction) and any incremental Tax incurred by Owner or any Affiliate of Owner as a result of the Applicable Jurisdiction Change in Law (including by way of deduction or withholding), shall, in each such case, be borne by Charterer, and Hire shall be payable for any delay caused thereby, including the duration required to carry out any such Implementation Requirements.

(d)	The cost of any Change in Law Required Actions (including any Implementation Requirements) required (except to the extent this constitutes

50

a change for which Charterer is responsible pursuant to the provisions of Clause 6.3(c) above):

(i)	by the Classification Society;
(ii)	by the Registry; or
(iii)	by a Change in Law other than an Applicable Jurisdiction Change in Law,

shall, in each such case, be borne by Owner. In the event that such Change in Law Required Actions or Implementation Requirement occurs after the Acceptance Date, Hire shall not be payable for any delay caused thereby, including the duration required to carry out any such Implementation Requirements and the Vessel shall be treated as Off-Hire pursuant to Clause 14, and fuel consumed including Boil-Off, and the cost of cargo system warm-up, gas freeing, inerting and thereafter returning the Vessel to the ready-to-load condition, shall be for Owner’s account.

6.4	Notice and Consultation
(a)	Where Change in Law Required Actions are required, Owner shall provide details of such Implementation Requirements to Charterer including:
(i)	the nature of the Implementation Requirement to be performed;
(ii)	the location for the performance of such Implementation Requirement;
(iii)	the estimated duration of the Implementation Requirement;
(iv)	the estimated cost of the Implementation Requirement; and
(v)	the dates on which the Vessel will be taken out of service and is expected to return to service, if required.
(b)

The Parties shall consult each other in good-faith to determine the schedule for the Implementation Requirement constituting work which is required to be performed on the Vessel and if in dispute, the party to bear the costs of the work.

7.	Delivery, Redelivery and Cancelling

7.1Scheduled Delivery Date, Place and Mode

(a)

The Vessel shall be delivered by Owner to Charterer at the Terminal no later than a date to be notified by Owner pursuant to Clause 7.1(b), which shall be within the Scheduled Delivery Window (the “Scheduled Delivery Date”).

51

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)

Owner shall give Charterer ***** days’ prior notice of the Scheduled Delivery Date, together with notice of the volume of LNG required pursuant to Clause 7.4(d), to be followed by notice of delivery ***** days prior to delivery.

(c)

The Parties acknowledge that (i) the Vessel is currently under charter as an LNG carrier pursuant to the FSRU LNGC TCP, subject to the right of Owner to substitute an alternative LNG carrier for the Vessel under certain circumstances. Charterer has agreed to arrange for the chartering of the LNG carrier Golar Penguin (the “Golar Penguin”), to an Affiliate of Owner that shall be substituted for the Vessel under the FSRU LNGC TCP (the “Vessel Substitution”) on the mutual understanding that the Golar Penguin will be chartered to Owner or an Affiliate of Owner for use as an LNG carrier on similar terms as set out in the FSRU LNGC TCP for the remaining term of the FSRU LNGC TCP. Notwithstanding the foregoing paragraphs (a) and (b), if the Vessel Substitution is effected, the Scheduled Delivery Date shall be (A) the date that falls ***** days after the date on which the charterer under the FSRU LNGC TCP releases the Vessel therefrom pursuant to the terms thereof; or (B) such other date as may be mutually agreed by the Parties.

(d)

Charterer shall, no later than ***** days after the Execution Date,  notify Owner in writing as to whether Owner shall deliver the Vessel in FSRU Mode or, subject to Clause 7.4(b), LNGC Mode. If Charterer does not give Owner notice within such time period, Owner shall deliver the Vessel in FSRU Mode.

7.2	Arrival
(a)

The Vessel shall arrive at the Terminal on or before the Scheduled Delivery Date, provided that Charterer may allow the Vessel to berth at the Terminal before the Scheduled Delivery Date at its sole discretion. If the Vessel arrives in FSRU Mode, the commissioning of the Vessel and Performance Tests shall commence as soon as reasonably practical after the Actual Arrival Date.

(b)

Upon Arrival, the Parties shall promptly execute a Certificate of Arrival to confirm the Vessel’s Arrival as of the Actual Arrival Date. This Certificate of Arrival shall also include confirmation of the quantity of Bunkers and LNG on board at the time of Arrival.

(c)

If the Vessel is delivered in LNGC Mode the condition of the tanks shall be specified in the LNGC Mode TCP. If the Vessel is delivered in FSRU Mode the Vessel shall have cargo tanks containing LNG vapour, inert gas or fresh air, at Owner’s option.

52

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

7.3	Late Arrival
(a)	Charterer may at any time request Owner to provide a written estimate of the actual date (and time) on which Arrival will occur.
(b)

If Arrival of the Vessel has not occurred by the later of (i) the Scheduled Delivery Date (as adjusted according to the terms of Clause 7.1(c), if applicable); or (ii) 30 November 2021 (the “LD Longstop Date”), then in each such case, Owner shall pay to Charterer delay liquidated damages at a rate equal to the Daily Hire up to a maximum of ***** days, from (and excluding) the LD Longstop Date to (and including) the date on which Arrival occurs (the “Late Delivery LDs”), provided always that Late Delivery LDs will not be payable in respect of any time lost due to an Excusable Event, Force Majeure, or Adverse Weather Conditions.

(c)

Late Delivery LDs shall accrue for each day or part of day from (and excluding) the LD Longstop Date to (and including) the date on which Arrival occurs, and may be invoiced by Charterer to Owner upon the end of each ***** day period from the LD Longstop Date during which (or part of which) such Late Delivery LDs apply. Owner shall pay any Late Delivery LDs within ***** days from receipt of a duly supported invoice from Charterer, delivered in accordance with Clause 11.2.

(d)

Notwithstanding anything else contained herein, the maximum liability of Owner for Late Delivery LDs under this Charter shall under no circumstances exceed the aggregate amount of ***** days multiplied by Daily Hire.

(e)

The payment or collection of Late Delivery LDs shall not relieve Owner from its obligations under this Charter to diligently complete the requirements for Arrival of the Vessel. The Parties agree that Charterer’s entitlement to claim such Late Delivery LDs is commercially justified, reasonable and proportionate to the legitimate interests of Charterer and does not constitute a penalty. Owner and Charterer further acknowledge and agree that Charterer’s right to receive Late Delivery LDs pursuant to this Clause 7.3, together with Charterer’s right to terminate this Charter under Clause 23.4(a) and Owner’s obligation to compensate Charterer for its costs in respect of obtaining a replacement Vessel in accordance with Clause 23.5(a), shall be Charterer’s sole and exclusive remedy for delay in delivery of the Vessel.

7.4	Commissioning and Performance Tests
(a)

Owner shall present to Charterer, for its approval, the Commissioning Protocol by no later than ***** days prior to the Scheduled Delivery Date (or such later date to be agreed between the Parties). Charterer shall agree or provide reasonable comments to the proposed Commissioning Protocol

53

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

within ***** days from receipt of the Commissioning Protocol. The Parties agree to conclude the Commissioning Protocol within a further ***** days from the end of the ***** day period, which shall be based on Owner’s draft adjusted to reflect Charterer’s reasonable comments and to comply with the Commissioning Protocol thereafter, except if Clause 7.3 or Clause 7.6 applies.

(b)

The Vessel may only be delivered in LNGC Mode if the Parties have, no later than the Execution Date, executed an LNGC Mode TCP which governs such delivery, otherwise the Vessel shall be delivered in FSRU Mode and the remainder of this Clause 7.4 shall apply. If the Vessel is delivered in LNGC Mode, then the Parties shall comply with the remainder of this Clause 7.4 on and from the date when the Vessel arrives at the FSRU Site following Charterer’s subsequent instruction that the Vessel enter FSRU Mode and the Parties shall, when agreeing the LNGC Mode TCP, also agree the replacement time period to apply in respect of the first paragraph of Clause 7.4(c).

(c)

Owner shall have a ***** day period (starting on and from the day following the Actual Arrival Date) to perform the Commissioning (“Commissioning Period”). Charterer shall procure the delivery of sufficient LNG under this Charter to allow for the gassing up and cool-down of the Vessel, Commissioning of the Vessel and the Performance Tests. The Commissioning Period shall be used solely for performance of Owner’s expressly designated scope of work in respect of the Commissioning, and any time taken by Charterer or any other Person incidental to Commissioning, including gassing up and/or cool-down of the Vessel and loading LNG onto the Vessel, shall not count towards such ***** day period.

(d)

Owner shall, acting reasonably, provide written notice to Charterer together with Owner’s notice of the Scheduled Delivery Date provided pursuant to Clause 7.1(b), specifying the anticipated aggregate volume of LNG required during the Commissioning and Performance Tests in order to achieve Acceptance.

(e)	Charterer undertakes to provide all reasonable cooperation to Owner to enable the Performance Tests to be undertaken as early as reasonably possible following Arrival.
(f)

Charterer shall be required to accept the Vessel for all purposes of this Charter related to its performance in FSRU Mode provided that Owner causes the Vessel to complete the Performance Tests and demonstrates that the Vessel meets the Required Performance Levels (subject to Clause 7.4(i) below), which shall be evidenced by the execution and delivery by the Parties of a Certificate of Acceptance in accordance with Clause 7.5.

54

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(g)	Both Parties agree to use reasonable endeavours to ensure the Performance Tests (when applicable) are undertaken and completed without unreasonable delay.
(h)	Subject to Clause 7.8, if Commissioning has not been successfully completed within the Commissioning Period:
(i)

unless due to an Excusable Event, Force Majeure, or Adverse Weather Conditions, Owner shall pay liquidated damages to Charterer at a rate equal to the Daily Hire up to a maximum of ***** days, from (and excluding) the final day of the Commissioning Period to (and including) the date on which Acceptance occurs or Charterer exercises the Acceptance Option (“Late Commissioning LDs”). The Parties agree that Charterer’s entitlement to claim such Late Commissioning LDs is commercially justified, reasonable and proportionate to the legitimate interests of Charterer and does not constitute a penalty, and are in lieu of any actual damages. Owner and Charterer further acknowledge and agree that Charterer’s right to receive Late Commissioning LDs pursuant to this Clause 7.4, together with Charterer’s right to terminate this Charter under Clause 23.4(a) and Owner’s obligation to compensate Charterer for its costs in respect of obtaining a replacement Vessel in accordance with Clause 23.5(a), shall be Charterer’s sole remedies for delay in Commissioning; and

(ii)

the Vessel shall be Off-Hire and shall remain Off-Hire until the earlier of (x) the date upon which Owner causes the Vessel to complete the Performance Tests and demonstrate that the Vessel meets the Required Performance Levels; (y) Charterer has exercised the Acceptance Option; or (z) termination of this Charter by Charterer pursuant to Clause 23.1(f).

(i)

If the Vessel fails to achieve Commissioning before the end of the Commissioning Period, then unless due to an Excusable Event, Force Majeure, or Adverse Weather Conditions, Charterer shall (without prejudice to its right to claim Late Commissioning LDs pursuant to Clause 7.4(h)) have the right to accept the Vessel (“Acceptance Option”).

7.5	Certificate of Acceptance

The Performance Tests shall be witnessed by an independent third party expert (from either Lloyds, ABS or DNV) (“ITE”) and the ITE shall be jointly appointed by the Parties no later than ***** days after the date of this Charter (or such later date to be agreed between the Parties) and if the Parties fail to agree upon the identity of such jointly appointed ITE within such ***** day period then such ITE shall be appointed upon the request of either Party by the International Centre for Expertise of the ICC

55

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

and shall be deemed to be an Expert for the purposes of Clause 34.3. Charterer shall record the Acceptance Date (and time) in a Certificate of Acceptance (in the form of Schedule III– Form of Certificate of Acceptance) signed by or on behalf of Owner and Charterer. If Charterer does not execute the Certificate of Acceptance within ***** hours of receipt of written notice from Owner that either: (i) the Minimum Test Requirements having been satisfied; or (ii) Charterer’s election of the Acceptance Option, then the Certificate of Acceptance shall be deemed to have been executed by the Parties. Notwithstanding the foregoing, if the Parties are unable to agree within a further ***** days of such deemed execution date on whether the Minimum Test Requirements have been satisfied, either Party may request the ITE appointed pursuant to this Clause 7.5 to finally determine the matter in accordance with Clause 34.3(a) and until such date the Certificate of Acceptance shall remain deemed executed. Upon determination by the ITE, the Certificate of Acceptance shall be deemed executed on the day the Minimum Test Requirements have been satisfied as determined by the Expert in accordance with Clause 34.3(a).

7.6	Deemed Performance
(a)	If as a result of an Excusable Event, Force Majeure or Adverse Weather Conditions, either:
(i)

Arrival has not occurred on or before the original Scheduled Delivery Date (disregarding for these purposes any extension to the original Scheduled Delivery Date occurring pursuant to Clause 7.1(c)(A)); and/or

(ii)	Owner is unable to demonstrate that the Vessel meets the Minimum Test Requirements by the Scheduled Acceptance Date,

then, in each such case, the Vessel shall be deemed to have achieved the Minimum Test Requirements (“Deemed Performance”) and shall be on Hire, and Hire shall continue to be payable from 00:00 hour on: (A) in the case of (i) above, the original Scheduled Delivery Date; and (B) in the case of (ii) above, the Actual Arrival Date, in each such case for the full period of any Deemed Performance. During any period of Deemed Performance, operation of the Vessel, to the extent required, will be undertaken by the Contractor pursuant to the OSA and Charterer shall (in addition to making payment of Hire to Owner under this Charter) ensure that Customer pays the Daily Service Fee to Contractor pursuant to the OSA.

(b)

During any period of Deemed Performance, Charterer shall endeavour to cure any Excusable Event causing the Deemed Performance. Once Charterer cures such Excusable Event, or it or any other relevant event ceases to prevent Owner from performing its obligations, Deemed Performance shall end and Owner shall conduct the Performance Tests. If during a period of Deemed Performance, the Vessel reasonably demonstrates through the conduct of

56

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

operations, that it has achieved certain Minimum Test Requirements, the Vessel will be deemed to have successfully completed any corresponding Performance Tests. If the Vessel meets the Minimum Test Requirements following Deemed Performance, the Certificate of Acceptance shall be deemed issued as of the date of commencement of the period of Deemed Performance and the Charter Period shall continue therefrom. If the Vessel fails to meet the Minimum Test Requirements following Deemed Performance:

(i)	the provisions of Clause 7.4(h) shall apply; and
(ii)

if the Vessel is not able to achieve the Required Performance Levels within ***** days following the end of Deemed Performance, Charterer shall be entitled to terminate the Charter pursuant to Clause 23.1(g) or exercise the Acceptance Option pursuant to Clause 7.4(i).

7.7	Redelivery
(a)

The Vessel shall be redelivered to Owner on expiry (by effluxion of time) of this Charter at the Pilot Boarding Station with all export and legal formalities completed and confirmation from all relevant Governmental Authorities of the Applicable Jurisdiction received (in a form reasonably satisfactory to Owner) to confirm that the Vessel is cleared to depart the waters of the Applicable Jurisdiction, and a Certificate of Redelivery (as set forth in Schedule IV– Form of Certificate of Redelivery) shall similarly be completed and signed on behalf of Owner and Charterer confirming the date and time of redelivery and the quantities of bunkers and LNG on board the Vessel at the time of redelivery.

(b)

Charterer shall use its reasonable endeavours to accommodate a request from Owner to redeliver the Vessel with tanks under LNG vapours or heel of up to ***** Cubic Metres and Owner shall notify Charterer of the exact quantity of LNG vapours or heel that it requires to retain on board the Vessel no later than ***** days prior to the date of redelivery, which Owner shall accept and pay for at the price paid at the Vessel’s last place of supply before redelivery.

(c)	Charterer shall give Owner ***** and ***** days’ prior written notice of the date of redelivery.
7.8	Substitute Vessel
(a)

Owner shall, subject to Charterer’s consent (such consent not to be unreasonably withheld, conditioned or delayed) be entitled to provide a substitute vessel of the same or similar capacity and specifications and complying with the same performance criteria as applicable to the Vessel (a

57

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Substitute Vessel”), to perform this Charter. It shall not be reasonable for Charterer to withhold, condition or delay its consent for any Substitute Vessel proposed by Owner as result of any circumstances not attributable to an act or omission of Owner (including arising as a result of Force Majeure, an Excusable Event, or Adverse Weather Conditions).

(b)	If Owner requests any substitution pursuant to Clause 7.8(a), Owner must provide a notice to Charterer:
(i)	at least ***** days before such substitution if the substitution takes place prior to the completion of the Commissioning Period; or
(ii)	at least ***** days before such substitution if the substitution takes place after completing the Commissioning Period,

and Owner shall liaise with Charterer to ensure that the substitution does not impact Charterer’s schedule or impose any negative economic impact on Charterer.

(c)

If Charterer consents to the Substitute Vessel, Charterer shall enter into a quiet enjoyment agreement with the Owner Financier with regard to the Substitute Vessel that complies with the requirements set forth in Clause 21.3 for the Quiet Enjoyment Agreement.

8.	Bunkers and LNG Heel at Arrival and Redelivery
8.1	Arrival and Redelivery
(a)

On Arrival, Owner shall provide, and Charterer will accept and pay for all MARPOL 2020 compliant fuel oil and marine diesel oil (“Bunkers”) valued at the Fuel Price, and on redelivery, Owner will accept and pay for all Bunkers remaining on board at the time of such redelivery, valued at the price paid at the Vessel’s last place of supply before delivery or redelivery, as the case may be. Amounts owed under this Clause 8.1 shall be included in the first Monthly Hire Invoice issued after the Actual Arrival Date, which shall separately identify the amount payable for fuels on such Monthly Hire Invoice.

(b)

Owner shall on redelivery (whether it occurs at the end of the Charter Period or on the earlier termination of this Charter) accept and pay for all Bunkers compliant with MARPOL 2020 and LNG Heel remaining on board (provided that Owner shall not be obliged to accept and pay for more than ***** Cubic Metres of LNG Heel, unless otherwise agreed), valued respectively at the respective Fuel Price and LNG Price. For avoidance of doubt, where Owner requests more than ***** Cubic Metres of LNG Heel pursuant to Clause 7.7(b), the foregoing shall not serve to limit Owner’s obligation to accept and pay for such requested amount of LNG Heel, if provided by Charterer.

58

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(c)	The Vessel shall be delivered to Charterer:
(i)	with cargo tanks containing LNG vapour, inert gas or fresh air at Owner’s option; and
(ii)	with an adequate quantity of fuel oil, marine diesel oil and Boil-Off to allow the operation of the regasification plant at full capacity for one week.
(d)

Charterer shall use its reasonable endeavours to accommodate a request from Owner to redeliver the Vessel with tanks under LNG vapours or LNG Heel of up to ***** Cubic Metres, which Owner will accept and pay for at the price paid at the Vessel’s last place of supply before redelivery.

8.2	Sufficiency of Bunkers
(a)	Throughout the Charter Period the Vessel shall operate with at least a quantity of fuel oil and LNG sufficient to safely operate in the Terminal.
(b)

Notwithstanding anything to the contrary in this Charter, all Bunkers and LNG Heel on board the Vessel shall remain the property of Charterer or its nominee throughout the Charter Period and can only be purchased on the terms specified herein at the end of the Charter Period or, if earlier, at the termination of this Charter.

9.	Charterer’s Responsibility
9.1	Charterer shall be responsible, inter alia, for the following:
(a)

the preparations of the FSRU Site, specifically to cause the FSRU Site to be in all respects suitable for the mooring of the Vessel and for Owner to perform its obligations under this Charter and Contractor to provide the FSRU Services under the OSA and for ensuring that the FSRU Site is in all respects safe for the Vessel and the FSRU Services (and if Charterer is able to apply for such Authorizations, then Clauses 9.1(f) and 9.1(g) shall apply and Owner shall provide support to Charterer to obtain such Authorizations in a timely manner);

(b)

procuring and causing the timely construction, installation and operation of all infrastructure necessary for the mooring of the Vessel and for the transfer of LNG from LNG Carriers to the Vessel and the receipt and further distribution of regasified LNG from the Vessel;

(c)	providing berths and places which the Vessel can safely reach and from which it can return without exposure to danger, and at which the Vessel can safely

59

(d)	lie, load or discharge (as the case may be) and perform its obligations under this Charter always afloat;
(e)

arranging the legal importation of the Vessel, Relevant Items and the Gas Heater into the Applicable Jurisdiction without undue delay in accordance with Clauses 5.4, 5.5 and 5.6, including the conduct of any administrative proceedings required for such importation, and the payment of (i) all Taxes applicable to or arising out of the importation of the Vessel, Relevant Items and the Gas Heater and (ii) all Port Charges, as further provided in this Charter;

(f)

providing pilotage, fire boats, tugs, escort vessels, security measures (including guard vessels, to the extent required by maritime authorities) and any other assistance required at the FSRU Site in order for the Vessel to reach and be properly moored, stay, operate and leave the FSRU Site;

(g)

applying for, obtaining and maintaining at its own cost, at any time all Authorizations required for the performance of Charterer’s obligations hereunder including those contemplated by Clause 2.6(b) and/or non-exclusively set out in Part C of Schedule XVI – Authorization Schedule;

(h)

applying for and obtaining at its own cost all Authorizations of any Governmental Authority of the Applicable Jurisdiction required for the performance of Owner’s obligations hereunder (including in relation to the importation of spare parts and environmental license) (which shall be non-exclusively set out in Part B of Schedule XVI – Authorization Schedule), except if pursuant to applicable Law this can only be applied for and obtained by Owner in its name in which case: (i) Owner shall apply for and obtain such Authorizations as set out in Part A of Schedule XVI – Authorization Schedule and Charterer shall provide all reasonable assistance and information in connection with the application for or the renewal of such Authorizations in Owner’s name and reimburse Owner for any reasonable costs related thereto; and (ii) Clause 2.6(b) shall apply to Owner Only Additional Authorizations. Notwithstanding the foregoing Owner shall be solely responsible for maintaining in full force and effect for the duration of the Charter Period any and all Authorizations: (X) applied for and obtained by Owner in its name (as set out in Part A of Schedule XVI – Authorization Schedule); and (Y) to the extent Owner is permitted by applicable Law to fulfil such obligation to maintain, applied for and obtained by Charterer in the name of Owner (which shall be non-exclusively included and specified as such in Part B of Schedule XVI – Authorization Schedule), in each case pursuant to this Clause 9.1(g). Clause 2.6(b) shall apply to Owner Only Additional Authorizations. Notwithstanding anything to the contrary in this Clause 9.1(g) and regardless of whether it is included in Part B of Schedule XVI – Authorization Schedule, Charterer shall be solely responsible for all costs of obtaining, maintaining and renewing the Local Trading Certification throughout the Charter Period;

60

(i)

providing, at the request of Owner, reasonable assistance and information in connection with the application for or the renewal of permits, Authorizations and certifications required of Owner, including in relation to Owner obtaining all visas, permits and licences in relation to the Master and crew of the Vessel and all employees and agents of Owner;

(j)

providing, at the request and costs of Owner, reasonable assistance for Owner to keep the Vessel’s Class fully up to date with the Classification Society and maintain all other necessary tonnage certificates and Classification certificates in force at all times;

(k)

providing timely, suitable and sufficient LNG supply and gas off-take capacity for Owner to timely complete commissioning of the Vessel at the FSRU Site and to undertake the Performance Tests, in accordance with the Commissioning Protocol, as well as gas oil and marine diesel oil for the production of nitrogen gas and inert gas and for the diesel generators;

(l)	providing that sufficient LNG Heel be maintained at the Vessel for purposes and during the performance of the FSRU Services;
(m)	providing and paying for suitable and sufficient LNG in accordance with this Charter;
(n)	making payment to Owner in a timely manner as provided under the terms of this Charter;
(o)

arranging the legal exportation of the Vessel without undue delay, including the conduct of any administrative proceedings required for such exportation, and the payment of Taxes applicable to the exportation of the Vessel;

(p)

obtaining local port Authorization to move the Vessel from the Pilot Boarding Station at the Delivery Point inbound to the FSRU Site, unless by applicable Law or regulations only Owner can seek and obtain such Authorization in which case Charterer shall provide all reasonable assistance and reimburse Owner for any reasonable costs. If Charterer is able to apply for such Authorizations, Owner shall provide support to Charterer to obtain such Authorization in a timely manner;

(q)	making payment for all Port Charges; and
(r)	managing all interface risks between the Vessel and the Terminal and any downstream facilities.
9.2	At all times following the Arrival and during the Charter Period, Charterer shall provide and pay for:

61

(a)	all fuels suitable for burning in the Vessel’s engines and auxiliaries including Boil-Off gas when used as fuel, in sufficient amounts and intervals to ensure no disruption to the Charter Activities;
(b)	light and canal dues, Port Charges and all other charges or expenses relating to unloading, discharging and bunkering;
(c)

towage, pilotage and all mooring, stevedorage, loading and discharging facilities and services, provided that Charterer shall bear no liability for any damage caused by the negligence or misconduct exercised by the providers of such services and facilities to the extent that Charterer can show that it exercised due diligence in the selection of the applicable, providers, subcontractors and suppliers; and

(d)	all Taxes, customs or import duties arising in connection with the foregoing.
9.3	Subject to the terms of the relevant LNG SPA and if so requested by Owner, Charterer shall use reasonable endeavours to allow Owner to inspect any scheduled LNG Carrier at Owner’s cost.

10.	Rate of Hire
10.1

Subject to the terms of this Charter, Charterer shall pay hire (“Hire”) to Owner commencing on the Actual Arrival Date (or, if the Vessel arrives earlier than the Scheduled Delivery Date, the Scheduled Delivery Date) (and during Deemed Performance) and throughout the Charter Period (save for those times when the Vessel is Off-Hire) on a monthly basis pursuant to this Clause 10. Hire shall be paid in full (without set-off) in United States Dollars.

10.2

The daily Hire (the “Daily Hire”) shall be ***** United States Dollars (US$ *****) per day, minus an amount equal to (***** United States Dollars (US$ *****) multiplied by the number of days, if any, by which the Scheduled Delivery Date is earlier than *****) as a result of the occurrence of a Vessel Substitution pursuant to Clause 7.1(c).

10.3	The amount of Hire due and payable by Charterer for any calendar month (“Month M”) shall equal the amount determined pursuant to the following formula:

MH	=	DH * D

where

MH	=	Monthly Hire

62

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

DH	=	Daily Hire
D	=	The number of days in Month M

10.4

Daily Hire shall be pro-rated for any part of a day or, in respect of the first and last calendar months of this Charter, for part of a calendar month. All calculations of Hire shall be made by reference to GMT.

11.	Payment of Hire

11.1Monthly Invoices

(a)

Hire shall be paid monthly in arrears and Owner shall invoice Charterer for Hire for a month on or after the last Banking Day of that month (“Monthly Hire Invoice”). Each Monthly Hire Invoice shall set forth:

(i)	the dates and the number of days for which Hire is payable;
(ii)	the applicable Daily Hire;
(iii)	the gross amount payable for (expressed in figures and in words);
(iv)	the deductions, if any, allowed to Charterer under the terms of this Charter;
(v)	the date and place of issue and serial number of the invoice;
(vi)	the serial number and date of execution of this Charter;
(vii)	the name and code number of the bank, its address and the account number to which payment should be made; and
(viii)	the name of a contact person and such person’s address and email, in order that Charterer may notify Owner that payment has been made.
(b)	Each monthly invoice shall become due and payable ***** days after its receipt by Charterer (“Monthly Invoice Due Date”).
(c)	If the Monthly Invoice Due Date is not a Banking Day, payment shall be due and payable on the Banking Day immediately after such Monthly Invoice Due Date.
(d)	If, during the final month of the Charter Period, there are any Off-Hire periods or Daily Hire subject to any reductions pursuant to Clause 15.1, Owner shall

63

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

refund to Charterer such amounts due to Charterer within ***** days of the date of expiry of this Charter.

11.2	Supplemental Invoices

If any other monies are due from one Party to the other hereunder and if provision for the invoicing of that amount due is not made elsewhere in this Clause 11, then the Party to whom such monies are due shall furnish a statement therefor to the other Party, along with pertinent information showing the basis for the calculation thereof (a “Supplemental Invoice”).  Each Supplemental Invoice delivered in accordance with this Clause 11.2, shall become due and payable on the first Banking Day falling not less than ***** days after its receipt by the relevant Party (“Supplemental Invoice Due Date”).

11.3	Payment
(a)

Charterer shall pay or cause to be paid on the Monthly Invoice Due Date or the Supplemental Invoice Due Date all amounts that become due and payable by Charterer on such date in immediately available funds to such account with such bank and in such location as shall have been designated by Owner in such invoices. Each payment of any amount owing hereunder shall be in the full amount due without reduction or offset for any reason (except as expressly allowed under Clause 11.7), including exchange charges, or bank transfer charges.

(b)

Where payment is due by one Party to the other under this Charter then, provided the Party making payment issues prompt, accurate and complete payment instructions to its bank or agent, any delay or failure on the part of the receiving Party’s bank to credit the proceeds to the receiving Party shall not constitute a delay or failure on the part of the Party making such payments.

11.4	Incomplete Invoices
(a)

In the event that any invoice is issued which contains material errors or lacks the material information, it shall be returned to the Party that issued the invoice and such Party shall issue an amended invoice.

(b)	Payment of any such amended invoice shall become due and payable ***** Banking Days following receipt by the Party to whom the amended invoice is issued.
11.5	Disputed Invoices
(a)	If a Party disagrees with any invoice and, it shall pay the full amount of the invoice and shall immediately notify the other Party (the “Issuing Party”) of

64

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

the reasons for such disagreement, except that in the case of manifest error in computation the Party receiving the Monthly Hire Invoice shall pay the correct amount after advising the Issuing Party of the error.  An invoice may be contested by the Party that received it or modified by the Party that sent it, by notice delivered to the other Party within a period of ***** months after such receipt or sending, as the case may be.  Where a Party issues a new invoice to take into account any such modification(s), the new invoice shall refer to the serial number of the disputed invoice.  Promptly after resolution of any dispute as to an invoice, the amount agreed to be due shall be paid by Owner or Charterer (as the case may be) to the other Party, together with interest thereon at the Interest Rate from the Payment Date or the disputed invoice to the date of repayment of the due amount. In the event the Parties are unable to resolve the dispute as to an invoice the matter shall be referred to arbitration in accordance with Clause 34.2.

(b)	If a Party commits a breach of its obligation to pay any amount properly due pursuant to this Charter:
(i)	the other Party shall notify the defaulting Party of such default and if Charterer has defaulted on payment of Hire then Owner shall be entitled to the remedies set out in Clause 23.4(c); and
(ii)

such unpaid amounts shall bear interest from the due date until the date paid at a rate, compounded annually, equal to LIBOR plus ***** per cent. (*****%) per annum (the “Interest Rate”), which shall be the sole compensation of Party for the other Party’s failure to make payments when due (notwithstanding any right of either Party to claim for termination payments pursuant to Clause 23.5).

11.6	Final Settlement

Within ***** days after expiration of the Charter Period, Owner and Charterer shall determine the amount of any final reconciliation payment. After the amount of the final settlement has been determined, Owner shall send a statement to Charterer, or Charterer shall send a statement to Owner, as the case may be, in US Dollars for amounts due under this Clause 11.6 and Owner or Charterer, as the case may be, shall pay such final statement if and to the extent the amounts are due and payable no later than ***** days after the date of receipt thereof.

11.7	Taxes
(a)	Except to the extent set out in this Clause 11.7, each Party shall bear its own Taxes.

65

(b)

Charterer shall pay the full amount of Hire and other monies due under this Charter without any deduction or withholding for or on account of present or future Taxes imposed by any Governmental Authority in the country in which the FSRU Site is located or the country in which Charterer is domiciled (including such which may be imposed due to the Vessel being permanently moored in the country in which the FSRU Site is located). Notwithstanding the previous sentence, if Charterer shall be required by Law, regulation and/or any relevant Tax assessment to deduct or withhold any Taxes from Hire or other monies payable under this Charter (including to any Affiliate of Owner) or if Owner or any Affiliate of Owner is required to pay any Taxes directly to any Governmental Authority then (i) Charterer shall make the necessary deduction; or withholding or Owner or its relevant Affiliate shall make the necessary payment, (ii) Charterer shall promptly pay the amount deducted or withheld to the relevant Governmental Authority or reimburse Owner for any Taxes paid to any Governmental Authority and (iii) Charterer shall provide Owner with evidence of payment of such deductions and withholdings, or Owner shall provide Charterer with evidence of such payments, in each case in the form of officially verifiable receipts of payment (such as by means of a bank authentication). In such case the Hire, or any such other payment, shall be grossed up to reflect the Taxes so that Owner shall receive the same Hire as if no Taxes had been deducted or withheld or Owner or any of its Affiliates had not been required to make such payments.  Without prejudice to the foregoing, but without double counting, Charterer shall bear or (as required) compensate Owner for and in respect of any Taxes imposed on Owner due to the Vessel being permanently moored in the Applicable Jurisdiction during the Charter Period and (subject to Clause 11.7(f)) all Taxes of the Applicable Jurisdiction, including those Taxes of the Applicable Jurisdiction borne by the members of the HMLP Group and the HLNG Group. Charterer shall further compensate any costs associated with Tax and accounting compliance in respect of any Applicable Jurisdiction incurred by Owner (or any of its Affiliates) and/or HLNG Group and/or HMLP Group including, without limitation: (i) the costs of agents, Tax advisers and internal and external Tax controllers; and (ii) costs of registering a permanent establishment or branch in the Applicable Jurisdiction with the Applicable Jurisdiction Tax authorities and deregistering such permanent establishment or branch at the end of the period of use of the Vessel in FSRU Mode in the Applicable Jurisdiction. Charterer shall indemnify, defend and hold harmless Owner, and where applicable any member of the HLNG Group and HMLP Group, for and in respect of any Taxes the subject of this Clause 11.7(b).

(c)

To the extent that Owner receives a payment in respect of Taxes from Charterer that results in a refund in respect of such Taxes (by way of actual receipt, credit, set-off, or otherwise), then Owner shall reimburse Charterer an amount equal to the refund. If Owner is entitled to a refund for the Taxes that gave rise to a payment from Charterer, then Owner shall use reasonable endeavors to secure the refund.

66

(d)

If, at any time following the Execution Date, there is any Applicable Jurisdiction Change in Law (including, without limitation, any change in the regulation, application, interpretation and/or enforcement thereof) and/or in the event that Charterer and/or Owner and its Affiliates are challenged by the Tax authorities of the Applicable Jurisdiction (either on an administrative or a judicial level) in relation to this Charter and/or the OSA, which may result in an increase in any Taxes imposed on Owner or any of its Affiliates, such as (but not limited to) a deduction or withholding of any Taxes from Hire or other monies payable under this Charter, but excluding Tax on Owner in its country of domicile, Charterer and Owner undertake to adjust the Hire rate to compensate for the amount of such Taxes imposed such that the net amount received by Owner after imposition of such Taxes remains the same as it was before the imposition of such Taxes and/or duly compensates any such increased Tax and any Damages incurred by virtue of any challenge, consistent with this Clause 11.7.

(e)

Charterer and Owner shall take all reasonable actions, and use all reasonable endeavours, to minimize each other’s Tax liability, including with respect to Taxes subject to Charterer’s gross up obligations and including in response to any Change in Law relating to Taxes.

(f)

Charterer shall not indemnify, defend or hold harmless Owner or any Affiliate of Owner, and shall not be liable for, any loss, liability or costs which have been or will be suffered by Owner or any Affiliate of Owner for or on account of Taxes of the Applicable Jurisdiction which have been or will be incurred as a result (i) any activity of Owner or an Affiliate of Owner that does not relate to the performance of its obligations under this Charter or the OSA; or (ii) Owner or an Affiliate of Owner being incorporated in or having a permanent or fixed establishment in the Applicable Jurisdiction for any purpose other than directly in relation to this Charter or the OSA.

11.8	Reporting Requirements

Owner shall comply with any and all requirements of any applicable Governmental Authority regarding the reporting, filing of returns, maintenance of books and records in connection with the payment of any Taxes due on Owner’s account.

11.9	Evidence of Payment

Owner shall promptly upon request provide Charterer with evidence of payment of all amounts required to be paid by Owner under this Clause 11, including if appropriate access to originals of such evidence.

67

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

12.	Assignment by, and Ownership of, Owner
12.1

Except as set forth in Clauses 12.2 and 21.3, Owner may not assign, in whole or in part, novate or transfer any of its rights or obligations hereunder without the prior written consent of Charterer, such consent not to be unreasonably withheld, conditioned or delayed.

12.2	Notwithstanding the foregoing provisions of Clause 12.1 and 21.3, Owner may, without prior written consent of Charterer, from time to time:
(a)

assign its rights under this Charter by way of security to a Mortgagee or other Owner Financier; provided that Owner delivers a Quiet Enjoyment Agreement executed by such Mortgagee or other Owner Financier substantially in the form attached as Schedule X – Form of Quiet Enjoyment Agreement or otherwise in a form acceptable to Charterer acting reasonably on or before the date on which such assignment becomes effective; and/or

(b)

assign its rights or novate its rights and obligations hereunder to the registered owner of the Vessel, subject to such owner being a member of the HLNG Group or HMLP Group and Owner providing Charterer with (i) ***** days prior written notice; and (ii) written confirmation from the Owner/Contractor Guarantor that the Owner/Contractor Guarantee in respect of all of the Guaranteed Obligations therein shall remain fully effective following such transfer or novation.

In each case Charterer undertakes to provide all reasonable cooperation to give effect to such assignment, novation or other transfer including the execution of such acknowledgements as the relevant Mortgagee or Contractor financier may require under any assignment and of a novation agreement in substantially the form attached at Schedule XII – Form of Deed of Novation. Owner shall pay any costs, including legal costs, that Charterer may reasonably incur in giving effect to the Security Agent’s rights under paragraph 3 of Schedule X – Form of Quiet Enjoyment Agreement, and Owner shall notify Charterer as soon as reasonably possible if the Security Agent is no longer authorized to act as Security Agent under the Credit Facility (as defined in Schedule X – Form of Quiet Enjoyment Agreement) and shall provide Charterer with the details of any successor security trustees or agents.

12.3

Owner hereby represents and warrants to Charterer and undertakes that from the date hereof until the end of the Charter Period that it is and shall remain a member of the HLNG Group and/or HMLP Group, subject to any novation complying with the conditions in Clause 12.2(b).

68

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

13.	Assignment and Subletting by Charterer
13.1	Except as set forth in Clause 13.2, Charterer may not assign, in whole or in part, novate or transfer any of its rights or obligations hereunder without the prior written consent of Owner.
13.2

Notwithstanding the foregoing provisions of Clause 13.1, Charterer may (a) assign its rights under this Charter, or novate its rights and obligations under this Charter, to an Affiliate of Charterer and (b) assign its rights under this Charter to its lenders, without the prior written consent of Owner.

13.3

Any novation or other transfer of this Charter by Charterer pursuant to this Clause 13 shall be subject to Charterer first providing Owner with (a) ***** days’ prior written notice; and (b) confirmation from the Charterer/Customer Guarantor that the Charterer/Customer Guarantee shall remain fully effective following such transfer or novation.

13.4	Charterer shall not be entitled to sub-charter the Vessel without the prior written consent of Owner, such consent not to be unreasonably withheld, delayed or conditioned.
14.	Off-Hire
14.1

Except if due to any Applicable Jurisdiction Change in Law Required Action, Excusable Event, Force Majeure or Adverse Weather Conditions, during any time in which the Vessel is (i) unable to meet the Off-Hire Threshold; or (ii) ceases completely or is incapable or unable to send out any regasified LNG or completely ceases to be at Charterer’s disposal during the Charter Period and/or where the Vessel is “Off-Hire” under the OSA (as such term is defined in the OSA), the Vessel shall be treated as “Off-Hire” and no Daily Hire shall be payable by Charterer during such period until the Vessel is again ready and in an efficient state to resume performance under this Charter (being the state the Vessel was in before being considered Off-Hire), and/or the OSA as applicable (or would be so ready and in an efficient state but for an Excusable Event, Force Majeure, Adverse Weather Conditions or Applicable Jurisdiction Change in Law Required Action). The Vessel shall further be Off-Hire in respect of any day in which the circumstances set out in Clause 7.4(h)(ii) or Clause 15.1(b) apply. For such time as the Vessel is Off-Hire but still able to provide some of the FSRU Services, Owner shall have the option not to provide any of the FSRU Services to Charterer to the extent reasonably required for the purposes of rectifying the deficiency and attempting to cause the Vessel to resume full performance of the FSRU Services.

14.2	Time during which the Vessel is Off-Hire under this Charter shall count as part of the Charter Period.

69

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

14.3	Termination for Prolonged Off-Hire
(a)

In the event that the Vessel is Off-Hire for any period in excess of ***** consecutive days or any cumulative period of ***** days in any period of ***** days (“Prolonged Off-Hire”), Charterer shall have the option to exercise its rights pursuant to Clause 23.4; provided that if Charterer elects to terminate this Charter, such termination shall not be effective until the Vessel is free of LNG, which Owner shall undertake all reasonable endeavours to facilitate at Charterer’s request provided that: (i) Owner shall be entitled to retain the quantity of LNG vapours or LNG Heel that it elected to retain on board the Vessel pursuant to Clause 7.7(b); and (ii) Charterer shall be afforded a reasonable period of time (which shall not exceed ***** days from the date of termination) to direct Owner to clear the Vessel’s tanks of excess LNG (excluding any LNG vapours or LNG Heel elected to be retained by Owner pursuant to (i)) either by (X) Owner delivering such LNG as regasified LNG at the Delivery Point or (Y) if the Vessel is not capable of such regasification as a result of the Off-Hire event which caused termination, Charterer shall arrange for an LNG Carrier to reload the LNG from the Vessel to such LNG Carrier.

(b)	The foregoing shall be without prejudice to Owner’s right to provide a Substitute Vessel pursuant to Clause 7.8.

14.4	Sole Remedy

Subject to Charterer’s rights pursuant to Clauses 14.3 and 23.1(i) and without limitation to any rights or obligations arising under the OSA, in circumstances where the Vessel is Off-Hire pursuant to this Clause 14, the proportionate reduction of Hire or non-payment of Hire, as applicable, shall be the sole and exclusive remedy of Charterer against Owner in respect of any of the events or circumstances described in Clause 14.1 and, in particular, if the Vessel is Off-Hire, Charterer may not make a claim in respect of the same events or circumstances pursuant to Clause 15.

15.	Performance Warranties
15.1	Regasification Send-out Rate Warranty

Save to the extent that any deficiency is caused by an Excusable Event, Force Majeure, or Adverse Weather Conditions, or in cases where any request for delivery of regasified LNG is not made by Charterer in all material respects in accordance with the Gas Nomination and Delivery Provisions, Charterer shall be compensated by a reduction in the Daily Hire in the event of a failure to deliver the required daily volume of regasified LNG nominated by Charterer in accordance with the Gas Nomination and Delivery Provisions (the “Nominated Volume”) and otherwise on the terms, and subject to the conditions, of Section 4 of Schedule II – Performance

70

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Warranties, including that any nomination by Charterer is within the parameters set out therein. In such case, the reduction shall be calculated as set out below:

(a)

Subject to Clause 15.1(c), if the delivered quantity of regasified LNG for the relevant day is greater than or equal to ***** per cent. (*****%) of the Nominated Volume for that day (the “Off-Hire Threshold”), the amount of the reduction shall initially be calculated as a reduction in the Daily Hire for that day, which shall be as calculated by the following formula:

A = H – [(D) / (N)] * (H)

where

A =the reduction in the Daily Hire for the applicable day;

N=the Nominated Volume (in Cubic Metres);

D = the delivered quantity (in Cubic Metres); and

H=Daily Hire

(b)	If the delivered quantity of regasified LNG for the relevant day is less than the Off-Hire Threshold, the Vessel shall be Off-Hire on the applicable day and Clause 14 shall apply.
(c)

Provided that the delivered quantity of regasified LNG for the relevant day is within plus or minus ***** per cent. (+/-*****%) of the Nominated Volume for that day, the Daily Hire should be paid in full for that day.

15.2	LNG Loading Rate Warranty

Save to the extent caused by an Excusable Event, Force Majeure, or Adverse Weather Conditions, if, in relation to any Confirmed Cargo, the actual laytime exceeds the Allowed Discharge Laytime, determined in accordance with Clause 5.6(a) to (c) inclusive of the OSA and the warranted performance standards set out in Section 2 of Schedule II – Performance Warranties, including that any instruction by Charterer is within the parameters set out therein, Owner shall be liable to pay to Charterer the actual, documented demurrage cost incurred by Charterer to the relevant LNG Carrier from the expiration of the Allowed Discharge Laytime (“Demurrage Liabilities”), save that such amounts shall be uncapped in respect of the first ***** days of each event and thereafter such amounts shall be capped at ***** United States Dollars (US$ *****) per day. Notwithstanding the foregoing, if, on any given day, Owner fails to comply with the LNG Loading Rate Warranty, Owner shall: (i) be liable to compensate Charterer in respect of Demurrage Liabilities, and/or (ii) suffer any reductions to Hire pursuant to Clause 15.1 (to the extent that Owner’s failure to meet the LNG Loading Rate Warranty causes Owner

71

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

to fail to deliver the Nominated Volume), provided that Owner’s maximum liability to Charterer shall not in aggregate exceed ***** per cent. (*****%) of the rate of Hire for such day.

15.3	LNG Reloading Rate Warranty

Save to the extent caused by an Excusable Event, Force Majeure, or Adverse Weather Conditions, if, in relation to any reloading operation in respect of a full cargo, the actual laytime exceeds the Allowed Reload Laytime, determined in accordance with Clause 5.6(d) to (f) inclusive of the OSA and the warranted performance standards set out in Section 3 of Schedule II – Performance Warranties, including that any instruction by Charterer is within the parameters set out therein, Owner shall be liable to pay to Charterer the actual, documented demurrage cost incurred by Charterer to the relevant LNG Carrier from the expiration of the Allowed Reload Laytime, save that such amounts shall be uncapped in respect of the first ***** days of each event and thereafter such amounts shall be payable but shall be capped at ***** United States Dollars (US$ *****) per day. Notwithstanding the foregoing, if, on any given day, Owner fails to comply with the LNG Reloading Rate Warranty, Owner shall: (i) be liable to compensate Charterer in respect of the demurrage liabilities in this Clause 15.3, and/or (ii) suffer any reductions to Hire pursuant to Clause 15.3 (to the extent that Owner’s failure to meet the LNG Reloading Rate Warranty causes Owner to fail to deliver the Nominated Volume), provided that Owner’s maximum liability to Charterer shall not in aggregate exceed ***** per cent. (*****%) of the rate of Hire for such day.

15.4	Fuel Consumption Warranty
(a)

Save to the extent that any excess consumption is caused by an Excusable Event, Force Majeure or Adverse Weather Conditions or otherwise by the instructions of Charterer or an Affiliate thereof, and provided that the fuel complies at all relevant times with the Fuel Reference Conditions (including that none of the following activities are taking place: (i) STS loading, which includes loading in respect of small scale operations; or (ii) Reload Operations; or (iii) Gas Up / Cool Down Operations), if during any Standard Performance Period, the Vessel’s average fuel consumption (excluding Boil-Off) measured as an average daily amount over such Standard Performance Period exceeds the guaranteed daily fuel consumption set out in Clause 15.4(b), as calculated in accordance with the provisions of, and subject to the conditions in, Section 5 of Schedule II – Performance Warranties, Charterer shall be compensated for each metric tonne, or the LNG equivalent thereof, or pro rata for part of a tonne, in excess of the guaranteed daily fuel consumption set out in Clause 15.4(b), at the relevant price fixed pursuant to Clause 38.10. Charterer shall provide supporting price evidence for such fuel promptly after completion of the review for the specified Standard Performance Period, provided always that any measurement of fuel

72

consumption for the purposes of this Clause 15.4 shall be assessed over the whole of the applicable Standard Performance Period, with daily fluctuations in consumption being disregarded for the purposes of this clause.

(b)	The guaranteed fuel consumption (excluding Boil-Off and subject to the Fuel Reference Conditions) shall be as set out in Item 2 of Part A of Schedule I – Particulars of Vessel.
15.5	Application of payments to reduce Daily Service Fee and then Daily Hire

Any payment made pursuant to Clauses 15.2, 15.3 or 15.4 shall be paid by way of a reduction to, in the following order of priority: (i) the Daily Service Fee under the OSA; and (ii) to the extent of any excess over the Daily Service Fee, the Daily Hire under this Charter.

15.6	Exceptions to Owner liability
(a)

For the purpose of determining compliance with the Performance Warranties, Charterer shall request only a level of send-out pursuant to the Gas Nomination and Delivery Provisions which reflects Charterer’s good faith assessment of the then-current actual demand requirements under the Gas Offtake Agreement.

(b)

Owner shall have no liability in respect of any failure to comply with the Regasification Send-out Rate Warranty, LNG Loading Rate Warranty, LNG Reloading Rate Warranty or Fuel Consumption Warranty to the extent that such failure results from an Applicable Jurisdiction Change in Law, and provided that Owner and/or Contractor (as the case may be) exercises commercially reasonable endeavours to address such Applicable Jurisdiction Change in Law, in the manner contemplated under Clause 6 of this Charter and/or Clause 7 of the OSA (as applicable). In the event that the Vessel is taken out of service for the purposes of performing a Change in Law Required Action, then the payment of Hire in such circumstances shall be regulated by the provisions of Clause 6 of this Charter and/or Clause 7 of the OSA (as applicable).

(c)	Owner’s liability under the Performance Warranties shall be subject to Clause 25.5.
15.7	Sole Remedy

Subject to Charterer’s rights under Clauses 14 and 23, Charterer’s rights to claim Service Failure Compensation, by way of reduction of the Daily Service Fee and the Daily Hire or otherwise, as provided under Clauses 15.1, 15.2, 15.3 and 15.4 shall be the sole and exclusive remedy of Charterer in respect of any failure to comply with the Performance Warranties to the exclusion of any other remedy whatsoever which

73

may otherwise have been available to it whether under this Charter, in tort (including negligence) or otherwise arising at law.

16.	Use of Vessel
16.1	The Vessel’s principal use under this Charter shall be as an FSRU in order for Contractor to provide the FSRU Services in situ at the FSRU Site pursuant to the OSA.
16.2

If Charterer wishes to trade the Vessel as an FSRU to deploy the Vessel to an Alternative FSRU Site, it shall notify its request to Owner in writing and the Parties shall negotiate in good faith the terms on which the FSRU is to be redeployed or trade as FSRU with negotiations premised on the principle that the costs of redeployment of the Vessel should be at Charterers’ expense, or accounted for in a good faith negotiated adjustment to Hire and any redeployment being subject to the conditions in Clause 16.3 being met or waived by Owner.

16.3	The conditions referred to in Clause 16.2 are that the relocation of the Vessel shall:

(a)	be subject to the prior written consent of Owner Financier;
(b)	not require the Vessel to be operated in any matter (or involving a counterparty or jurisdiction) which is contrary to Sanctions;
(c)	not impose any incremental Tax on Owner or Contractor for which Charterer does not compensate Owner;
(d)	not prevent the performance by Contractor of the FSRU Services as a direct result of the relocation to the Alternative FSRU Site; and
(e)

be subject to the Parties agreeing amendments to the FSRU Agreements which are necessary to put Owner and Contractor into the equivalent economic and legal risk position as they are in under the then current FSRU Agreements, including for the avoidance of doubt any minimum local crewing requirements and reimbursement regime pursuant to Clause 3.2 of the OSA and Charterer compensating Owner for any actual and documented costs of establishing a new entity to perform the services of Contractor in the new Applicable Jurisdiction.

If any structural changes or modifications are required to be made to the Vessel as a result of such relocation of the Vessel to an Alternative FSRU Site, Charterer shall also compensate Owner for (a) any actual and documented costs reasonably incurred by Owner (following the termination or expiration of this Charter) in reversing such structural changes or modifications to reinstate the Vessel to its original Specifications as at the Acceptance Date (together the “Post-Relocation Reinstatement Works”) and (b) the time spent on such Post-Relocation Reinstatement Works at the Hire rate (unless Owner elects to retain any such

74

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

structural changes or modifications to the Vessel or this Charter has been terminated due to Owner’s default, when in each such case Charterer shall not be required to compensate Owner in respect of any such reinstatement costs); provided however that Owner shall commence and complete Post-Relocation Reinstatement Works as expeditiously as possible. After an Alternative FSRU Site has been designated, and after (i) redelivery of the Vessel pursuant to Clause 7.7(a) at the then current FSRU Site; and (ii) delivery of the Vessel to the Alternative FSRU Site, the Alternative FSRU Site shall be considered to be the FSRU Site for all purposes of this Charter but without prejudice to any rights and remedies pursuant to this Charter which have accrued at such time, and the Parties shall promptly execute an amendment to this Charter to record this and, if applicable, any amendments pursuant to Clause 16.3(e).

16.4

Charterer shall also have the right to use the Vessel as a conventional LNG carrier to transport, load and unload cargoes of LNG to or at any terminal nominated by Charterer but which shall not include any ports which Charterer or any Affiliate is precluded from entering or trade under applicable Law, and during each such usage, the Vessel shall be in “LNGC Mode”.

16.5

The terms and conditions for the usage of the Vessel in LNGC Mode shall be set forth in a separate time charter party agreement (on terms and conditions that are substantially similar to Shell LNG Time 2, with agreed amendments) (the “LNGC Mode TCP”). If Charterer requests the usage of the Vessel in LNGC Mode the Parties shall use their respective reasonable endeavours to reach agreement on the terms and conditions of the LNGC Mode TCP (and any consequential amendments to this Charter to apply while the Vessel is operating in LNGC Mode, which shall be consistent with and based upon the terms of Schedule XVII – Applicability of Charter provisions during LNGC Mode, if such terms have at that time been agreed) within ***** days of the date of Charterer’s request (or such later as agreed between the Parties).

16.6

During the use of the Vessel in LNGC Mode, Charterer shall remain responsible for payment of Hire, and Charterer shall compensate Owner in respect of all incremental, actual and documented costs directly incurred by Owner as a result of the usage of the Vessel in LNGC Mode (including demobilization from the offshore jetty at the Terminal and mobilization upon return to the offshore jetty at the Terminal, and any Taxes or duties associated with the import or re-export of the Vessel or its use in LNGC Mode) over and above those costs and expenses which would have been incurred by Owner in connection with utilising the Vessel in FSRU Mode.

16.7

Charterer shall provide Owner with at least ***** days’ written notice of the date on which Charterer anticipates that the Vessel will transfer from LNGC Mode to FSRU Mode. The Vessel will transfer to FSRU Mode upon becoming all fast at the FSRU Site unless it is delivered in LNGC Mode. Thereafter, Charterer shall provide Owner with at least ***** days’ written notice of the date on which Charterer anticipates

75

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

that the Vessel will transfer from FSRU Mode to LNGC Mode. The Vessel will transfer to LNGC Mode upon disconnection from the FSRU Site.

16.8	Charterer may only notify Owner of a change from FSRU Mode to LNGC Mode or delivery of the Vessel in LNGC Mode if an LNGC Mode TCP has been entered into between the Parties.
16.9

During any period when the Vessel is used in LNGC Mode pursuant to this Clause 16, this Charter shall be deemed amended such that certain operational terms (including the Performance Warranties under Clause 15) shall not apply, but other provisions (including provisions relating to the Charter Period and termination events such as those for non-payment) shall continue to apply. These provisions and their applicability or, as relevant, non-applicability, shall be set out in Schedule XVII - Applicability of Charter Provisions During LNGC Mode. The Parties shall negotiate in good faith and agree the terms of Schedule XVII - Applicability of Charter Provisions During LNGC Mode within ***** days of the date of execution of this Charter (or such later date to be agreed between the Parties).

17.	Representations, Warranties and Covenants
17.1	Owner’s Representations

Owner hereby represents and warrants to Charterer, as at the date hereof, and undertakes throughout the Charter Period, as follows:

(a)

it is and shall remain a limited partnership (or as applicable a limited liability company or other form of legal entity following a novation pursuant to Clause 12.2(b)), duly incorporated and validly existing and in good standing under the Laws of the country of its incorporation and has the corporate power and authority to enter into and perform its obligations under this Charter and all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of the same;

(b)

this Charter constitutes legal, valid and binding obligations applicable to it and the obligations are in full force and effect in accordance with their terms, and the delivery and performance by Owner of this Charter will not contravene any Law of any Governmental Authority having jurisdiction over Owner;

(c)

it has not taken nor to its knowledge has it omitted to take any actions which would adversely affect the enforceability of this Charter against it or the rights of Charterer under the terms of this Charter;

(d)

this Charter, its execution and delivery will not conflict with or result in any breach of any terms of, or constitute a default under, any agreement or other instrument to which Owner is a party or its property is bound; and

76

(e)

it has conducted a desktop study of the FSRU Site and the Terminal based solely on information provided by Charterer and, subject to Charterer’s obligations under Clause 5.2 and based solely on such desktop study, the FSRU Site and the Terminal are suitable in all respects for the Charter Activities and all operations of the Vessel contemplated by this Charter and the OSA.

17.2	Owner’s Business
(a)

Subject to Clause 13, throughout the Charter Period, Owner (which for the avoidance of doubt shall only for these purposes refer to the entity which becomes Owner pursuant to the novation contemplated by Clause 12.2(b) and not to HMLP) shall not, without Charterer’s prior consent:

(i)

dissolve, liquidate, merge, consolidate or otherwise combine with or into another entity where (in the case of a merger or consolidation only) such action has a material adverse effect on Owner’s subsequent ability to perform its obligations pursuant to this Charter;

(ii)	subject to Clauses 12.2 and 21.3, sell, transfer or otherwise dispose of its rights in the Vessel or all or substantially all of its assets to another Person;
(iii)	acquire obligations or securities of its partners, members or shareholders;
(iv)	permit any direct or indirect transfer of its ownership, in contravention of Clause 12.3;
(v)	other than in respect of providing security in the ordinary course of business and/or for Owner Financier in accordance with this Charter:
(A)	guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of others; or
(B)	pledge its assets for the benefit of any other Person or make any loans or advances to any Person,

save that:

(C)

the Parties acknowledge that as at the Execution Date existing financing is in place with an Affiliate of Owner, which covers the Vessel and another vessel, and Owner accordingly has granted cross-guarantees and cross-security in respect of the Vessel and nothing in this Clause 17.2 shall prevent the continued operation of such financing (including a similar refinancing), cross-guarantees and cross-security; and

77

(D)

Owner shall be able to borrow from its Affiliates or from banks and/or other financial institutions for the purposes of financing or re-financing the Vessel (or for any other purposes connected with the Charter including for working capital purposes); and

(vi)

engage in any business or activity of any nature other than the charter of the Vessel to Charterer pursuant to the terms of this Charter and activities directly related thereto, and similar or related business.

(b)

Throughout the Charter Period, Owner (which for the avoidance of doubt shall only for these purposes refer to the entity which becomes Owner pursuant to the novation contemplated by Clause 12.2(b) and not to HMLP) shall:

(i)	conduct its own business in its own name;
(ii)	continue its existence as a special purpose vehicle; and
(iii)

pay its own liabilities out of its own funds save that Owner shall be able to borrow from its Affiliates and/or from banks and/or other financial institutions for the purposes of financing or re-financing the Vessel (or for any other purposes connected with the Charter including for working capital purposes).

17.3	Owner – No Liens

Owner represents and warrants throughout the Charter Period that, other than any Approved Mortgages and any Permitted Liens, there is no mortgage, lien, or encumbrance on the Vessel or the Vessel’s earnings or insurances.

17.4	Charterer’s Representations

Charterer hereby represents and warrants to Owner as at the date hereof, and undertakes throughout the Charter Period, as follows:

(a)

it is and shall remain a corporation duly incorporated and validly existing and in good standing under the Laws of the country of its incorporation and has the corporate power and authority to enter into and perform its obligations under this Charter and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

(b)

this Charter constitutes legal, valid and binding obligations applicable to it and the obligations are in full force and effect in accordance with their terms, and the delivery and performance by Charterer of this Charter will not contravene any Law of any Governmental Authority having jurisdiction over Charterer;

78

(c)

it has not taken nor to its knowledge has it omitted to take any actions which would adversely affect the enforceability of this Charter against it or the rights of Owner under the terms of this Charter; and

(d)

this Charter, its execution and delivery will not conflict with or result in any breach of any terms of, or constitute a default under, any agreement or other instrument to which Charterer is a party or its property is bound.

17.5	Charterer’s Organization

Charterer hereby: (a) represents and warrants to Owner that, as at the date hereof, it is; and (b) undertakes that from the date hereof until the end of the Charter Period it shall remain, a wholly owned subsidiary of New Fortress Energy, Inc, and it shall not permit any direct or indirect transfer of its ownership in contravention of this Clause 17.5.

18.	Indemnification
18.1

Owner shall protect, defend, indemnify and hold Charterer harmless from and against any and all Damages (save for any Consequential Damages) that may be imposed on, incurred by, or asserted against any Charterer Indemnified Party arising out of, attributable to or in connection with:

(a)

physical loss of or damage to any property owned, leased, chartered or hired by any Owner Indemnified Party (including the Vessel) and used in connection with the performance of this Charter, in each case Regardless of Cause; and

(b)	the sickness, death of, or personal injury suffered by, any Owner Indemnified Party as a result of an event in connection with the performance of this Charter, in each case, Regardless of Cause, and
(c)

the sickness, death of, or personal injury suffered by any third party or the physical loss of or damage to any third party property to the extent that such injury, loss or damage is caused by the negligence of any Owner Indemnified Party, save that Owner’s obligations under this Clause 18.1 shall not apply to the extent arising out of, attributable to, or in connection with any act or omission of any LNG Carrier or owner or operator thereof, including any damage caused by an LNG Carrier, or in respect of any act or omission for which such LNG Carrier or owner or operator thereof would be liable to either Party pursuant to the Conditions of Use, and in such case Clause 18.3 shall apply.

18.2	Charterer shall protect, defend, indemnify and hold Owner harmless from and against any and all Damages (save for any Consequential Damages) that may be imposed

79

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

on, incurred by, or asserted against any Owner Indemnified Party arising out of, attributable to or in connection with:

(a)

physical loss or damage to the connecting pipeline and onshore receiving system and any property owned, leased, chartered or hired by any Charterer Indemnified Party (except the Vessel) (including for the avoidance of doubt the Charterer’s Facilities) and used in connection with the performance of this Charter, in each case, Regardless of Cause;

(b)

the sickness, death of, or personal injury suffered by, any Charterer Indemnified Party as a result of an event in connection with the performance of this Charter, in each case, Regardless of Cause; and

(c)

the sickness, death of, physical or personal injury suffered by any third party or the physical loss of or damage to any third party property to the extent that such sickness, death, injury, loss or damage is caused by the negligence of a Charterer Indemnified Party.

18.3	Indemnification by Charterer in respect of LNG Carrier

Charterer shall protect, defend, indemnify and hold Owner harmless from and against any and all Damages (save for any Consequential Damages) that may be imposed on, incurred by, or asserted against any Owner Indemnified Party arising out of, attributable to or in connection with any act or omission of any LNG Carrier or owner or operator thereof, including any damage caused by an LNG Carrier, or in respect of any act or circumstance for which such LNG Carrier or owner or operator thereof would be liable to either Party pursuant to the Conditions of Use, save to the extent Owner is compensated for such Damages under the Conditions of Use.

19.	Liability
19.1	No Consequential Damages

Except as otherwise expressly provided in this Charter, neither Party shall be liable to the other Party, nor shall either Party be indemnified by the other Party in respect of any Consequential Damages suffered by the other Party, whether or not foreseeable at the time of entering into this Charter and Regardless of Cause.

19.2	Liability Cap
(a)	Subject to Clause 19.2(b), but notwithstanding any other Clause of this Charter or the OSA:
(i)

the maximum aggregate liability of Owner to Charterer arising out of, relating to, or connected with this Charter, Regardless of Cause, shall not exceed an amount equal to ***** United States Dollars (US$ *****)

80

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(the “Owner Maximum Liability Cap”) which shall be reduced by any amounts from time to time paid by Contractor to Customer covered by the Contractor OSA Maximum Liability Cap under the OSA which shall reduce the future liability of Owner to Charterer under this Charter; and

(ii)

the maximum aggregate liability of Charterer to Owner arising out of, relating to, or connected with this Charter, Regardless of Cause, shall not exceed an amount equal to ***** United States Dollars (US$ *****) (the “Charterer Maximum Liability Cap”) which shall be reduced by any amounts from time to time paid by Customer to Contractor covered by the Customer OSA Maximum Liability Cap under the OSA, which shall reduce the future liability of Charterer to Owner under this Charter.

(b)	The provisions of Clause 19.2(a) shall not apply to:
(i)

any payments made under the indemnity provisions in Clauses 18.1, 18.2, 18.3, 19.3, 23.5 (in respect of the events and circumstances in Clause 19.2(b)), 28.4 (in respect of breaches of Clause 28.2 only), 29.1, 31.4 and 33.3 of this Charter and/or Clauses 5.7(f), 5.8(a), 16.4 (in respect of breaches of Clause 16.2 only), 18.4, 23, 28.3 and 31.4(d) of the OSA;

(ii)	the payment of Hire (including for the avoidance of doubt any Taxes payable pursuant to Clause 11.7(b)) earned by Owner under this Charter;
(iii)	any reduction of Hire or periods of Off-Hire under this Charter;
(iv)	the payment by Charterer and/or Customer of any amounts in respect of any Change in Law Required Actions;
(v)	the payment of the Daily Service Fee earned by Contractor under the OSA (including for the avoidance of doubt any Taxes payable pursuant to Clause 9.7 of the OSA);
(vi)	any reduction of Daily Service Fee or period of Off-Hire under the OSA;
(vii)

the payment or reimbursement by Charterer or Customer (as the case may be) of any increased Taxes due to Change in Law under this Charter or the OSA and/or any Taxes payable pursuant to Clause 6.3 and/or Clause 11.7(b) of this Charter and/or Clause 7.2 and/or Clause 9.7 of the OSA; or

(viii)	in respect of any liability caused by Wilful Misconduct.

81

19.3	Liability for Fines

The Parties hereby agree that for the purposes of this Charter, Owner will have no liability to Charterer as a result of any occasional fines, claims or assessments imposed by Governmental Authorities on Charterer or its Affiliates in view of stoppage, delay or interruption of operations of the Charterer’s Facilities, Charterer shall indemnify, protect, defend and hold Owner harmless from and against any and all fines, claims or assessments imposed by Governmental Authorities in connection with this Charter, the operations of the Terminal or the supply of gas to any offtakers (save where caused by Owner’s breach of this Charter or Contractor’s breach of the OSA). The foregoing shall not apply to any fines levied against Owner directly from applicable Governmental Authorities due to breach by Owner of the terms of any licences or permits applicable to the Vessel, provided that such fine relates to an obligation attributed to Owner either by Law or by this Charter.

20.	Salvage
20.1

The Parties agree that, subject to the provisions of Clause 14, all lost time and all expenses (excluding any damage to or loss of the Vessel or tortious liabilities to third parties) incurred in saving or attempting to save life or in successful or unsuccessful attempts at salvage shall be borne equally by Owner and Charterer (except to the extent reimbursed by the Vessel’s insurance); provided that Charterer shall not be liable to contribute towards any salvage payable by Owner or Contractor arising in any way out of services rendered under this Clause 20.  For the avoidance of doubt, the Vessel shall remain on-hire during any salvage operations but such Hire shall be an expense to be borne equally by Owner and Charterer for the duration of the operation.

20.2

The Parties agree that all salvage and all proceeds from derelicts shall be divided equally between Owner and Charterer after deducting (a) expenses (in accordance with Clause 20.1); and (b) the Master’s, officers’ and crew’s share.

21.	Liens
21.1	Owner Liens

Except for Permitted Liens, Owner shall not have, or allow others (claiming through Owner) to have, a lien on LNG, fuel, freights, sub-freights or sub-hires or any sums payable to Charterer or others or with respect to sales of cargoes stored on the Vessel.

21.2	Charterer Liens

Charterer shall not have, or allow others (in their dealings with Charterer) to have, a lien against the Vessel, except to the extent such lien arises by operation of Law.

82

21.3	Vessel Mortgage

Owner covenants that except for an Approved Mortgage it will not create or permit any mortgage, charge, lien, encumbrance, security or third party right (other than Permitted Encumbrances) on or over the Vessel (or any part thereof) (a “Mortgage”) on or after the date of this Charter unless a Quiet Enjoyment Agreement substantially in the form attached as Schedule X – Form of Quiet Enjoyment Agreement or otherwise in a form acceptable to Charterer acting reasonably, executed by the Mortgagee, has been provided to Charterer at the time of any mortgage on the Vessel becoming effective. In respect of the Approved Mortgage to be granted by SPV Owner as contemplated by Clause 2.7, Owner shall deliver to Charterer on the date the Mortgage is entered into, a Quiet Enjoyment Agreement on the terms and in the form set out at Schedule X – Form of Quiet Enjoyment Agreement save for minor logical changes, that is executed by the Mortgagee and shall remain in full force and effect for so long as such Approved Mortgage remains in effect.

21.4	Release of Lien

In the event that any lien shall attach by operation of law or in violation of this Clause 21, Owner or Charterer, as the case may be, shall take such steps as reasonably necessary to ensure that the lien does not interfere with the Vessel’s operations or with Charterer’s right to the Vessel and its cargo and to effect prompt release of such lien prior to the enforcement thereof.

22.	Force Majeure
22.1	Force Majeure

Neither Owner nor Charterer shall be responsible for any loss, damage or delay arising from a failure, delay or omission in performing their obligations hereunder (excluding any obligation to make a payment due under the terms of this Charter) arising or resulting from any event or circumstance:

(i)	which, whether foreseeable or unforeseeable, is beyond the Party’s reasonable control to avoid, prevent or overcome and is not the result of the Party’s fault or negligence;
(ii)	which results in the Party being unable to perform one or more of its obligations or undertakings under this Charter; and
(iii)	the consequences of which the Party could not reasonably have avoided or overcome by the exercise of reasonable foresight, planning and implementation,

(each an event of “Force Majeure”), including circumstances of the following kind provided that such circumstances satisfy the definition of Force Majeure:

83

(a)	fire, accidents, structural collapses or explosions;
(b)

atmospheric disturbance, lightning, earthquake, tidal wave, tsunami, typhoon, tornado, hurricanes or storms of a severe nature, flood, tidal waves, landslide, soil erosion, subsidence, washout, perils of the sea or other acts of nature;

(c)

war (whether declared or undeclared), blockade, civil war, act of terrorism, invasion, revolution, insurrection, acts of public enemies, mobilization, civil commotion, riots, sabotage, assailing thieves or seizures of power by military of other non-legal means;

(d)

subject to the provisions of Clause 6, acts of any Governmental Authority, or compliance with such acts or Laws, that directly affect such Party’s ability to perform its obligations hereunder, including the failure by a Governmental Authority to issue, or withdrawal or expiration following issuance, of any license, approval, permit or other Authorization necessary for the Party claiming Force Majeure or its subcontractors to perform its obligations or comply with any of its undertakings under this Charter, to the extent not caused by (A) any violation of or breach of the terms and conditions of any existing approval, permit, license or consent or other requirement of applicable Law; or (B) the failure to apply for or follow the necessary procedures to obtain any approval, permit, license or consent or request, acquire or take all commercially reasonable actions to obtain the maintenance, renewal or reissuance of the same, in each such case, by the Party claiming a Force Majeure or its subcontractors;

(e)

the Vessel and/or Owner is prohibited or otherwise prevented or delayed in the performance of the relevant service or performance obligation by applicable Law or the decision of any Governmental Authority for a reason not attributable to Owner’s default or negligence, including any unlawful, unauthorised or without justification revocation of, or refusal to grant, without valid cause, by any Governmental Authority, any permit, license, consent or Authorization required by Owner to perform its obligations under this Charter;

(f)	Change in Law (other than an Applicable Jurisdiction Change in Law);
(g)	plague or other epidemics, pandemics or quarantines;
(h)	freight or other embargo or trade Sanctions;
(i)	strike, lockout or industrial disturbance at the FSRU Site;
(j)	chemical or radioactive contamination or ionizing radiation;
(k)	collisions, shipwrecks, navigational and maritime perils;

84

(l)	seizure of the Vessel or cargo under legal process where security is promptly furnished to release Vessel or cargo but the Vessel or cargo is not released;
(m)

requisition or seizure of the Vessel by any Governmental Authority (or the seizure of the Vessel by any Person, entity or Governmental Authority under any circumstances, whether equivalent to requisition of title or not);

(n)	nationalization, confiscation, expropriation, compulsory acquisition, expropriation, or restraint of any assets (including the Vessel) by any Governmental Authority; and
(o)	any of the events listed in paragraphs (a) to (n) above affecting any supplier or subcontractor of a Party.
22.2	The Parties agree that the following circumstances do not amount to Force Majeure:
(a)	the occurrence of any manpower or equipment or materials shortages except where such occurrence results from an event or circumstance that would be considered a Force Majeure under this Charter;
(b)

any delay, default or failure (financial or otherwise) of any subcontractor or supplier, except where such delay, default or failure results from an event or circumstance in the Applicable Jurisdiction that would be considered Force Majeure under this Charter;

(c)	any contractual commitment made to a Person other than the other Party which limits the ability of a Party to perform its obligations hereunder;
(d)	financial hardship or the inability of the Party to make a profit or receive a satisfactory rate of return from its revenues under this Charter or to settle its debts as they fall due;
(e)

changes in market conditions, including changes that directly or indirectly affect the demand for vessels similar to the Vessel or for regasified LNG, operating costs or currency devaluation, default of payment obligations or other commercial, financial or economic conditions;

(f)

the breakdown or failure of machinery caused by normal wear and tear that should have been avoided by a Reasonable and Prudent Operator, the failure to comply with the manufacturer’s recommended maintenance and operating procedures, or the unavailability at appropriate locations of standby equipment or spare parts in circumstances where a Reasonable and Prudent Operator would have had the equipment or spare parts available;

(g)	exchange control requirements or other similar restrictions that preclude payments to be made in the currency denominated for payment;

85

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(h)

a Change in Law (other than an Applicable Jurisdiction Change in Law) to the extent it requires a modification to the Vessel, in which case such required modification will be effected pursuant to Clause 6.1; and

(i)	metocean and/or other weather conditions occurring at the FSRU Site which do not constitute Adverse Weather Conditions.
22.3	Notice, Resumption of Normal Performance

Promptly upon the occurrence of an event that a Party considers may result in an event of Force Majeure, and in any event within ***** days from the date of the occurrence of an event of Force Majeure, the Party affected shall give notice thereof to the other Party describing in reasonable detail:

(a)	the event giving rise to the potential or actual Force Majeure claim, including the place and time such event occurred;
(b)

to the extent known or ascertainable, the obligations which may be or have actually been delayed or prevented in performance and the estimated period during which such performance may be suspended or reduced, including the estimated extent of such reduction in performance;

(c)	the particulars of the programme to be implemented to ensure full resumption of normal performance hereunder; and
(d)	the volume of regasified LNG which it reasonably expects to be able to deliver (if any) during the period for which Force Majeure relief can be reasonably expected to be claimed.

Such notices shall thereafter be supplemented and updated at weekly intervals during the period of such claimed Force Majeure specifying the actions being taken to remedy the circumstances causing such Force Majeure and the date on which such Force Majeure and its effects end.

22.4	Examination
(a)

The Party affected by an event of Force Majeure shall, at the request of the other Party, give or procure access if they are able so to do (at the expense and risk of the Party seeking access) at all reasonable times for a reasonable number of representatives of such Party (and of Charterer’s Personnel, in the case of Charterer) to examine the scene of the event and the facilities affected which gave rise to the Force Majeure claim.

(b)

In the event of a Force Majeure affecting the Vessel, Terminal, Master, Owner or Charterer, the Party affected thereby shall take all measures reasonable in the circumstances to overcome or rectify the event of Force

86

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Majeure and its consequence and resume normal performance of this Charter as soon as reasonably possible once the event of Force Majeure has passed or been remedied; provided, however, the Parties agree that the settlement of any strike, lockout or industrial disturbance shall be in the sole discretion of the Party affected by such event of Force Majeure.

22.5	Force Majeure Hire

Notwithstanding the provisions of Clause 22.1, Hire shall remain payable to Owner during any period in which performance of the Charter Activities is prevented or interrupted by reason of Force Majeure (except to the extent that such Force Majeure has caused accidental damage to the Vessel, in which case Hire shall not be payable for the first ***** days of such period of prevented or interrupted performance, subject to Charterer paying a lump sum amount of ***** United States Dollars (US$ *****) (grossed up for any withholding or equivalent Taxes)). The Vessel shall not be considered Off-Hire by virtue of the operation of this Clause 22.5.

22.6	Termination for Force Majeure
(a)	Termination for Force Majeure

If the occurrence of an event within Clause 22.1 excuses either Party from performing any of its obligations hereunder for a continuous period of ***** consecutive days then the other Party may terminate this Charter at any time after such ***** consecutive day period by giving the other Party ***** days’ written notice of such termination.

(b)	No Compensation

Neither Party shall be required to pay the other Party any compensation whatsoever upon termination of this Charter pursuant to this Clause 22.6.

22.7	Termination following termination or suspension of Gas Offtake Agreements
(a)

If the Gas Offtake Agreements are terminated or suspended by a gas buyer (that is not an Affiliate of Charterer or Customer) for more than ***** days, then Charterer may, by giving at least ***** days’ notice to Owner, terminate this Charter, subject to the provisions of Clause 22.7(b).

(b)	Charterer shall, on the effective date of such termination, pay to Owner an amount equal to the lesser of:
(i)	the aggregate Daily Hire for each day of the remainder of the Charter Period; and
(ii)	***** United States Dollars (US$*****).

87

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

23.	Default and Remedies
23.1	Event of Owner’s Default

Each of the following events shall, save in the case of paragraphs (e), (f), (g), (i), (m) or (n) where caused by an Excusable Event, Force Majeure or Adverse Weather Conditions, be an event of Owner’s default (“Event of Owner’s Default”):

(a)	Owner suspends payment of its debts or is unable to pay its debts or is otherwise insolvent;
(b)

Owner passes a resolution, commences proceedings, or has proceedings commenced against it (which are not stayed within ***** days of service thereof), in the nature of bankruptcy or reorganisation resulting from insolvency, liquidation or the appointment of a receiver, trustee in bankruptcy or liquidator of its undertakings or assets, or similar or analogous events occur in Owner’s home jurisdiction;

(c)

Owner enters into any composition or scheme or arrangement with its creditors in circumstances where Clause 23.1(a) applies, or similar or analogous events occur in Owner’s or Contractor’s home jurisdiction;

(d)	without Charterer’s prior written consent and in breach of the terms of this Charter:
(i)	the Classification of the Vessel is changed by Owner in breach of Clause 2.3(a);
(ii)

the Classification Society has suspended or removed the Vessel’s classification certificate or has changed the classification of the Vessel in a manner that requires (or could reasonably be expected to require) dry-docking of the Vessel during the Charter Period (excluding any in-situ inspections or surveys performed on the Vessel at the FSRU Site); and, if capable of cure, Owner has failed to cure such default within ***** days after becoming aware thereof;

(iii)

the Vessel is arrested as a consequence of any claim or event as part of a process to enforce any claim against the Vessel, Owner or its Affiliate (other than a claim arising by, through or under Charterer or a Charterer Indemnified Party, or otherwise arising in connection with an act or omission of Charterer or a Charterer Indemnified Party), and is not released from such arrest within ***** days after being arrested, unless the arrest claim is being contested in good faith by appropriate steps and, for the payment of which, adequate reserves have been made, in which case the cure period shall be extended to ***** days;

88

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(iv)	Owner fails to maintain any of the insurances it is obliged to maintain under this Charter unless such failure is remedied within ***** days of notice thereof from Charterer;
(v)

the entity, being any registered owner of the Vessel to which Owner novates this Charter from time to time pursuant to Clause 12.2(b) and which thereby becomes Owner, ceases to be the registered owner of a ***** per cent. (*****%) or greater interest in the Vessel and such breach is not cured (including by novation to a transferee in compliance with Clause 12.2(b)) within ***** days of notice of such breach from Charterer;

(vi)	the Vessel ceases to be registered as required pursuant to Clause 2.4 and such breach is not cured within ***** days of notice of such breach from Charterer; or
(vii)

except for an Approved Mortgage and Permitted Liens, Owner places or permits to exist a mortgage on the Vessel without providing Charterer with a Quiet Enjoyment Agreement substantially in the form attached as Schedule X – Form of Quiet Enjoyment Agreement or otherwise in a form acceptable to Charterer acting reasonably, executed by the Mortgagee, and such breach is not cured within ***** days of notice of such breach from Charterer;

(e)

Owner fails to ensure Arrival of the Vessel by the date falling ***** days after the Scheduled Delivery Date (save for any delay arising from Owner’s provision of a Substitute Vessel in accordance with Clause 7.8);

(f)

Owner fails to achieve Acceptance by the date falling ***** days after the end of the Commissioning Period (save for any delay arising from Deemed Performance or Owner’s provision of a Substitute Vessel in accordance with Clause 7.8);

(g)	in the circumstances described in Clause 7.6(b)(ii);
(h)	Owner fails to comply with the business principles set forth in Clause 28.2;
(i)	in the circumstances described in Clause 14.3(a);
(j)	Owner breaches the undertaking provided under Clause 12.3;
(k)	an Owner/Contractor Guarantor Default occurs;
(l)	an Owner Letter of Credit ceases to be in full force and effect, unless a replacement Owner Letter of Credit is provided within ***** days thereafter;

89

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(m)

(i) Owner or Contractor fails to maintain any Authorization that is the responsibility of Owner or as applicable, Contractor, to maintain and is necessary for Owner or as applicable, Contractor, to comply with, or if any such Authorization is revoked, withheld or expires or is modified in a material respect; or (ii) Owner breaches any term of this Charter and such breach is the preponderant cause of Charterer’s failure to obtain any Authorization that is the responsibility of Charterer or is the preponderant cause for any such Authorization to expire, be revoked or to be modified in a material respect;

(n)

Abandonment by Owner occurs provided that Charterer first notifies Owner of such alleged Abandonment and Owner fails to respond to Charterer within ***** days of such notice with a plan of action demonstrating to Charterer that Owner can ensure that the Vessel will achieve Acceptance no later than ***** days after the end of the Commissioning Period (save for any delays during which Deemed Performance applies or during which Owner provides a Substitute Vessel in accordance with Clause 7.8);

(o)	the OSA is terminated by Customer due to an Event of Contractor’s Default thereunder; or
(p)	Owner fails to pay any amounts when due and payable under this Charter, unless such failure is remedied within ***** days of notice thereof from Charterer.
23.2	Event of Charterer’s Default

Each of the following events shall be an event of Charterer’s default (“Event of Charterer’s Default”):

(a)	Charterer suspends payment of its debts or is unable to pay its debts or is otherwise insolvent;
(b)

Charterer passes a resolution, commences proceedings or has proceedings commenced against it (which are not stayed within ***** days of service thereof), in the nature of bankruptcy or reorganization resulting from insolvency, liquidation or the appointment of a receiver, trustee in bankruptcy or liquidator of its undertakings or assets, or similar or analogous events occur in Charterer’s home jurisdiction;

(c)	Charterer enters into any composition or scheme or arrangement with its creditors in circumstances where Clause 23.1(a) applies, or similar or analogous events occur in Charterer’s home jurisdiction;
(d)	Charterer fails to comply with the business principles set forth in Clause 28.2;

90

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(e)	Charterer fails to pay Hire or any other amounts when due and payable under this Charter;
(f)	Charterer breaches the undertaking to remain a wholly owned subsidiary of New Fortress Energy, Inc. provided under Clause 17.5;
(g)	A Charterer/Customer Guarantor Default occurs;
(h)

Charterer or Customer fails to maintain any Authorization that is the responsibility of Charterer or, as applicable, Customer to maintain and is necessary for Charterer or, as applicable, Customer to comply with, or if any such Authorization is revoked, withheld or expires or is modified in a material respect; or (ii) Charterer breaches any term of this Charter and such breach is the preponderant cause of Owner’s failure to obtain any Authorization that is the responsibility of Owner or is the preponderant cause for any such Authorization to expire, be revoked or to be modified in a material respect; or

(i)	The OSA is terminated by Contractor due to an Event of Customer’s Default thereunder.
23.3	Termination of the OSA for Customer Default or Contractor Default

The Parties hereby agree that:

(a)

if the OSA is terminated by Contractor upon the occurrence of an Event of Customer’s Default thereunder, this Charter shall automatically terminate for Event of Charterer’s Default pursuant to Clause 23.2(i) and the provisions of Clause 23.5 shall apply; and

(b)

if the OSA is terminated by Customer upon the occurrence of an Event of Contractor’s Default thereunder, this Charter shall automatically terminate for Event of Owner’s Default pursuant to Clause 23.1(o) and the provisions of Clause 23.5 shall apply.

23.4	Remedies
(a)

In addition to any other rights herein, in any other agreement or at Law (including to sue for loss of bargain subject to any limitations in this Charter), upon the occurrence of an Event of Owner’s Default, Charterer may terminate this Charter by issuing a termination notice with immediate effect at any time after the expiry of ***** days after having given notice of default (with reasonable particulars thereof) to Owner; provided, however, that if such Event of Owner’s Default is capable of being cured and is cured within the ***** day notice period, Charterer shall not be entitled to terminate this Charter. Notwithstanding the immediately preceding sentence, termination of

91

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

this Charter shall take effect immediately upon Owner’s receipt of Charterer’s notice in respect of Clauses 23.1(a), 23.1(b), 23.1(c), 23.1(d)(iv), 23.1(d)(v), 23.1(d)(vi), 23.1(d)(vii), 23.1(e), 23.1(f), 23.1(i), 23.1(j), 23.1(k), 23.1(l), 23.1(o) and/or 23.1(p). On Charterer’s termination, Owner shall, if requested to do so by Charterer in the termination notice, as soon as reasonably practicable and in compliance with safety and other applicable regulations, remove the Vessel from Terminal following redelivery of the Vessel by Charterer to Owner under Clause 7.7.

(b)

In addition to any other rights herein, in any other agreement or at Law (including to sue for loss of bargain subject to any limitations in this Charter), upon the occurrence of an Event of Charterer’s Default (other than failure to pay Hire) Owner may terminate this Charter by issuing a termination notice with immediate effect at any time after the expiry of ***** days after having given notice of default (with reasonable particulars thereof) to Charterer; provided, however, that if such Event of Charterer’s Default is capable of being cured and is cured within the ***** day notice period, Owner shall not be entitled to terminate this Charter. Notwithstanding the immediately preceding sentence, termination of this Charter shall take effect immediately upon Charterer’s receipt of Owner’s notice in respect of Clauses 23.2(a), 23.2(b), 23.2(c), 23.2(f), 23.2(e), 23.2(f), 23.2(g) and/or 23.2(i).

(c)

If the Event of Charterer’s Default results from a failure by Charterer to pay Hire or any other amount due under this Charter by the due date for payment, then (without prejudice to Owner’s right to sue for recovery of any amounts due), Owner shall notify Charterer of such failure, and:

(i)

within ***** days of receipt of such notification Charterer shall pay to Owner the amounts due and payable (including outstanding Hire plus any interest), failing which Owner shall have the right at any time thereafter by notifying Charterer thereof to withdraw the Vessel and terminate this Charter (without prejudice to any other rights or remedies including the right to sue for loss of bargain subject to any limitations in this Charter); and

(ii)

notwithstanding any conduct of Owner, such right to terminate under Clause 23.4(c)(i) above, shall remain effective until the earlier of the time (A) that the right is expressly waived by Owner in writing; (B) that Charterer pays Owner in full any and all amounts due and payable (including outstanding Hire plus any interest) at the relevant time; or (C) Owner exercises its right to terminate the Charter.

(d)	Either Party may terminate this Charter upon the occurrence of extended Force Majeure as described, and subject to the limitation contained, in Clause 22.6 or as provided in Clause 29.2(b)(iii).

92

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(e)

Where reference is made in this Clause 23.4 to “any limitations in this Charter” such limitations shall include, for the avoidance of doubt, the Owner Maximum Liability Cap or, as applicable Charterer Maximum Liability Cap, but in each case not in respect of the events and circumstances set out in Clause 19.2(b).

23.5	Damages/Indemnification
(a)

Subject always to Clause 19.1 and (save in respect of the events and circumstances set out in Clause 19.2(b)) the Owner Maximum Liability Cap, in case of this Charter being terminated by Charterer for an Event of Owner’s Default pursuant to Clause 23.1, Owner shall compensate Charterer in respect of its costs of obtaining a replacement vessel, such amount to be the difference between the Daily Hire for each day remaining in the Charter Period as of the date of termination, and the prevailing market rate payable by Charterer to such third party providing the replacement vessel.

(b)

Subject always to Clause 19.1 and (save in respect of the events and circumstances set out in Clause 19.2(b)) the Charterer Maximum Liability Cap, in case of this Charter being terminated by Owner for an Event of Charterer’s Default pursuant to Clause 23.2:

(i)	Charterer shall pay Owner an amount equal to the sum of items (A), (B) and (C) below:
(A)	a base relocation fee of ***** US Dollars (US$*****);
(B)

an amount equal to the difference, if a positive number, between: (X) ***** US Dollars (US$*****); and (Y) the daily time charter hire rate applicable to LNG carriers as published in Platts LNG Daily on the date of termination multiplied by ***** (if the difference is not a positive number this item (B) will be zero);

with the sum of, and maximum aggregate liability of Charterer for, items (A) and (B) being capped to never exceed ***** US Dollars (US$*****); and

(C)

in respect of the period on and from the ***** day following the date of termination until the expiry of the Charter Period, an amount equal to the difference between (X) the Daily Hire and (Y) the prevailing market rate for daily hire of the Vessel. Such prevailing market rate shall be determined in accordance with the procedure set out in Clause 23.5(b)(ii) to (v) and Clause 23.5(c) (“FSRU Market Rate”). If the difference is negative then only the sum of Items A and B shall be paid as a Supplemental Invoice

93

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

pursuant to Clause 11.2 and neither Party shall make any other payments pursuant to this Clause 23.5(b).

(ii)

The Parties shall obtain quotes from three Approved Brokers to determine the FSRU Market Rate. An “Approved Broker” shall be any of: (A) Poten & Partners; (B) Clarksons; (C) Braemar Shipping Services; (D) Fearnleys; (E) Gibsons, or any other entity which the Parties agree in writing to be an Approved Broker.

(iii)

Within ***** days of the date of termination of this Charter each Party shall notify the other Party of its selection of an Approved Broker (“Notice of Selection of Approved Broker”). If either Party does not notify the other Party of its selection of an Approved Broker within ***** days of the date of termination of this Charter then the non-defaulting Party shall by giving notice to the defaulting Party be entitled to select the Approved Broker on behalf of the defaulting Party. If the Parties select the same Approved Broker then the party which notified its selection last in time shall give notice of an alternative Approved Broker within ***** days of the date of the last in time Notice of Selection of Approved Broker.

(iv)

The Parties shall, within ***** days of the date of the Notice of Selection of Approved Broker, promptly instruct the two selected Approved Brokers to agree upon the selection of a third Approved Broker and notify that selection to the Parties no later than ***** days after the date of the Notice of Selection of Approved Broker, and if the two selected Approved Brokers fail to agree upon the selection of a third Approved Broker then either Party may appoint an Expert to determine the identity of the third Approved Broker pursuant to the procedure set forth in Clause 34.3.

(v)

Within ***** days of the third Approved Broker being selected, the Parties shall jointly instruct the three Approved Brokers to each independently and within ***** days of being instructed to provide a quote to both Parties detailing the FSRU Market Rate, as determined on the following basis:

(A)

The rate shall be an independent arms’ length daily market hire rate for the bareboat charter (i.e. the capex rate) of a vessel of equivalent technical specification to the Vessel and for the provision of FSRU regasification services (and not for LNG carrier or floating storage services) for a period on and from the ***** day following the date of termination until the expiry of the Charter Period, calculated on the basis of a set of forward

94

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

projections applicable at the time of calculation and which shall not be later updated.

(B)

The Approved Broker shall provide a quote solely on the basis of its good faith opinion of market rates taking into account, in its discretion, other FSRU charters within the last ***** months which in its good faith opinion are the most equivalent to the Charter as a firm per day figure (and not a range) and which shall not be subject to any assumptions or qualifications save only for the express provisions of Clause 23.5(b)(v)(A) and (B).

(C)	Each Approved Broker shall provide its quote to both Parties simultaneously which shall set out its quotation of the FSRU Market Rate.
(D)

Within ***** days of receiving the quotations of the FSRU Market Rates from the Approved Brokers, the Parties shall jointly analyse the three quotes provided, and the two FSRU Market Rates which deviate the least numerically from each other shall be retained and the third FSRU Market Rate shall be discarded. The Parties shall jointly determine the final FSRU Market Rate which shall be the arithmetic mean of the two retained FSRU Market Rates, and which shall be final and binding upon the Parties.

(c)	Within ***** days of the FSRU Market Rate being determined pursuant to Clause 23.5(b)(v)(D), Owner shall issue a Supplemental Invoice to Charterer which shall be payable pursuant to Clause 11.2.

(d)

The Parties agree that absent manifest error neither Party shall challenge or dispute the FSRU Market Rates provided in good faith pursuant to this Clause 23.5(b), either pursuant to Clause 34 or otherwise, and they shall be treated as final and binding for the purposes of determining the FSRU Market Rate.

(e)

Subject always to Clauses 19.1 and 19.2, the exercise by either Party of their respective rights under this Clause 23 shall be without prejudice to any other rights or remedies each may have accrued prior to the date thereof, and any provisions of this Charter necessary for the exercise of such accrued rights and remedies shall survive termination of this Charter to the extent so required.

24.	Guarantees and Security
24.1

Owner shall provide to Charterer, not later than the Effective Date, a parent company guarantee from Owner/Contractor Guarantor in the form attached hereto as Part A of Schedule IX – Form of Guarantees securing the payment and performance

95

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

obligations of each of Owner under this Charter and Contractor under the OSA (including in each case any applicable amendment agreement or side agreement) (the “Owner/Contractor Guarantee”). The Owner/Contractor Guarantee provided shall be in force until the end of the Charter Period as applicable, or if later, until an arbitral award is obtained, provided that the Owner/Contractor Guarantor’s aggregate liability under the Owner/Contractor Guarantee in respect of liabilities of Owner and Contractor, collectively and individually, shall not exceed an aggregate amount of USD ***** (“Owner/Contractor Guarantee Cap”) save as expressly provided to the contrary in the Owner/Contractor Guarantee. During the final year of the Charter Period, the Owner/Contractor Guarantee Cap shall be reduced by: (a) USD ***** at the end of each of the first eleven months of that year; and (b) USD ***** at the end of the final month of that year.

24.2

Charterer shall provide to Owner, not later than the Effective Date, a parent company guarantee from Charterer/Customer Guarantor in the form attached hereto as Part B of Schedule IX – Form of Guarantees securing the payment and performance obligations of each of Charterer under this Charter and Customer under the OSA (including in each case any applicable amendment agreement or side agreement) (the “Charterer/Customer Guarantee”). The Charterer/Customer Guarantee provided shall be in force until the end of the Charter Period as applicable, or if later, until an arbitral award is obtained, provided that the Charterer/Customer Guarantor’s aggregate liability under the Charterer/Customer Guarantee in respect of liabilities of Charterer and Customer, collectively and individually, shall not exceed an aggregate amount of USD ***** (“Charterer/Customer Guarantee Cap”) save as expressly provided to the contrary in the Charterer/Customer Guarantee. During the final year of the Charter Period, the Charterer/Customer Guarantee Cap shall be reduced by: (a) USD ***** at the end of each of the first eleven months of that year; and (b) USD ***** at the end of the final month of that year.

24.3	For the avoidance of doubt, only one Owner/Contractor Guarantee and only one Charterer/Customer Guarantee shall be issued to cover, in each case, both this Charter and the OSA.

25.	Maintenance
25.1

Owner shall have the right to (or cause Contractor to) curtail or temporarily discontinue the operation of the Vessel, in whole or in part, in order to carry out planned maintenance or works required due to Change in Law Required Actions only during periods where Charterer is undertaking maintenance on Charterer’s Facilities, and Owner shall, and shall procure that Contractor shall, use best endeavours to ensure that no curtailment or interruption of the LNG regasification service shall be required.

96

25.2	Charterer shall cause to be provided to Owner as soon as the same become available all planned outage schedules for the relevant Charterer’s Facilities referred to in Clause 25.1.
25.3

Owner shall adhere to a maintenance programme throughout the Charter Period which ensures that the Vessel is repaired and maintained to International Standards and can be operated safely, effectively and reliably hereunder throughout the Charter Period and Charterer shall provide all reasonable cooperation to enable Owner to adhere to such maintenance programme, including providing access to all parts of the Vessel, the cargo tanks, and the jetty and access for underwater surveys.

25.4

Owner shall have the right at any time to cause Contractor to undertake maintenance on a continuing basis to ensure that the Vessel is in every way fit for service under this Charter and the OSA, but subject always to the provisions of this Clause 24.3.

25.5	The Vessel will remain on-hire and in-service during any maintenance and:

(a)

during any period where Owner is required for purposes of a Class renewal survey or otherwise by applicable Law to take one or more tanks out of service, the warranties in Clauses 15.2, 15.3 and 15.4 shall be suspended but the warranty in Clause 15.1 shall continue to apply; and

(b)	during any other period of maintenance, all the warranties in Clause 15 shall continue to apply,

provided that, for the avoidance of doubt, where maintenance or repairs constitute Change in Law Required Actions (including any Implementation Requirements) that are not Applicable Jurisdiction Change in Law Required Actions, Owner shall not be entitled to receive Hire at any time during the period of such maintenance or repairs but the Vessel shall not be treated as being Off-Hire (including for the purposes of Clause 14.3).

26.	Conditions of Use
26.1

Charterer acknowledges and agrees that it will be bound by the Conditions of Use. The Conditions of Use shall at all times be acceptable to the P&I Clubs of the relevant LNG Carrier and of the Vessel, and provide Owner with an indemnity from visiting LNG Carrier owners.

26.2	Charterer shall cause the owner or operator or master of any LNG Carrier, as may be relevant, to sign the Conditions of Use before such LNG Carrier berths at the FSRU Site.

97

27.	Insurance

Without prejudice to the obligations, liabilities and responsibilities of Owner under the Charter, Owner shall at its own expense, effect and maintain in force throughout the Charter Period insurances in respect of the Vessel which is set out in Schedule XI – Insurance and which the Parties agree is consistent with the standards and levels of coverage which prudent ship owners and operators operating first-class FSRU vessels or LNG vessels should observe in insuring FSRUs or LNG vessels of a similar type, size, age and trade as the Vessel. The Vessel shall carry all certificates in relation to compulsory insurance for oil pollution required by the IMO Bunker Convention and US OPA.

28.	Business Principles
28.1	Compliance with Law

The Parties agree to comply with all Laws, decrees, ordinances, directives and lawful regulations of any Governmental Authority applicable to this Charter or applicable to any activities carried out under the provisions of this Charter.

28.2	Proper Practice

Neither Party shall pay any fee, commission, rebate or anything of value to or for the benefit of any employee of the other Party, nor will either Party do business with any company knowing the results might directly benefit an employee of the other Party.

(a)

Charterer acknowledges that Owner is subject to the FCPA and may be subject to the UKBA (the UKBA and the FCPA being, together, the “Compliance Regulations”), and agrees that Owner shall have the right to take such reasonable action as it may deem necessary to ensure compliance with the Compliance Regulations. In this regard, Charterer also acknowledges that the selection of service providers, the implementation of this Charter, and the terms on which service providers for the Charter are engaged shall be subject to procedures or terms aimed at ensuring compliance with the Compliance Regulations.

(b)	Notwithstanding the generality of the foregoing:
(i)

Charterer hereby warrants and represents to Owner that: (A) none of Charterer its employees, or its agents has taken in respect of this Charter or shall take any action in violation of the Compliance Regulations; and (B) Charterer is not aware of any offer or payment by any employee or agent of Owner’s or an Affiliate of Owner of any gift or other amount to Charterer or any employee, agent, director or officer of either, whether for purposes of inducing them to enter into this Charter or otherwise, and shall promptly report any such effort or any such payment or gift

98

promptly to Owner should they ever discover that one was made or offered.

(ii)

Owner hereby warrants and represents to Charterer that: (A) none of Owner or its employees has taken or shall take any action in violation of the Compliance Regulations; and (B) Owner is not aware of any offer or payment by any employee or agent of Charterer’s or an Affiliate of Charterer of any gift or other amount to Owner or any employee, agent, director or officer of either, whether for purposes of inducing them to enter into this Charter or otherwise, and shall promptly report any such effort or any such payment or gift promptly to Charterer should they ever discover that one was made or offered.

The Parties agree to take reasonable endeavours to ensure that, in connection with this Charter and the activities contemplated herein, neither Party’s directors, officers and employees, or those of their Affiliates, will take action, or omit to take any action, that would violate the Compliance Regulations.

28.3	Ethical Policy

Charterer and Owner may each from time to time advise the other Party of any ethical or business practices policy which apply to the relevant Party and the other Party shall use reasonable endeavours to adhere to such policy, provided it does not affect the safe or reliable operation of the Vessel or give rise to the other Party incurring any additional cost.

28.4	Liabilities
(a)

Charterer shall assume liability for and shall indemnify, defend and hold harmless Owner and any Owner Indemnified Party against any loss and/or damage (excluding consequential and indirect loss and/or damage) and/or any expenses, fines, penalties and any other claims, including legal costs, arising from Charterer’s failure to comply with any of the provisions of this Clause 28.

(b)

Owner shall assume liability for and shall indemnify, defend and hold harmless Charterer and any Charterer Indemnified Party against any loss and/or damage (excluding consequential and indirect loss and/or damage) and any expenses, fines, penalties and any other claims, including legal costs, arising from Owner’s failure to comply with any of the provisions of this Clause 28.

(c)

Notwithstanding the foregoing, a Party’s right to make a claim under the indemnities contained in the above Clauses 28.4(a) and 28.4(b) shall be contingent on and subject to such Party having acted in good faith and in accordance with the applicable Laws and the principles established under this Clause 28 in connection with the subject matter or any such claim.

99

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

28.5	Audit

Each Party has the right, at its own cost and expense, to conduct an audit of the relevant books, records and accounts of the other Party to assess compliance with this Clause 28, by giving at least ***** Business Days’ prior notice and subject to compliance with any reasonable confidentiality requirements in relation to the books, records and accounts being assessed (which shall require appointing an independent third party auditor from a major international accountancy firm to carry out the audit subject to executing a standard confidentiality agreement).

29.	Sanctions
29.1	Operation of the Vessel and Sanctions
(a)

Owner shall not be obliged to (i) make available the Vessel; or (ii) comply with any orders for the employment of the Vessel in any carriage, trade or on a voyage which, in the reasonable judgment of Owner, would: (A) be contrary to Sanctions, whether directly or indirectly; (B) be by or for the benefit of a Restricted Party or (C) otherwise expose the Vessel (including any Owner Financier, the Vessel’s crew and/or insurers) to enforcement proceedings arising from Sanctions.

(b)

If the Vessel is already operating in a manner to which Sanctions are subsequently directly or indirectly applied (in the reasonable judgement of Owner), Owner shall have the right to require the cessation of such operations and to require that any LNG on board the Vessel be discharged and redelivered to Charterer. The Vessel shall remain on-hire during such discharge and Charterer shall remain responsible for all additional costs and expenses incurred in connection with such discharge.

(c)

If the Vessel is already performing a voyage in LNGC Mode pursuant to Clause 16, to which Sanctions are subsequently applied, Owner shall have the right to refuse to proceed with the employment and Charterer shall be obliged to issue alternative voyage orders within ***** hours of receipt of Owner’s notification of their refusal to proceed. If Charterer does not issue such alternative voyage orders Owner may discharge any cargo already loaded at any safe port (including the port of loading). The Vessel shall remain on-hire pending completion of Charterer’s alternative voyage orders or delivery of cargo by Owner and Charterer shall be responsible for all additional costs and expenses incurred in connection with such orders/delivery of cargo. If in compliance with this Clause 29.1(c) anything is done or not done, such shall not be deemed a deviation.

(d)	Charterer shall indemnify, defend and hold harmless Owner against any and all claims whatsoever brought by any parties to whom regasified LNG is to

100

(e)	be sold by Charterer and/or by any subcontractor against Owner or the Contractor by reason of Owner’s compliance with this Clause 29.1.
29.2	Sanctioned Parties
(a)

Owner and Charterer respectively warrant for themselves, their Affiliates and their respective directors, officers and employees, that at the date of this Charter and throughout the duration of this Charter:

(i)	it is not in breach of Sanctions;
(ii)	it is not a Restricted Party;
(iii)	as regards Charterer, it is not requiring the Vessel to be operated in any matter which is contrary to Sanctions; and
(iv)

it is not subject to or involved in any inquiry, complaint, claim, suit, proceeding, formal notice, investigation or other action by any regulatory or enforcement authority or any Person not a Party to this Charter concerning any Sanctions.

(b)	If at any time during the performance of this Charter either party becomes aware that the other party (the “Sanctioned Party”) is in breach of the warranty in Clause 29.2(a):
(i)

performance of the obligations of Owner and Charterer under this Charter shall be suspended without liability of either Party unless and until it resumes in accordance with sub-clause (ii) below or this Charter is terminated pursuant to sub-clause (iii) below; the circumstances giving rise to such suspension shall be treated as an event of Force Majeure for the purposes of Clause 22 (and, for the avoidance of doubt, such period of suspension shall not count as Off-Hire for the purposes of determining whether there is Prolonged Off-Hire for the purposes of Clause 14.3) provided that, notwithstanding the operation of this sub-clause, Charterer shall continue to be obliged to pay Hire during the period of suspension if Charterer is the Sanctioned Party subject to such payment of Hire, and its receipt by Owner, not being in breach of Sanctions;

(ii)

Owner and Charterer shall use all reasonable endeavours to apply for and obtain any applicable licence or Authorization which will enable this Charter to continue notwithstanding the circumstances giving rise to the operation of this Clause 29.2(b) and upon the obtaining of such license or Authorization performance of the obligations of Owner and Charterer under this Charter shall resume; and

101

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(iii)

if no licence or Authorization as referred to in sub-clause (ii) above is obtained within ***** days of the start of the suspension of the obligations of Owner and Charterer referred to in sub-clause (i) above or if it shall at any earlier time be apparent to the party which is not the Sanctioned Party that there is no reasonable prospect of any such licence or Authorization being obtained the Party which is not the Sanctioned Party may, by notice to the other Party, terminate this Charter, whereupon this Charter shall terminate forthwith upon the Vessel being free of LNG, except for LNG Heel under Clause 8.1, without further liability of either party to the other (but without prejudice to Charterer’s obligations under Clause 7.7).

(c)	Notwithstanding anything in this Clause to the contrary, Owner or Charterer shall not (and shall use reasonable efforts to ensure that no other Relevant Person will):
(i)	take any action or make any omission or make use of the Vessel in a manner that:
(A)	is in breach of Sanctions;
(B)	causes (or will cause) a breach of Sanctions by any Relevant Person; and/or
(C)

causes any Relevant Person to be involved in any complaint, claim, proceeding, formal notice, investigation or other action by any regulatory or enforcement authority or any Person not a Party to this Charter concerning any Sanctions.

(ii)	be required to do anything which constitutes a violation of Sanctions or of any other laws and regulations of any State to which either of them is subject; or
(iii)

take any action or make any omission that results, or is likely to result, in either of them becoming a Restricted Party or otherwise a target of Sanctions that is a target of laws, regulations or orders concerning any trade, economic or financial sanctions or embargoes by virtue of prohibition trade, economic or financial sanctions or embargoes by virtue of prohibitions and/or restrictions being imposed on any US Person or other legal or natural person subject to the jurisdiction or authority of a US Sanctions Authority which prohibit or restrict them from them engaging in trade, business or other activities with such target without all appropriate licenses or exemptions issued by all applicable US Sanctions Authorities.

102

(d)	Owner and Charterer shall (and shall use reasonable efforts to ensure that the other Relevant Persons will) maintain appropriate policies and procedures to:
(i)	identify any risks to its business as a result of Sanctions; and
(ii)	promote and achieve compliance with its obligations under paragraph (c) above.
(e)	Charterer shall procure that this Clause is incorporated into all subcontracts, sub-charters, contracts of carriage and bills of lading issued pursuant to this Charter or the OSA.
29.3	Application

Clauses 29.1 and 29.2 are not exclusive and may each operate by reference to the same set of circumstances.

30.	Drugs and Alcohol

Owner warrants that it has in force an active policy covering the Vessel which meets or exceeds the standards set out in the “Guidelines for the Control of Drugs and Alcohol On-board Ship” as published by OCIMF dated June 1995 (or any subsequent modification, version, or variation of these guidelines), and that this policy will remain in force throughout the Charter Period, and Owner will exercise due diligence to ensure the policy is complied with.

31.	Pollution and Emergency Response
31.1

Owner shall exercise all due diligence to ensure that no oil or harmful or hazardous substances of any description shall be discharged or escape accidentally or otherwise from the Vessel and that Owner, the Vessel, the Vessel’s officers and crew shall comply with all international, national and state oil and air pollution and environmental Law, conventions or regulations (“Pollution Regulations”) applying in the territorial waters of the Applicable Jurisdiction.  Owner shall produce evidence satisfactory to Charterer demonstrating Owner’s compliance with any financial responsibility requirements that may exist under any Pollution Regulations. For the avoidance of doubt, should the Vessel or Owner breach any of the undertakings hereunder or commit any offence under any Pollution Regulations and as a result the Vessel is unavailable for service under this Charter, the Vessel shall be Off-Hire until the Vessel is again in a state to resume service under this Charter.

31.2	Owner warrants that it is a member of the International Tanker Owner’s Pollution Federation, or any successor body of the same, and that Owner will retain such membership during the Charter Period.
31.3	Owner shall advise Charterer of its organizational details and names of Owner’s personnel together with their relevant telephone/e-mail numbers, who may be

103

contacted on a twenty-four (24) hour basis in the event of oil spills or emergencies.  Owner shall update such information and provide Charterer with such revised details on a regular basis so as to ensure that Charterer has up to date and correct information.

Notice to Owner’s Pollution and Emergency Response Department:

Hoegh LNG Fleet Management AS

Drammensveien 134, P.O. Box 4

Skoeyen, N-0212 Oslo, Norway

Attention: Head of Marine Operations & Assurance

Tel: +47 225 77 350 Emergency Line

Tel.: +47 975 57 306 Direct Head of Marine Operations & Assurance

Tel.: +47 900 11 070 24/7 number to CSO/Marine department

Email: hlfm.marine@hoeghlng.com

Notice to Charterer’s Pollution and Emergency Response Department:

Attention: David Ackerman, Joseph Palliparambil and Asad Imran

David Ackerman,

Vice President HSSEQ

Email: dackerman@newfortressenergy.com

Tel: +1(516) 400-7327

With CC to:

Email: gallant@newfortressenergy.com

Danar Royal

Marine Operations Manager

Email: droyal@newfortressenergy.com

Tel: +1(876) 434-3767

Joseph Palliparambil

Senior Operations Manager

Email: jpalliparambil@newfortressenergy.com

Tel: +1(305) 962-9906

Email: aimran@newfortressenergy.com

Email: comship@newfortressenergy.com

Email: jpalliparambil@newfortressenergy.com

Email: droyal@newfortressenergy.com

104

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Email: legal@newfortressenergy.com

31.4	Accidental Escape

(a)

Owner shall indemnify, defend and hold Charterer and each Charterer Indemnified Party harmless from and against any and all Damages (whether based on applicable Law, contract, equitable cause or otherwise) that may be imposed on, incurred by, or asserted against Charterer or any Charterer Indemnified Party arising out of, attributable to or in connection with pollution emanating from the Vessel (or its equipment), including spills or leaks of fuel, lubricants, oils, paints, solvents, ballasts, bilge, garbage, or sewerage, Regardless of Cause; and

(b)

Charterer shall indemnify, defend and hold Owner and each Owner Indemnified Party harmless from and against any and all Damages (whether based on applicable Law, contract, equitable cause or otherwise) that may be imposed on, incurred by, or asserted against any Owner or any Owner Indemnified Party arising out of, attributable to or in connection with pollution in connection with this Charter and the performance of the Parties obligations hereunder other than as provided under Clause 31.4(a) above, including spills or leaks of fuel, lubricants, oils, paints, solvents, ballasts, bilge, garbage, sewerage, or from any other equipment or materials in the possession or control of any Charterer Indemnified Party, Regardless of Cause.

(c)	Nothing in this clause shall prejudice any right of recourse of either Party, or any defences or rights to limit liability under any applicable Law.
(d)

The rights of Owner and Charterer under this clause shall extend to and include an indemnity in respect of any reasonable legal costs and/or other reasonable costs and expenses incurred by or awarded against them in respect of any claim made or any proceedings instituted against them in respect of any liability hereunder, including any criminal fine or civil penalty, irrespective of whether any such liability is actually incurred or imposed.

31.5	Notice of Accident

Owner shall promptly notify Charterer, and in any event not later than ***** hours after such occurrence, in the event whether occurring at sea or in port, of any fire, explosion, accident, collision, grounding, cargo release or spill or any other reason that could result in a significant or serious damage to the Vessel, the Vessel’s crew or cargo.

31.6	Annual Emergency Drill Plan

105

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Owner shall submit to Charterer on or before the ***** day of each Contract Year an annual emergency drill plan relating to emergency drills during operation and maintenance of the Vessel.

32.	Total Loss

Should the Vessel be a Total Loss, this Charter shall terminate and payment of Hire shall cease at 12:00 hours local time (at the FSRU Site) on the day of her loss. Should the Vessel be a Constructive Total Loss, this Charter shall be deemed terminated as of 12:00 hours local time (at the FSRU Site) on the day on which the Vessel was damaged and the payment of Hire shall cease at such date and time. Where there is a Total Loss or a Constructive Total Loss of the Vessel that is not attributable to either Party, then either Party shall be entitled to terminate this Charter without liability to the other Party and Charterer’s obligation to pay Hire shall cease on the day of the Vessel’s loss or damage.

33.	ISPS Code

This Clause 33 makes reference to the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (“ISPS Code”).

(a)

During the Charter Period, Owner shall procure that both the Vessel and “the Company” (as defined by the ISPS Code) shall comply with the requirements of the ISPS Code relating to the Vessel and “the Company”.  Upon request Owner shall provide documentary evidence of compliance with this Clause 33(a).

(b)

During the Charter Period, Charterer shall procure that it, the Terminal and all other applicable facilities of Charterer and any Charterer Indemnified Parties to which the ISPS Code applies, shall comply with the requirements of the ISPS Code relating thereto.

(c)

Except as otherwise provided in this Charter, loss, damage, expense or delay caused by failure on the part of Owner or “the Company” to comply with the requirements of the ISPS Code or this Clause 33 shall be for Owner’s account and any loss, damage, expense or delay caused by failure on the part of Charterer to comply with its obligations under sub-clause (b) above shall be for Charterer’s account.

33.2

Charterer shall provide Owner with its full contact details and shall ensure that the contact details of all sub-charterers are likewise provided to Owner.  Furthermore, Charterer shall ensure that all sub-charter parties it enters into during the Charter Period contain the following provision: “The charterer shall provide the owner of the Vessel with its full contact details and, where sub-letting is permitted under the terms

106

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

of the charter parties, shall ensure that the contact details of all sub-charterers are likewise provided to the owner of the Vessel.”

33.3

If either Party makes any payment, which is for the other Party’s account according to this Clause 33, the other Party shall indemnify, defend and hold harmless the paying Party in respect of the amount of that payment.

34.	Law and Arbitration
34.1	Governing Law

The construction, validity and performance of this Charter and all non-contractual obligations arising from or connected with this Charter shall be governed by the laws of England and Wales.

34.2	Arbitration
(a)

Any dispute arising out of or in connection with this Charter, including any question regarding its existence, validity or termination, (a “Dispute”) shall be referred to and finally resolved by arbitration under the LCIA Rules (“Rules”) in force at the time of commencement of the arbitration, which Rules are deemed to be incorporated by reference to this Clause 34.2(a).

(b)

The number of arbitrators shall be three (3). The claimant shall nominate one (1) co-arbitrator in its Request for Arbitration. The respondent shall nominate one (1) co-arbitrator in its Response to the Request for Arbitration. Within ***** days from the appointment of the co-arbitrators, the appointed co-arbitrators shall jointly nominate the third arbitrator, who shall be the presiding arbitrator.

(c)	The seat and location of arbitration shall be London, England.
(d)	The language to be used in the arbitral proceedings shall be English.
(e)	The governing law of this arbitral agreement shall be English law.
(f)

Where there are two or more pending arbitrations, one (or some) of which is (or are) commenced under this Clause 34.2 and the other is (or the others are) commenced under Clause 31.2 of the OSA, and none of these arbitrations has a fully constituted arbitral tribunal, the Parties hereby agree that the LCIA Court shall, upon the application by any party to any arbitration, consolidate these arbitrations into the arbitration which commenced first.

(g)

Where there are two or more pending arbitrations, one (or some) of which is/are commenced under this Clause 34.2, and the other is (or the others are) commenced under Clause 31.2 of the OSA, and only one of those arbitrations

107

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

has a fully constituted arbitral tribunal (the “First Tribunal”), the Parties hereby agree that the First Tribunal or the LCIA Court shall, upon the application by any party to any arbitration, consolidate these arbitrations into the arbitration under the First Tribunal.

34.3	Expert Determination

A Dispute between the Parties may be referred to an Expert where provided under the terms of this Charter, or otherwise agreed between the Parties, based on the following procedure:

(a)

Any Party may initiate an Expert reference under this Clause 34.3(a) in respect of a Dispute by proposing to the other Party the appointment of an Expert. If the Expert has been appointed, but is unable or unwilling to complete the reference, another Expert shall be appointed. The Expert shall act as an expert and not an arbitrator.

(b)

The Parties shall cooperate fully in the expeditious conduct of such Expert determination and provide the Expert with reasonable access to facilities, documents, information and personnel requested by the Expert to make a fully informed decision in an expeditious manner as so directed by such Expert.

(c)

The Expert shall be and remain at all times wholly impartial, and, once appointed, the Expert shall have no ex parte communications with either of the Parties concerning the Expert determination or the underlying Dispute.

(d)	Before issuing a final decision, the Expert shall issue a draft report and allow the Parties to comment on it.
(e)

The Expert shall endeavour to resolve the Dispute within ***** days (but no later than ***** days) after their appointment, taking into account the circumstances requiring an expeditious resolution of the matter in dispute.

(f)	The Expert’s decision shall be final and binding on the Parties.
(g)	If the Expert decides that a sum is due and payable by one Party to the other Party then:
(i)	any such sum shall be due and payable within ***** days of receipt by the Parties of written notice of such decision, unless the Expert decides otherwise; and
(ii)	interest shall accrue at the Interest Rate in respect of late payment.

108

(h)

The fees of the Expert and any other costs of and incidental to the reference to Expert determination shall be payable by the Parties in such amounts and on such terms as the Expert may determine (following the provisions of the Charter, where applicable) but, in the absence of any such determination, by the Parties in equal shares.

35.	Confidentiality
35.1	The Parties agree to keep Confidential Information strictly confidential, except in the following cases when the receiving Party shall be permitted to disclose such information:
(a)	it is already known to the public or becomes available to the public other than through the act or omission of the receiving Party; or
(b)

it is required to be disclosed under Law or the requirements of any recognized stock exchange or the U.S. Securities and Exchange Commission or other securities and/or exchange entity having jurisdiction over a Party (or any shareholder or Affiliate thereof or any Affiliate of any such shareholder) in compliance with such entity’s rules and regulations (provided that the receiving Party shall give notice of such required disclosure to the disclosing Party prior to the disclosure); or

(c)	in filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings; or
(d)	to any of the following Persons to the extent necessary for the proper performance of their duties or functions:
(i)

a buyer or seller or potential buyer or seller of LNG shipped or to be shipped on the Vessel only to the extent that such information disclosed is necessary for the operational purposes of the Vessel under this Charter and does not contain any information relating to pricing or other similarly commercially sensitive information;

(ii)	an Affiliate of the receiving Party;
(iii)	employees, officers, directors and agents of the receiving Party;
(iv)	professional consultants and advisors including insurers, underwriters and brokers retained by the receiving Party; and
(v)

financial advisors, investment bankers, underwriters, brokers, lenders or other financial institutions advising on, providing or considering the provision of financing or re-financing to the receiving Party or any Affiliate thereof and their legal counsel,

109

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(vi)

a prospective investor in or purchaser of Owner or Owner’s Affiliates provided that such potential purchaser or investor first agrees to be bound by these confidentiality provisions and provided that any ultimate transaction is subject to such consent by Charterer as may be required elsewhere hereunder, provided that the receiving Party shall exercise due diligence to ensure that no such Person shall disclose Confidential Information to any unauthorized party or Persons, including disclosure being subject to such Person undertaking (in a form reasonably acceptable to the Parties hereto) to keep Confidential Information confidential. Any disclosure to third parties under this Clause 35.1 shall be limited to information which is essential for such third party to undertake the scope of work assigned to it, provided always that the disclosing Party shall inform the other Party prior to any such disclosure.

35.2

Each Party acknowledges that the other Party is a subsidiary of a publicly traded company and that the Confidential Information is or may be share price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities laws related to insider dealings and market abuse. Each Party undertakes not to use any Confidential Information for any unlawful purpose.

35.3	The provisions of this Clause 35 shall survive for a period of ***** years after the termination or expiry of this Charter.
36.	Construction
36.1

This Charter and other agreements and documents referred to in, or executed contemporaneously with, the Charter, constitutes the entire agreement between the Parties bound hereby and supersedes and replaces all other written or oral negotiations, representations, warranties, agreements and undertakings made or entered into by or between Owner and Charterer with respect to the subject matter herein prior to the date hereof.

36.2	No provision of this Charter shall be interpreted or construed against a Party because that Party or its legal representative drafted the provision.
37.	Notices
37.1	Address for Notices and Invoices

Any notice given, or required to be given, by either Party to the other Party hereunder, shall be sent by registered mail, e-mail or registered airmail to the following addresses:

110

Notice to Owner:

Höegh LNG Partners LP

c/o Höegh LNG AS

Drammensveien 134

0277 Oslo, Norway

Att. Chief Development Officer

E-mail: richard.tyrrell@hoeghlng.com

Phone: + 47 97 55 74 00

With copy to:

Notice to Owner’s Operations Department:

Höegh LNG Fleet Management AS

c/o Höegh LNG AS

Drammensveien 134

0277 Oslo, Norway

Att. SVP Head of Fleet Management

E-mail: nils.jakob.hasle@hoeghlng.com

Tel: +47 97 55 74 00

Notice to Charterer:

David Ackerman, Joseph Palliprapambi, Asad Imran

Attention:

David Ackerman,

Vice President HSSEQ

Email: dackerman@newfortressenergy.com

Ph: +1(516) 400-7327

With CC to:

Danar Royal

Marine Operations Manager

Email: droyal@newfortressenergy.com

Ph: +1(876) 434-3767

Joseph Palliparambil

Senior Operations Manager

Email: jpalliparambil@newfortressenergy.com

Ph: +1(305) 962-9906

111

Mobile: +1 (347) 213-0939

Email: aimran@newfortressenergy.com

Email: comship@newfortressenergy.com

Email: jpalliparambil@newfortressenergy.com

Email: droyal@newfortressenergy.com

Email: legal@newfortressenergy.com

Email: gallant@newfortressenergy.com

With Copy to:

Notice to Charterer’s Operations Department:

Joseph Palliparambil and Asad Imran

Tel: Ph: +1(305) 962-9906

Email: aimran@newfortressenergy.com

Email: comship@newfortressenergy.com

Email: jpalliparambil@newfortressenergy.com

Email: droyal@newfortressenergy.com

Email: legal@newfortressenergy.com

or to such other addresses as the Parties may respectively from time to time designate by notice in writing. Any failure to transmit a copy of the notice to a Person listed as entitled to receive a copy shall not in any way affect the validity of any notice otherwise properly given as provided in this Clause 37.

37.2	Notices in Writing

Any notice required to be given pursuant to this Charter shall be deemed to be duly received:

(a)

in the case of a letter, whether delivered in course of the post or by hand or by courier, at the date and time of its actual delivery if within normal business hours on a Business Day at the place of receipt otherwise at the commencement of normal business on the next such Business Day; and

(b)

in the case of e-mail, at the time of transmission recorded on the message if such time is within normal business hours (09:00 - 17:00) in the country of receipt, otherwise at the commencement of normal business hours on the next Business Day at the place of receipt.

37.3	Communications

Unless otherwise expressly provided in this Charter, all notices, approvals, agreements, rejections, requests, consents, elections, instructions, designations, Authorizations, responses, and all other communications required to be given by

112

either Owner or Charterer to the other under or in connection with this Charter shall be in writing (including by email) and in the English language.

38.	Miscellaneous
38.1	Rights of Third Parties

Owner and Charterer agree that, except as provided in Clause 18, the provisions of The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Charter, which rights may be amended, varied or waived at any time by agreement between the Parties without the approval of the relevant third party.

38.2	Banking Days

Any payment which is due to be made under this Charter on a day that is not a Banking Day shall be made on the next Banking Day in the same calendar month (if there is one) or the succeeding Banking Day (if there is not).

38.3	Partial Invalidity

If, at any time, any provision of this Charter is or becomes illegal, invalid or unenforceable in any respect under any Law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the Law of any other jurisdiction will in any way be affected or impaired.  The Parties agree, in the circumstances referred to in this Clause 38.3 to attempt to substitute for any illegal, invalid or unenforceable provision a legal, valid and enforceable provision which achieves to the greatest extent possible the same effect as would have been achieved by the illegal, invalid or unenforceable provision.

38.4	Remedies and Waivers

No failure or delay by either Party in exercising any right or remedy provided by Law or under this Charter shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Charter are cumulative and not exclusive of any rights or remedies provided by Law.

38.5	Amendments

This Charter may only be amended by written instrument signed by both Parties.

38.6	Counterparts

This Charter may be executed in counterpart, and this has the same effect as if the signatures on each counterpart were on a single copy hereof.

113

38.7	Language

The official text of this Charter and any Schedules attached hereto and any notices given hereunder shall be in English.  In the event of any dispute concerning the construction or interpretation of this Charter, reference shall be made only to this Charter as written in English and not to any translation into any other language.

38.8	Consent to be in writing

Any consent granted under this Charter shall be effective only if given in writing and signed by the consenting Party and then only in the instance and for the purpose for which it was given.

38.9	Further Assurance

The Parties shall at the requesting party’s reasonable expense do and execute all such further acts, things and documents as are reasonably required to give full effect to the rights given and the transactions contemplated by this Charter.

38.10	Fuel Prices

Where, under this Charter, either Owner or Charterer are required to pay for or reimburse the other Party for the value of fuel oil or diesel oil, the transfer price shall be the last documented price paid for each item. Where, under this Charter, either Owner or Charterer are required to pay for or reimburse the other party for the value of LNG Heel or natural gas vapours, the transfer price shall be the price for such LNG in US$ per mmBtu, as stipulated in the applicable LNG SPA to which such LNG or natural gas vapours relate; provided, however, that if such LNG or natural gas vapours do not relate to one of the LNG SPAs, then the price shall be the FOB price when such LNG or natural gas vapours are loaded on the Vessel (the “LNG Price”).

38.11	Intellectual Property

It is expressly agreed that all intellectual property rights related to the Vessel and related regasification technology, including any intellectual property rights developed by or for Owner or Contractor in relation to the Vessel, shall be or remain the sole and exclusive property of Owner or Contractor (as the case may be).

38.12	Cooperation on Other Projects

Charterer and Owner shall cooperate and discuss in good faith to identify potential opportunities where Owner could provide FSRUs or other vessels to Charterer for use in Charterer’s other projects.

114

38.13	Waiver of Immunity

To the extent that a Party is entitled in any jurisdiction to claim for itself or its property or assets any right of immunity, including immunity from submission to jurisdiction, service of any documents, recognition of an award or suit, judgment, enforcement, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process whatsoever or wheresoever, or to the extent that in any such jurisdiction there may be attributed to such Party or its assets or property such immunity (whether or not claimed), such Party hereby irrevocably agrees in respect of any Disputes or the enforcement of any judgment or arbitration award against any of its property or assets not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and, without limitation, it is intended that the foregoing waiver of immunity shall have irrevocable effect for the purposes of the United States Foreign Sovereign Immunities Act 1976 in any Disputes to which that Act is applicable.

115

IN WITNESS WHEREOF, each Party has executed this Charter on the date first above written.

By Owner		By Charterer

By:	/s/ Richard Tyrrell	By:	/s/ Chris Guinta

Name: Richard Tyrrell		Name: Chris Guinta

Title: Attorney-In-Fact		Title: CFO

Date: September 23, 2021		Date: 9/23/2021

116

Schedule I

Particulars of Vessel

Section 1. Main Particulars and Specifications of the Vessel

General Information
Name of Vessel	Höegh Gallant
Builder and Yard	Hyundai Heavy Industries, Ulsan
Hull no.	HN2550
Year Built	2014
Port of Registry and Flag	Oslo, NIS
IMO Number	9653678
Classification Society	ABS
Class Notation	A1, Liquefied Gas Carrier, AMS, ACCU, CPS, LNG(R), BWT, CRC(I), DFD, ENVIRO, IHM, NBLES, POT, RRDA, TCM, UWILD
Principal Particulars
Length overall (LOA)	294.07 m
Length between Perpendiculars (LBP)	282 m
Breadth moulded	46 m
Depth moulded	26 m
Design draft	11.62 m
Design displacement	117 014 ton
Cargo Containment System
Type of cargo containment system	GTT Mark III

117

Boil off rate (storage mode with no cargo nor regasification operations)	0.15% per day of Gross capacity of LNG tanks
Gross capacity of LNG tanks (100% capacity)	Tank 1: 26 539.157 m3 Tank 2: 47 839.738 m3 Tank 3: 47 844.951 m3 Tank 4: 47 827.159 m3 Total: 170 051.005 m3
Cargo measurement and tank calibration – certification agency	Intertek Kimsco
Primary system for measuring cargo level, temperature and pressure

KONGSBERG MARITIME AS

K-GAUGE CTS SYSTEM GLA-100/5

Range: 0 – 50 m.

Kongsberg PT-100 ohm MN3927

Range: -196°C to 400°C

Accuracy: (+/-) 0.1°C (-165°C to -145°C)

Kongsberg Absolute Pressure transmitter GT402

Range: 0.25 to 600bar

Accuracy: 0.25 – 0.9%

Secondary measuring cargo level	WHESSOE TOTAL AUTOMATION LTD, Accuracy: +/- 7.5 mm
Gas Metering
Gas metering at high pressure export

Two (2) ultrasonic Gas metres in series and one (1) online gas chromatograph

The metering system located on the forward part of the main deck between the regasification units and high pressure manifold.

The accuracy of the Gas metering shall be within zero point five per cent (±0.5%) of regasification Gas send-out for flowrates > 50 mmscf/d

Manifold parameters LNG & NG
HP Gas Export Manifold Position (Port or Starboard or Both)	Port

118

Distance between HP gas export manifold and mid-point cargo manifold #1	Pre-Arrival Modification:35 m.
Distance between HP gas export manifold and mid-point cargo manifold #2	Pre-Arrival Modification: to 41 m.
Size of HP Gas export manifolds	2 x 12” ANSI 600 RF Pre-Arrival Modification: HP Spool Piece 20” to 2 x 12”
HP Gas Export Maximum Pressure	66 bar g
HP Gas Export Minimum Pressure	32 bar g
LP Cargo Manifold Positions	Port and Starboard, 3.612 m distance from ships side
Size of LNG manifolds	5 x 16” ANSI 150 RF (L-L-V-L-L)
Distance bow to mid-point LNG manifold	144.5 m
Distance stern to mid-point LNG manifold	149.5 m
Height of LNG manifold above waterline at normal ballast	22.316 m
Regasification system

Regasification Capabilities

Period without destaging of booster pumps:

Two (2) standard regasification trains (n+1 in service):

Minimum flow 28* mmscfd at 42-61 bar g

Minimum flow 50 mmscfd at 42-61 bar g

Maximum flow 120 mmscfd at 42-61 bar g

*with recycling to suction drum

Two (2) standard regasification trains: Not in service

Following period with destaged booster pumps installed:

Two (2) standard regasification trains (n+1 in service):

119

Minimum flow 28* mmscfd at 42-61 bar g

Minimum flow 50 mmscfd at 42-61 bar g

Maximum flow 120 mmscfd at 42-61 bar g

*with recycling to suction drum

Two (2) standard destaged regasification trains in service:

Minimum flow 20 mmscfd at 42-61 bar g*

Minimum flow 50 mmscfd at 42-61 bar g

Maximum flow 120 mmscfd at 42-61 bar g

*with recycling to suction drum

Maximum steam output available	1 x 14,000 Kg/h (Auxiliary Boiler)
Vapour Handling	-Fuel to main Generators from LD compressor -2 x HD Compressor: 30,000 m3/hr -3 x LD Compressor: 4,400 m3/hr
Seawater Pump Inlet positions for engine room and regasification	-Sea chest Low E/R -Sea chest High E/R
Cryogenic Protection Systems	-ESD valves -Level alarms -Pressure safety valves
Regasification equipment (common)	- 1 off suction drum - 1 off propane storage tank - Control modules - Valves
Regasification equipment (per train)

- 1 off LNG booster pump

- 1 off LNG/BOG heat exchanger (BOG cooler) type stainless steel compact Printed Circuit Heat Exchanger (PCHE)

- 1 off LNG/propane heat exchanger (LNG vaporizer) type stainless steel compact Printed Circuit Heat Exchanger (PCHE)

-2(1) off NG/propane heat exchanger (trim heater) type

120

stainless steel compact Printed Circuit Heat Exchanger (PCHE)

- 1 off propane/seawater semi welded plate heat exchangers in titanium (Propane evaporators)

- 1 off propane/seawater semi welded plate heat exchangers in titanium (propane pre-heater)

- 1 off propane pump

- 1 off propane tank (internally on train)

- Control modules

- Valves

Design Regas Temperature at Vessel HP flange

Initial period without Gas Heater onboard Vessel or during any period during which for any reason the Gas Heater fails, or performs below required standard or needs maintenance:

2 - 6 deg. C below actual sea water temperature depended on regasification flow and send out pressure.

Period with Gas Heater installed onboard Vessel and where the conditions stated in the above paragraph above do not apply:

35 deg. C subject to a maximum send-out rate of 120MMscfd

Maximum allowable relief valve setting (MARVS)	70 kPa g in FSRU mode 25 kPa g in LNGC mode
Ship to ship / shore equipment
Ship to Shore Comms System (fibre optic, copper pin/aligned to PYLE national recommendations, or both?)

Port and starboard manifold area:

- Optical fiber (ESD + Telephone): SeaTechnic, 6 core connector

- Electric (ESD + Telephone): SeaTechnic, Pyle & Miyaki Receptable. 37-Way Electrical

- Pneumatic (ESD): Kongsberg, SVHN8-8F (Male), SVHC8-8F-u (Female)

Additional shore side link boxes (port side gangway landing platform only):

- Optical fiber (ESD + Telephone): SeaTechnic, 6 core

121

connector - Electric (ESD + Telephone): SeaTechnic, Pyle & Miyaki Receptable. 37-Way Electrical - 2 x Optical fiber (Jetty/FSRU signal interface): SeaTechnic, 6 core connector
LNG Transfer to Vessel
Maximum transfer rate from LNG Carrier to Vessel with flexible cryogenic hoses	LNG transfer rate: 9,000 m3/hour (with a pressure of 5.5 bar gauge at the LNG Carrier presentation flange)
STS LNG Transfer Equipment	Six (6) x 10” Multi-LNG White (Gutteling), 18.6m long Four (4) pcs for straight reducer, One (1) pcs for Y pcs reducer. 16” x 10” (L-L-V-L-L) Six (6) x 10” double ball valve ERS
Nitrogen
Nitrogen Generation	Membrane permeation type 125 m3/h x Two (2) set
Power Generation
Generator Engine	Wartsila three (3) sets of 8L50 DF Wartsila one (1) set of 6L50 DF
Fuel type capability	Boil-Off Gas, Marine Gasoil (MGO) or Marine Diesel Oil (MDO)
Emergency Generator	One
Deck Machinery
Windlass / Mooring Winches	10
Mooring Lines	HMPE, 44 mm diameter x 275 meter, MBL=approx.130 tons Nylon tails ropes: 125 mm diameter x 11 meter, MBL = 137% of Mooring Rope MBL (175 tons)
Cranes	TTS, STBD. MANIFOLD KNUCKLE BOOM: 10 t TTS, PORT MANIFOLD: 10 t

122

TTS, CARGO COMPRESSOR ROOM KNUCKLE BOOM:6 t TTS, STBD. PROVISION CRANE: 10 t TTS, PORT PROVISION CRANE: 2 t

Section 2. Guaranteed fuel consumption

The guaranteed fuel consumption tables for fuel gas for open loop, without loading/reloading operations, including hotel load are given below.

Fuel consumption table with LNG recirculation back to suction drum without destaging of booster pumps (which shall apply until destaged booster pumps are installed):

Open Loop
Sendout rates	Without Loading
MMScfd	BOG [ton/day]*	Consumption [ton/day]	Recondensed [ton/day]*	Loss [ton/day]*
120	98,3	29,1	69,3	0,0
100	99,6	28,8	70.8	0,0
70	101,6	28,6	73,0	0,0
60	102,3	28,6	73,7	0,0
50	102,9	28,6	65,6	8,7
36	103,8	28,6	42,0	33,2
28	104,4	28,6	7,2	68,6

Fuel consumption table following the installation of destaged booster pumps:

Open Loop
Sendout rates	Without Loading
MMScfd	BOG [ton/day]*	Consumption [ton/day]	Recondensed [ton/day]*	Loss [ton/day]*
120	98,3	28,3	70,1	0,0
100	99,6	28,1	71,6	0,0
70	101,6	27,9	73,7	0,0
60	102,3	27,9	73,9	0,4
50	102,9	27,9	65,6	9,4
36	103,8	27,9	51,6	24,3
28	104,4	27,9	19,2	57,2
20	120,4	27,9	0	92,5

123

Consumption for hotel load without regasification and without loading/reloading operation is 13.3 ton /day.

Conditions:

Fuel Reference Conditions:

Based on fuel gas with HHV: 55000 kJ/kg, density: 0.425 ton/m3. Figures according to ISO 3046/1 and Wärtsilä’s 5% engine tolerance is included.

Regasification send out pressures and temperatures according to Specifications and fuel gas Consumption for Gas Heater onboard the Vessel is included in figures.

Pilot diesel fuel for diesel/gas engines and boilers not included in figures and guarantee.

BOG: Boil off gas to be handled

Recondensed: Quantity of excess BOG recondensed to LNG in suction drum.

Consumption: Guaranteed fuel consumption

Loss: Boil off gas lost (sent to Gas combustion unit) or handled by increased cargo tank pressure over a period of time depended on reloading conditions.

No STS loading/reloading/gas up/cool down operations. BOG rates/Loss column during STS will depend on loading rates as well as LNG recycling back to suction drum for regasification rates below 50 mmscfd. Optimal loading rate based on the foreseen average regasification rate during STS loading to be discussed in order to reduce BOG.

*BOG, Recondensed and Loss columns are only for informational purposes, and not guarantee levels as these values will vary slightly with Vessel and LNGC cargo composition with different pressures/temperatures, design BOR on incoming LNG Carrier, ambient and surrounding sea water temperature, filling rate on the Vessel, recycling of LNG back to suction drum at low regasification rates etc.

124

Schedule II

Performance Warranties

1.	Performance Warranties

Subject, in every case, to the terms of this Charter, the Performance Warranties for the Vessel are as detailed further below:

2.	LNG Loading Rate Warranty
(a)

The Vessel shall be able to load LNG from an LNG Carrier through the low pressure cargo manifolds using liquid hoses at a rate up to maximum 9,000 m3/h (excluding ramp up and ramp down periods) with a pressure of at least five point five (5.5) barg at the unloading LNG Carrier’s manifold flange. The LNG Loading Rate Warranty shall not apply when unloading from an LNG Carrier of a storage capacity of less than 120,000 Cubic Metres.

(b)	In calculating the LNG Loading Rate Warranty, the time for connecting, disconnecting, ramp up and ramp down, cooling down of piping and custody transfer measurement shall be excluded.

The above is subject to Charterer’s and Customer’s compliance with the requirements of, and the conditions set out in, Clause 15.2 and the following conditions:

(i)	minimum four (4) LNG liquid hoses and minimum two (2) vapour hoses connected to the LNG Carrier;
(ii)	all four (4) cargo tanks are available and top filling of Tank no. 1 is not required due to anti-rollover measures;
(iii)	sufficient vapour offtake for the LNG Carrier to avoid pressure build-up in the Vessel;
(iv)	equilibrium pressure, with corresponding LNG saturation temperatures, in the cargo tanks of the LNG Carrier at maximum 0.1 barg prior to unloading; and
(v)	if the regasification send out rate is below 110 MMscf/d during loading, the Vessel and LNG Carrier are allowed to burn excess Boil-Off in order

125

to achieve the warranted loading rate. The Fuel Consumption Warranty does not apply during LNG loading.

3.	LNG Reloading Rate Warranty
(a)

Subject to (b) below, the Vessel shall be able to reload LNG through liquid hoses at a rate of up to 9,000 m3/h against a standard LNG Carrier manifold back pressure before strainers (standard 60 mesh strainers installed) of 240 kPa gauge based at the half cargo level in the Vessel’s tanks. The cargo pumps and regas feed pumps to be operated for LNG reloading.

(b)	In the event that the Vessel is simultaneously reloading LNG to an LNG Carrier and regasifying LNG, the LNG Reloading Rate Warranty shall be reduced to 7,500 m3/h.
(c)

In calculating the LNG Reloading Rate Warranty, the time for connecting, disconnecting, and cooling down of piping, ramp up and ramp down and custody transfer measurement shall be excluded. The LNG Reloading Rate Warranty shall not apply when reloading to an LNG Carrier of a storage capacity of less than 120,000 Cubic Metres.

The above is subject to Charterer’s and Customer’s compliance with the requirements of, and conditions set out in, Clause 15.3 and the following conditions:

(i)	minimum four (4) LNG liquid hoses and minimum two (2) vapour hoses are connected to the LNG Carrier;
(ii)	all four tanks are available;
(iii)	sufficient vapour offtake for the LNG Carrier to avoid pressure build-up in the Vessel;
(iv)	equilibrium pressure, with corresponding LNG saturation temperatures, in the cargo tanks of the Vessel and LNG Carrier at maximum 0.1 barg prior to reloading;
(v)

for reloading to smaller LNG Carriers below 120,000 m3 in LNG storage volume, reloading rate and reloading conditions to be agreed for each type of vessel, and Owner to use reasonable endeavor to optimize the reloading time; and

(vi)	if the regasification send out rate is below 110 MMscf/d during reloading, the Vessel and LNG Carrier are allowed to burn excess Boil

126

Off in order to achieve the warranted loading rate. The Fuel Consumption Warranty does not apply during LNG reloading.

4.	Regasification Send-out Rate Warranty
(a)	The Regasification Send-out Rate Warranty (without destaging of booster pumps):
(i)	Two (2) standard regasification trains (one running at the time):

Minimum flow 28* mmscfd at 42-61 bar g

Minimum flow 50 mmscfd at 42-61 bar g

Maximum flow 120 mmscfd at 42-61 bar g

*with recycling to suction drum

(ii)	Two (2) standard regasification trains: Not in service

(b)	The Regasification Send-out Rate Warranty (with destaged booster pumps):
(i)	Two (2) standard regasification trains in service:

Minimum flow 28* mmscfd at 42-61 bar g

Minimum flow 50 mmscfd at 42-61 bar g

Maximum flow 120 mmscfd at 42-61 bar g

*with recycling to suction drum

(ii)	Two (2) standard regasification train in service:

Minimum flow 20 mmscfd at 42-61 bar g

Minimum flow 50 mmscfd at 42-61 bar g Maximum flow 120 mmscfd at 42-61 bar g

*with recycling to suction drum

The above is subject to Charterer’s and Customer’s compliance with the requirements of, and conditions set out in, Clause 15.1 and the following:

(A)	standard regasification trains cannot be operated in parallel;
(B)	standard regasification trains with destaged booster pumps cannot be operated in parallel;
(C)	given pressures are at the high pressure manifold onboard the Vessel;

127

(D)	the Terminal is capable of receiving the warranted given regasification rates;
(E)	provided that the required regasification trains are in a cold and ready to use condition the actual Ramp-Up / Ramp-Down Time is to be up to 30 minutes for a change from 20/28 up to 120 mmscfd;
(F)	the Vessel shall discharge the Daily Nomination of Gas within +/- three per cent. (3%) range over each one-day period;
(G)

The Vessel is able to vary the regasification flow rate in accordance with the nominations provided through the nominations procedures. Pursuant to Schedule IV - Gas Nomination and Delivery Provisions in the OSA, the reaction times between various nominated flow rates shall always be within the ramp up and ramp down times above.

5.	Fuel Consumption Warranty

The Vessel’s fuel consumption is given in Schedule I - Particulars of Vessel. The Fuel Consumption Warranty is valid for periods with regasification send out with engines operating with fuel gas with no simultaneously cargo transfer/loading/reloading/gas up/ cool down/power to jetty operations. Pilot diesel fuel for engines and boilers are not part of the Fuel Consumption Warranty.

If the actual regasification flow rate is different from the point specified in the tables, the consumption shall be interpolated on a linear basis starting from the given minimum regasification flow rate. A five per cent. (5%) fuel margin on interpolation results should be allowed to account for changes in generator efficiency, unfavorable load points at different send out rates and higher actual consumption during ramp up and ramp down of the regasification rate.

The Fuel Consumption Warranty figures are based on the Fuel Reference Conditions with given heating value, and if the actual/estimated heating value of the fuel gas is different from the given value, the Fuel Consumption Warranty shall be adjusted proportionally to reflect the heating value difference.

Fuel consumption is to be measured by the metering devices for the engines and heating value for the fuel gas to be estimated based on LNG composition in the tanks and the gas chromatograph in the export send out meter.

128

The Boil Off rate is not part of the Fuel Consumption Warranty and the natural Boil Off design rate is 0.15% per day of the gross cargo tank storage volume with no cargo operations and no regasification operation. Excess Boil-Off rate not used for fuel consumption nor recondensed depended on regasification rates will have to be burned in the gas combustion unit. In addition, there will be extra Boil Off from loading/reloading/gas up/ cool down operation as well as recycling of LNG back to suction drum (with booster pumps in operation at flow below 50 mmscfd) and excess Boil Off not used for fuel consumption or recondensed or sent as vapour return to LNG Carrier will have to be burned in the gas combustion unit.

The above is subject to Charterer’s and Customer’s compliance with the requirements of, and conditions set out in, Clause 15.4.

129

Schedule III

Form of Certificate of Acceptance

The Parties agree that the Acceptance occurred at [time] on [insert date of signing this certificate] in accordance with Clause [7.4(f)][7.4(i)][7.6] of the International Charter Agreement dated [●] made between NFE International Shipping LLC as Charterer and [●] as Owner.

FOR CHARTERER:	FOR OWNER:

By:	By:

Title:	Title:

Date Signed:	Date Signed:

Witnessed by:	Witnessed by:

Title:	Title:

Date Signed:	Date Signed:

130

Schedule IV

Form of Certificate of Redelivery

The Vessel was redelivered to [●] on the [insert date and time of signing this certificate] (the “Redelivery Date”) under the International Charter Agreement dated [●], made between NFE International Shipping LLC as Charterer and [●] as Owner.

Quantity of marine fuel oil and marine diesel oil on board Vessel on Redelivery Date:

[Quantity]

Quantity of LNG on board Vessel on Redelivery Date:	[Quantity]
Place of redelivery of the Vessel:	Pilot Boarding Station
Redelivery Date:	[Date]

FOR CHARTERER:	FOR OWNER:
By:	By:
Title:	Title:
Date Signed:	Date Signed:

Witnessed by:	Witnessed by:
Title:	Title:
Date Signed:	Date Signed:

131

Schedule V

Minimum Test Requirements

1.	Minimum Test Requirements

The below described tests shall be performed during the Commissioning Period in order to meet the Minimum Test Requirements.

2.	LNG Loading Rate Warranty – minimum test

The LNG Loading Rate Warranty shall only be tested during the Commissioning Period with ship to ship loading of the Vessel from an LNG Carrier of size larger than 120,000 m3 in cargo storage volume. The loading rate shall be equal or greater than the loading rate of 9000 m3/hr for minimum 3 hours with conditions defined in Schedule II - Performance Warranties. In the event that the actual conditions are different and unfavorable to Owner or cannot be performed for reasons not attributable to Owner, the test shall be deemed as passed.

3.	Regasification Send-out Rate – minimum test

The Regasification Send-out Rate shall be tested during commissioning period with the following minimum tests:

1.	Minimum flow of each train in service for one (1) hour
2.	Maximum flow of each train in service for one (1) hour

In the event, when testing minimum flow, that the actual available offtake capacity at the time of testing is higher than the defined minimum flow, the tests shall be performed with the actual offtake capacity as minimum flow. The tests are satisfied if the flow is equal or lower than minimum flow for each train.

In the event, when testing maximum flow, that the actual available offtake capacity at the time of testing is lower than the defined maximum flow, the tests shall be performed with the actual offtake capacity as maximum flow. The tests are satisfied if the flow is equal or greater than maximum flow.

The tests shall be performed with the conditions defined in Schedule II - Performance Warranties. In the event that the actual conditions described are different and unfavorable to Owner for reason not attributable to Owner, the test shall be deemed as passed.

132

Schedule VI

Required Performance Levels

1.	Required Performance Levels

Owner shall ensure that the Vessels during the Performance Tests shall meet or exceed the warranted values listed in the tables below within the technical and operating conditions listed in Schedule I, II and IV:

Table with Required Performance Levels

	Tests	Test duration	Required Performance Levels
1	LNG Loading Rate Warranty	Max rate for 3 hours	95%
2	Regasification Send-out Rate Warranty – minimum flow for each train in service	1 hour	100%
3	Regasification Send-out Rate Warranty – maximum flow for each train in service	1 hour	100%
4	Ramp up from minimum flow to maximum flow	0.5 hour	100%

133

Schedule VII

Not Used

134

Schedule VIII

Not Used

135

Schedule IX

Form of Guarantees

Part A – Form of Owner/Contractor Guarantee

[INSERT PARENT GUARANTOR]

PARENT COMPANY GUARANTEE

dated [●]

in respect of obligations of

(1)[●]

(2)[●]

136

This deed of guarantee is dated [DATE] (the “Guarantee”)

PARTIES

(1)	[●] , incorporated and registered in [JURISDICTION] [with company number [NUMBER]] whose registered office is at [REGISTERED OFFICE ADDRESS] as guarantor (the “Guarantor”).
(2)	[●], incorporated and registered in [●] [with company number [NUMBER]] whose registered office is at [REGISTERED OFFICE ADDRESS (the “Charter Agreement Beneficiary”).
(3)

[●], incorporated and registered in [●] [with company number [NUMBER]] whose registered office is at [REGISTERED OFFICE ADDRESS] (the “OSA Beneficiary” and, together with the Charter Agreement Beneficiary, the “Beneficiaries”).

BACKGROUND

(A)

The Charter Agreement Beneficiary has agreed, pursuant to a charter agreement dated [●] September 2021 (the “Charter Agreement”), to hire from [●] (the “Owner”) a vessel for use as a floating storage and regasification unit, with an option for use as a liquefied natural gas carrier.

(B)

The OSA Beneficiary has agreed, pursuant to an operation and services agreement dated [●] September 2021 (the “OSA” and, together with the Charter Agreement, the “FSRU Agreements”), to receive certain services from [●] (the “Contractor”) and, together with the Owner, the “Guaranteed Companies” in relation to the operation of the vessel to be chartered pursuant to the Charter Agreement.

(C)

The Guarantor has agreed to enter into this Guarantee for the purpose of providing credit support to the Beneficiaries for the obligations of the Guaranteed Companies under the respective FSRU Agreements collectively.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions

The following definitions apply in this Guarantee.

“Business Day” has the meaning given to such term in the Charter Agreement.

“Charter Period” has the meaning given to such term in the Charter Agreement.

“Guaranteed Obligations” means all present and future obligations of the Guaranteed Companies (except those obligations of Owner during any period when Owner and

137

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Guarantor are the same entity) due, owing or incurred under the FSRU Agreements to the Beneficiaries (including, without limitation, under any amendment, supplement or restatement of the FSRU Agreements).

“Maximum Liability Amount” means ***** US Dollars (US$*****); provided that, on the final day of:

(a)	each of the first eleven (11) months of the final year of the Charter Period, the then-current Maximum Liability Amount shall be reduced by ***** US Dollars and ***** US Cents (US$*****); and
(b)	the final month of the final year of the Charter Period, the then-current Maximum Liability Amount figure shall be reduced by ***** US Dollars and ***** US Cents (US$*****).

“Rights” means any security or other right or benefit whether arising by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise.

“Wilful Misconduct” has the meaning given to such term in the Charter Agreement or the OSA (as the context may require).

1.2	Interpretation

In this Guarantee:

(a)	clause headings shall not affect the interpretation of this Guarantee;
(b)

a reference to a “person” shall include a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality);

(c)	unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular;
(d)	unless the context otherwise requires, a reference to one gender shall include a reference to the other genders;
(e)	a reference to “Beneficiary” shall include the Beneficiary’s successors, permitted assigns and permitted transferees;
(f)	a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time;

138

(g)	a reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision;
(h)	a reference to “writing” or “written” includes fax but not email;
(i)

a reference to “this Guarantee” (or any provision of it) or to any other agreement or document referred to in this Guarantee is a reference to this Guarantee, that provision or such other agreement or document as amended (in each case, other than in breach of the provisions of this Guarantee) from time to time;

(j)	unless the context otherwise requires, a reference to a clause is to a clause of this Guarantee;
(k)

any words following the terms “including”, “include”, “in particular”, “for example” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

(l)	a reference to an “amendment” includes a novation, re-enactment, supplement or variation (and “amended” shall be construed accordingly);
(m)	a reference to “assets” includes present and future properties, undertakings, revenues, rights and benefits of every description;
(n)	a reference to an “authorisation” includes an approval, authorisation, consent, exemption, filing, licence, notarisation, registration and resolution;
(o)	a reference to “determines” or “determined” means, unless the contrary is indicated, a determination made at the absolute discretion of the person making it; and
(p)

a reference to a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

139

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

2	GUARANTEE AND GUARANTEED AMOUNT
2.1

In consideration of the Beneficiaries entering into the FSRU Agreements, the Guarantor guarantees to the Beneficiaries the performance of the Guaranteed Obligations when the same are required to be performed by the relevant Guaranteed Company pursuant to the terms of the applicable FSRU Agreement within ***** Business Days of written demand from the relevant Beneficiary. Such written demand must be accompanied by a statement setting out in reasonable detail the Guaranteed Obligation(s) with respect to which the relevant Guaranteed Company has defaulted and the calculation of any amount claimed under this Guarantee.

2.2

The Guarantor as principal obligor and as a separate and independent obligation from its obligation under Clause 2.1 agrees to indemnify, defend and hold harmless each Beneficiary and keep each Beneficiary indemnified in full within ***** Business Days of written demand from and against all and any losses, debts, damages, interest, liability, costs and expenses suffered or incurred by that Beneficiary as a result of any failure by a Guaranteed Company to perform any Guaranteed Obligation applicable to it in circumstances where such Guaranteed Obligation is or becomes unenforceable, invalid or illegal and, but for such unenforceability, invalidity or illegality, such Guaranteed Obligation would have been required to be performed by the relevant Guaranteed Company under the relevant FSRU Agreement on the date specified therein; provided, however, that the amount payable by the Guarantor under the indemnity set forth in this Clause 2.2 will not exceed the amount it would have had to pay under this Guarantee if the amount claimed had been recoverable on the basis of the guarantee set forth in Clause 2.1.

2.3

For the purposes of this Guarantee, any money judgment, arbitrator’s award or expert’s decision against a Guaranteed Company in favour of a Beneficiary under or in connection with one or more of the FSRU Agreements shall be conclusive evidence of any liability of a Guaranteed Company to which that judgment, award or decision relates and the Guarantor agrees to satisfy and discharge any money judgment, arbitrator’s award or adjudicator’s decision made against the Guaranteed Company in favour of the Beneficiaries.

2.4

Notwithstanding any other provision of this Guarantee and the FSRU Agreements, the aggregate liability of the Guarantor hereunder shall in no circumstances exceed the Maximum Liability Amount other than with respect to liability caused by the Wilful Misconduct of a Guaranteed Company.

140

3	BENEFICIARY PROTECTIONS
3.1	This Guarantee is a continuing guarantee and shall remain in full force and effect until all
3.2	Guaranteed Obligations have been paid in full.
3.3	The liability of the Guarantor under this Guarantee shall not be reduced, discharged or otherwise adversely affected by:
(a)	any intermediate payment, settlement of account or discharge in whole or in part of the Guaranteed Obligations;
(b)

any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which a Beneficiary may now or after the date of this Guarantee have from or against a Guaranteed Company or any other person in connection with the Guaranteed Obligations;

(c)	any act or omission by a Beneficiary or any other person in taking up, perfecting or enforcing any security, indemnity, or guarantee from or against a Guaranteed Company or any other person;
(d)	any termination, amendment, variation, novation, replacement or supplement of or to any of the Guaranteed Obligations;
(e)	any grant of time, indulgence, waiver or concession to a Guaranteed Company or any other person;
(f)

any insolvency, bankruptcy, liquidation, administration, winding up, incapacity, limitation, disability, the discharge by operation of law, or any change in the constitution, name or style of a Guaranteed Company, a Beneficiary, or any other person;

(g)

any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of, or security held from, a Guaranteed Company or any other person in connection with the Guaranteed Obligations;

(h)	any claim or enforcement of payment from a Guaranteed Company or any other person;
(i)	any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor; or
(j)	any other act or omission except an express written release by deed of the Guarantor

141

by the Beneficiaries.

3.4

Notwithstanding any other provision of this Guarantee the obligations guaranteed by the Guarantor and the liability of the Guarantor under this Guarantee shall not exceed the liability of the Guaranteed Companies under the FSRU Agreements.

3.5

Subject to Clause 2.3, the Guarantor shall be entitled to exercise all of the contractual protections, limitations and exclusions of liability in respect of any claim made hereunder as are available to the Guaranteed Companies under the FSRU Agreements.

3.6	Neither Beneficiary shall be obliged, before taking steps to enforce any of its rights and remedies under this Guarantee, to:
(a)	take any action or obtain judgment in any court against the relevant Guaranteed Company or any other person;
(b)	make or file any claim in a bankruptcy, liquidation, administration or insolvency of the relevant Guaranteed Company or any other person; or
(c)	make, demand, enforce or seek to enforce any claim, right or remedy against the relevant Guaranteed Company or any other person.
3.7

The Guarantor warrants to each Beneficiary that it has not taken or received, and shall not take, exercise or receive the benefit of any Rights from or against either Guaranteed Company, its liquidator, an administrator, co-guarantor or any other person in connection with any liability of, or payment by, the Guarantor under this Guarantee but:

(a)

if any of the Rights is taken, exercised or received by the Guarantor, those Rights and all monies at any time received or held in respect of those Rights shall be held by the Guarantor on trust for the Beneficiaries for application in or towards the discharge of the Guaranteed Obligations under this Guarantee; and

(b)

on demand by a Beneficiary, the Guarantor shall promptly transfer, assign or pay to such Beneficiary all other relevant Rights and monies from time to time held on trust by the Guarantor under this Clause 3.6.

3.8

This Guarantee is in addition to and shall not affect nor be affected by or merge with any other judgment, security, right or remedy obtained or held by a Beneficiary from time to time for the discharge and performance of the relevant Guaranteed Company of the relevant Guaranteed Obligations.

142

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

4	COSTS

The Guarantor shall, within ***** Business Days of written demand, pay to, or reimburse, each Beneficiary all taxes and reasonable and documented costs, charges, expenses of any kind (including, without limitation, reasonable and documented legal and out-of-pocket expenses) incurred by such Beneficiary in connection with the enforcement or preservation of its rights hereunder, provided that, subject only to Clause 2.4, in no event (save in respect of liability caused by the Wilful Misconduct of a Guaranteed Company) shall the Guarantor be liable for costs and expenses under this Clause 4 where payment of such sums would result in the Guarantor’s liability under this Guarantee exceeding the Maximum Liability Amount.

5	REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants to each Beneficiary, as at the date of this Guarantee, that:

(a)

it is a company incorporated under the laws of [JURISDICTION] and possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

(b)

it has the power to execute, deliver and perform its obligations under this Guarantee and to carry out the transactions contemplated hereby, and all necessary corporate and other action will have been taken to authorise the execution, delivery and performance of the same;

(c)

the execution, delivery and performance by the Guarantor of this Guarantee does not and will not contravene any law or regulation to which the Guarantor is subject or conflict with the provisions of the Guarantor’s constitutional documents; and

(d)	the Guarantor’s obligations under this Guarantee are valid, binding and enforceable in accordance with the terms hereof.
6	ACCOUNTS
6.1

Each Beneficiary may place to the credit of a suspense account any monies received by it under or in connection with this Guarantee in order to preserve its rights to prove for the full amount of all its claims against the relevant Guaranteed Company or any other person in respect of the relevant Guaranteed Obligations.

6.2	Each Beneficiary may at any time and from time to time apply all or any monies held in

143

any suspense account in or towards satisfaction of any of the monies, obligations and liabilities that are the subject of this Guarantee as such Beneficiary, in its absolute discretion, may conclusively determine.

6.3	If this Guarantee ceases for any reason whatsoever to be continuing, each Beneficiary may open a new account or accounts in the name of the relevant Guaranteed Company.
6.4

If a Beneficiary does not open a new account or accounts in accordance with Clause 6.3, it shall nevertheless be treated as if it had done so at the time that this Guarantee ceased to be continuing whether by termination, calling in or otherwise, in relation to the relevant Guaranteed Company.

6.5

As from the time of opening or deemed opening of a new account or accounts, all payments made to a Beneficiary by or on behalf of the relevant Guaranteed Company shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this Guarantee is available at that time, nor shall the liability of the Guarantor under this Guarantee in any manner be reduced or affected by any subsequent transactions, receipts or payments.

7	DISCHARGE CONDITIONAL
7.1

Any release, discharge or settlement between the Guarantor and a Beneficiary in relation to this Guarantee shall be conditional on no right, security, disposition or payment to that Beneficiary by the Guarantor, the relevant Guaranteed Company or any other person in respect of the relevant Guaranteed Obligations being avoided, set aside or ordered to be refunded under any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason.

7.2

If any right, security, disposition or payment referred to in Clause 7.1 is avoided, set aside or ordered to be refunded, each Beneficiary shall be entitled subsequently to enforce this Guarantee against the Guarantor as if such release, discharge or settlement had not occurred and any such right, security, disposition or payment had not been given or made.

8	PAYMENTS
8.1	All sums payable by the Guarantor under this Guarantee shall be paid in full to the Beneficiaries in the currency in which the relevant Guaranteed Obligations are payable:
(a)	without any set-off, condition or counterclaim whatsoever; and
(b)	free and clear of any deduction or withholding whatsoever except as may be required

144

by law or regulation which is binding on the Guarantor.

8.2

If the Guarantor is required to make any deduction or withholding by any law or regulation from any payment due under this Guarantee, the payment due from the Guarantor shall be increased to an amount which (after making any deduction or withholding) leaves an amount equal to the payment which would have been due if no deduction or withholding had been required.

8.3

Following any deduction or withholding, or any payment required in connection with that deduction or withholding, the Guarantor shall promptly deliver or procure delivery to the relevant Beneficiary evidence reasonably satisfactory to such Beneficiary that either a withholding or deduction has been made or any appropriate payment paid to the relevant taxing authority (as applicable).

8.4	The Guarantor shall not and may not direct the application by a Beneficiary of any sums received by that Beneficiary from the Guarantor under any of the terms of this Guarantee.
9	BENEFICIARY ASSISTANCE

Subject to Clause 4, each Beneficiary undertakes, upon the Guarantor’s request, to sign and execute such deeds or instruments as the Guarantor may reasonably require in order to give effect to a discharge of the Guarantor’s obligations under this Guarantee.

10	TRANSFER

10.1The Guarantor may not assign any of its rights and may not transfer any of its obligations under this Guarantee or enter into any transaction which would result in any of those rights or obligations passing to another person; provided, however, that the Guarantor may take any of the foregoing actions if each Beneficiary so consents, such consent not to be unreasonably withheld or delayed.

10.2Charter Agreement Beneficiary and/or OSA Beneficiary may assign rights and/or, as applicable, transfer obligations to any person to whom such Beneficiary’s rights and/or obligations under and in accordance with the terms of the FSRU Agreements are assigned or, as applicable, transferred, without having to obtain the consent of the Guarantor.

11	REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

11.1No amendment of this Guarantee shall be effective unless it is in writing and signed by, or on behalf of, each party (or its authorised representative).

11.2A waiver of any right or remedy under this Guarantee or by law, or any consent given under this Guarantee, is only effective if given in writing and signed by the waiving or consenting party and shall not be deemed a waiver of any other breach or default. It only

145

applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

11.3A failure or delay by a party to exercise any right or remedy provided under this Guarantee or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this Guarantee. No single or partial exercise of any right or remedy provided under this Guarantee or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this Guarantee by a Beneficiary shall be effective unless it is in writing and signed.

11.4The rights and remedies provided under this Guarantee are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

12	SEVERANCE

If any provision (or part of a provision) of this Guarantee is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this Clause 12 shall not affect the legality, validity and enforceability of the rest of this Guarantee.

13	THIRD PARTY RIGHTS

A person who is not a party to this Guarantee shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this Guarantee. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

14	COUNTERPARTS

14.1This deed may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute one deed.

14.2Transmission of an executed counterpart of this Guarantee by fax or e-mail (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Guarantee.

14.3No counterpart shall be effective until each party has executed at least one counterpart.

15	NOTICES

146

15.1Delivery

Any notice or other communication given to a party under or in connection with this Guarantee shall be:

(a)	in writing;
(b)	delivered by hand by pre-paid first-class post or other next working day delivery service or sent by fax; and
(c)	sent to:
(i)	the Guarantor at:

[ADDRESS]

Fax: [NUMBER]

Attention: [NAME]

(ii)	the Charter Agreement Beneficiary at:

[ADDRESS]

Fax: [NUMBER]

Attention: [NAME]

(iii)	the OSA Beneficiary at:

[ADDRESS]

Fax: [NUMBER]

Attention: [NAME]

or, in either case, to any other address or fax number as is notified in writing by one party to the other from time to time.

15.2Receipt

Any notice or other communication given under or in connection with this Guarantee shall be deemed to have been received:

(a)	if delivered by hand, at the time it is left at the relevant address;
(b)	if posted by pre-paid first-class post or other next working day delivery service, at 9.00

147

am on the second Business Day after posting; and

(c)	if sent by fax, when received in legible form.

A notice or other communication given as described in Clause 15.2(a) or Clause 15.2(c) on a day that is not a Business Day, or after normal business hours, shall be deemed to have been received on the next Business Day. For the purposes of this Clause 15.2, all references to time and business hour are to local time and business hours in the place of deemed receipt.

15.3This Clause 15 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

15.4A notice or other communication given under or connection with this Guarantee is not valid if sent by email.

16	LAW AND DISPUTE RESOLUTION

16.1Governing Law

(a)

This Guarantee and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by, and construed in accordance with, the law of England and Wales.

(b)

The Guarantor irrevocably consents to any process in any proceedings under Clause 16.2 being served on it in accordance with the provisions of this Guarantee relating to service of notices. Nothing contained in this Guarantee shall affect the right to serve process in any other manner permitted by law.

16.2    Dispute Resolution

Any dispute arising out of or in connection with this Guarantee, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this Clause 16.2. The number of arbitrators shall be three. The seat, or legal place, of arbitration shall be London, United Kingdom. The language to be used in the arbitral proceedings shall be English. The governing law of the contract shall be the substantive law of England and Wales.

148

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED BY

[PARENT GUARANTOR]

Executed as a deed by [PARENT
GUARANTOR] acting by [NAME OF
DIRECTOR], a director	Director

149

Part B – Form of Charterer/Customer Guarantee

[INSERT PARENT GUARANTOR]

PARENT COMPANY GUARANTEE

dated [●]

in respect of obligations of

(1)[●]

(2)[●]

150

This deed of guarantee is dated [DATE] (the “Guarantee”)

PARTIES

(1)	[●], incorporated and registered in [JURISDICTION] [with company number [NUMBER]] whose registered office is at [REGISTERED OFFICE ADDRESS] as guarantor (the “Guarantor”).
(2)	[●], incorporated and registered in [●] [with company number [NUMBER]] whose registered office is at [REGISTERED OFFICE ADDRESS (the “Charter Agreement Beneficiary”).
(3)

[●], incorporated and registered in [●] [with company number [NUMBER]] whose registered office is at [REGISTERED OFFICE ADDRESS] (the “OSA Beneficiary” and, together with the Charter Agreement Beneficiary, the “Beneficiaries”).

BACKGROUND

(A)

The Charter Agreement Beneficiary has agreed, pursuant to a charter agreement dated [●] September 2021 (the “Charter Agreement”), to charter to NFE Transport Partners LLC (the “Charterer”) a vessel for use as a floating storage and regasification unit, with an option for use as a liquefied natural gas carrier.

(B)

The OSA Beneficiary has agreed, pursuant to an operation and services agreement dated [●] September 2021 (the “OSA” and, together with the Charter Agreement, the “FSRU Agreements”), to provide certain services to NFE South Holdings Limited (the “Customer” and, together with the Charterer, the “Guaranteed Companies”) in relation to the operation of the vessel to be chartered pursuant to the Charter Agreement.

(C)

The Guarantor has agreed to enter into this Guarantee for the purpose of providing credit support to the Beneficiaries for the obligations of the Guaranteed Companies under the respective FSRU Agreements collectively.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions

The following definitions apply in this Guarantee.

“Business Day” has the meaning given to such term in the Charter Agreement.

“Charter Period” has the meaning given to such term in the Charter Agreement.

“Guaranteed Obligations” means all present and future obligations of the Guaranteed Companies due, owing or incurred under the FSRU Agreements to the Beneficiaries

151

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(including, without limitation, under any amendment, supplement or restatement of the FSRU Agreements).

“Maximum Liability Amount” means ***** US Dollars (US$*****); provided that, on the final day of:

(a)	each of the first eleven (11) months of the final year of the Charter Period, the then-current Maximum Liability Amount shall be reduced by ***** US Dollars and ***** US Cents (US$*****); and
(b)	the final month of the final year of the Charter Period, the then-current Maximum Liability Amount figure shall be reduced by ***** US Dollars and ***** US Cents (US$*****).

“Rights” means any security or other right or benefit whether arising by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise.

“Wilful Misconduct” has the meaning given to such term in the Charter Agreement or the OSA (as the context may require).

1.2	Interpretation

In this Guarantee:

(a)	clause headings shall not affect the interpretation of this Guarantee;
(b)

a reference to a “person” shall include a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality);

(c)	unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular;
(d)	unless the context otherwise requires, a reference to one gender shall include a reference to the other genders;
(e)	a reference to “Beneficiary” shall include the Beneficiary’s successors, permitted assigns and permitted transferees;
(f)	a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time;

152

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(g)	a reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision;
(h)	a reference to “writing” or “written” includes fax but not email;
(i)

a reference to “this Guarantee” (or any provision of it) or to any other agreement or document referred to in this Guarantee is a reference to this Guarantee, that provision or such other agreement or document as amended (in each case, other than in breach of the provisions of this Guarantee) from time to time;

(j)	unless the context otherwise requires, a reference to a clause is to a clause of this Guarantee;
(k)

any words following the terms “including”, “include”, “in particular”, “for example” or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms;

(l)	a reference to an “amendment” includes a novation, re-enactment, supplement or variation (and “amended” shall be construed accordingly);
(m)	a reference to “assets” includes present and future properties, undertakings, revenues, rights and benefits of every description;
(n)	a reference to an “authorisation” includes an approval, authorisation, consent, exemption, filing, licence, notarisation, registration and resolution;
(o)	a reference to “determines” or “determined” means, unless the contrary is indicated, a determination made at the absolute discretion of the person making it; and
(p)

a reference to a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation.

2	GUARANTEE AND GUARANTEED AMOUNT
2.1

In consideration of the Beneficiaries entering into the FSRU Agreements, the Guarantor guarantees to the Beneficiaries the performance of the Guaranteed Obligations when the same are required to be performed by the relevant Guaranteed Company pursuant to the terms of the applicable FSRU Agreement within ***** Business Days of written demand from the relevant Beneficiary. Such written demand must be accompanied by a statement

153

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

setting out in reasonable detail the Guaranteed Obligation(s) with respect to which the relevant Guaranteed Company has defaulted and the calculation of any amount claimed under this Guarantee.

2.2

The Guarantor as principal obligor and as a separate and independent obligation from its obligation under Clause 2.1 agrees to indemnify, defend and hold harmless each Beneficiary and keep each Beneficiary indemnified in full within ***** Business Days of written demand from and against all and any losses, debts, damages, interest, liability, costs and expenses suffered or incurred by that Beneficiary as a result of any failure by a Guaranteed Company to perform any Guaranteed Obligation applicable to it in circumstances where such Guaranteed Obligation is or becomes unenforceable, invalid or illegal and, but for such unenforceability, invalidity or illegality, such Guaranteed Obligation would have been required to be performed by the relevant Guaranteed Company under the relevant FSRU Agreement on the date specified therein; provided, however, that the amount payable by the Guarantor under the indemnity set forth in this Clause 2.2 will not exceed the amount it would have had to pay under this Guarantee if the amount claimed had been recoverable on the basis of the guarantee set forth in Clause 2.1.

2.3

For the purposes of this Guarantee, any money judgment, arbitrator’s award or expert’s decision against a Guaranteed Company in favour of a Beneficiary under or in connection with one or more of the FSRU Agreements shall be conclusive evidence of any liability of a Guaranteed Company to which that judgment, award or decision relates and the Guarantor agrees to satisfy and discharge any money judgment, arbitrator’s award or adjudicator’s decision made against the Guaranteed Company in favour of the Beneficiaries.

2.4

Notwithstanding any other provision of this Guarantee and the FSRU Agreements, the aggregate liability of the Guarantor hereunder shall in no circumstances exceed the Maximum Liability Amount other than with respect to liability caused by the Wilful Misconduct of a Guaranteed Company.

3	BENEFICIARY PROTECTIONS
3.1	This Guarantee is a continuing guarantee and shall remain in full force and effect until all Guaranteed Obligations have been paid in full.
3.2	The liability of the Guarantor under this Guarantee shall not be reduced, discharged or otherwise adversely affected by:
(a)	any intermediate payment, settlement of account or discharge in whole or in part of

154

the Guaranteed Obligations;

(b)

any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which a Beneficiary may now or after the date of this Guarantee have from or against a Guaranteed Company or any other person in connection with the Guaranteed Obligations;

(c)	any act or omission by a Beneficiary or any other person in taking up, perfecting or enforcing any security, indemnity, or guarantee from or against a Guaranteed Company or any other person;
(d)	any termination, amendment, variation, novation, replacement or supplement of or to any of the Guaranteed Obligations;
(e)	any grant of time, indulgence, waiver or concession to a Guaranteed Company or any other person;
(f)

any insolvency, bankruptcy, liquidation, administration, winding up, incapacity, limitation, disability, the discharge by operation of law, or any change in the constitution, name or style of a Guaranteed Company, a Beneficiary, or any other person;

(g)

any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of, or security held from, a Guaranteed Company or any other person in connection with the Guaranteed Obligations;

(h)	any claim or enforcement of payment from a Guaranteed Company or any other person;
(i)	any act or omission which would not have discharged or affected the liability of the Guarantor had it been a principal debtor instead of a guarantor; or
(j)	any other act or omission except an express written release by deed of the Guarantor by the Beneficiaries.
3.3

Notwithstanding any other provision of this Guarantee the obligations guaranteed by the Guarantor and the liability of the Guarantor under this Guarantee shall not exceed the liability of the Guaranteed Companies under the FSRU Agreements.

3.4

Subject to Clause 2.3, the Guarantor shall be entitled to exercise all of the contractual protections, limitations and exclusions of liability in respect of any claim made hereunder as are available to the Guaranteed Companies under the FSRU Agreements

155

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

3.5	Neither Beneficiary shall be obliged, before taking steps to enforce any of its rights and remedies under this Guarantee, to:
(a)	take any action or obtain judgment in any court against the relevant Guaranteed Company or any other person;
(b)	make or file any claim in a bankruptcy, liquidation, administration or insolvency of the relevant Guaranteed Company or any other person; or
(c)	make, demand, enforce or seek to enforce any claim, right or remedy against the relevant Guaranteed Company or any other person.
3.6

The Guarantor warrants to each Beneficiary that it has not taken or received, and shall not take, exercise or receive the benefit of any Rights from or against either Guaranteed Company, its liquidator, an administrator, co-guarantor or any other person in connection with any liability of, or payment by, the Guarantor under this Guarantee but:

(a)

if any of the Rights is taken, exercised or received by the Guarantor, those Rights and all monies at any time received or held in respect of those Rights shall be held by the Guarantor on trust for the Beneficiaries for application in or towards the discharge of the Guaranteed Obligations under this Guarantee; and

(b)

on demand by a Beneficiary, the Guarantor shall promptly transfer, assign or pay to such Beneficiary all other relevant Rights and monies from time to time held on trust by the Guarantor under this Clause 3.6.

3.7

This Guarantee is in addition to and shall not affect nor be affected by or merge with any other judgment, security, right or remedy obtained or held by a Beneficiary from time to time for the discharge and performance of the relevant Guaranteed Company of the relevant Guaranteed Obligations.

4	COSTS

The Guarantor shall, within ***** Business Days of written demand, pay to, or reimburse, each Beneficiary all taxes and reasonable and documented costs, charges, expenses of any kind (including, without limitation, reasonable and documented legal and out-of-pocket expenses) incurred by such Beneficiary in connection with the enforcement or preservation of its rights hereunder, provided that, subject only to Clause 2.4, in no event (save in respect of liability caused by the Wilful Misconduct of a Guaranteed Company) shall the Guarantor be liable for costs and expenses under this Clause 4 where payment of such sums would

156

result in the Guarantor’s liability under this Guarantee exceeding the Maximum Liability Amount.

5	REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants to each Beneficiary, as at the date of this Guarantee, that:

(a)

it is a company incorporated under the laws of [JURISDICTION] and possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

(b)

it has the power to execute, deliver and perform its obligations under this Guarantee and to carry out the transactions contemplated hereby, and all necessary corporate and other action will have been taken to authorise the execution, delivery and performance of the same;

(c)

the execution, delivery and performance by the Guarantor of this Guarantee does not and will not contravene any law or regulation to which the Guarantor is subject or conflict with the provisions of the Guarantor’s constitutional documents; and

(d)	the Guarantor’s obligations under this Guarantee are valid, binding and enforceable in accordance with the terms hereof.
6	ACCOUNTS
6.1

Each Beneficiary may place to the credit of a suspense account any monies received by it under or in connection with this Guarantee in order to preserve its rights to prove for the full amount of all its claims against the relevant Guaranteed Company or any other person in respect of the relevant Guaranteed Obligations.

6.2

Each Beneficiary may at any time and from time to time apply all or any monies held in any suspense account in or towards satisfaction of any of the monies, obligations and liabilities that are the subject of this Guarantee as such Beneficiary, in its absolute discretion, may conclusively determine.

6.3	If this Guarantee ceases for any reason whatsoever to be continuing, each Beneficiary may open a new account or accounts in the name of the relevant Guaranteed Company.
6.4

If a Beneficiary does not open a new account or accounts in accordance with Clause 6.3, it shall nevertheless be treated as if it had done so at the time that this Guarantee ceased to be continuing whether by termination, calling in or otherwise, in relation to the relevant

157

Guaranteed Company.

6.5

As from the time of opening or deemed opening of a new account or accounts, all payments made to a Beneficiary by or on behalf of the relevant Guaranteed Company shall be credited or be treated as having been credited to the new account or accounts and shall not operate to reduce the amount for which this Guarantee is available at that time, nor shall the liability of the Guarantor under this Guarantee in any manner be reduced or affected by any subsequent transactions, receipts or payments.

7	DISCHARGE CONDITIONAL
7.1

Any release, discharge or settlement between the Guarantor and a Beneficiary in relation to this Guarantee shall be conditional on no right, security, disposition or payment to that Beneficiary by the Guarantor, the relevant Guaranteed Company or any other person in respect of the relevant Guaranteed Obligations being avoided, set aside or ordered to be refunded under any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason.

7.2

If any right, security, disposition or payment referred to in Clause 7.1 is avoided, set aside or ordered to be refunded, each Beneficiary shall be entitled subsequently to enforce this Guarantee against the Guarantor as if such release, discharge or settlement had not occurred and any such right, security, disposition or payment had not been given or made.

8	PAYMENTS
8.1	All sums payable by the Guarantor under this Guarantee shall be paid in full to the Beneficiaries in the currency in which the relevant Guaranteed Obligations are payable:
(a)	without any set-off, condition or counterclaim whatsoever; and
(b)	free and clear of any deduction or withholding whatsoever except as may be required by law or regulation which is binding on the Guarantor.
8.2

If the Guarantor is required to make any deduction or withholding by any law or regulation from any payment due under this Guarantee, the payment due from the Guarantor shall be increased to an amount which (after making any deduction or withholding) leaves an amount equal to the payment which would have been due if no deduction or withholding had been required.

8.3	Following any deduction or withholding, or any payment required in connection with that deduction or withholding, the Guarantor shall promptly deliver or procure delivery to the

158

relevant Beneficiary evidence reasonably satisfactory to such Beneficiary that either a withholding or deduction has been made or any appropriate payment paid to the relevant taxing authority (as applicable).

8.4	The Guarantor shall not and may not direct the application by a Beneficiary of any sums received by that Beneficiary from the Guarantor under any of the terms of this Guarantee.
9	BENEFICIARY ASSISTANCE

Subject to Clause 4, each Beneficiary undertakes, upon the Guarantor’s request, to sign and execute such deeds or instruments as the Guarantor may reasonably require in order to give effect to a discharge of the Guarantor’s obligations under this Guarantee.

10	TRANSFER

10.1The Guarantor may not assign any of its rights and may not transfer any of its obligations under this Guarantee or enter into any transaction which would result in any of those rights or obligations passing to another person; provided, however, that the Guarantor may take any of the foregoing actions if each Beneficiary so consents, such consent not to be unreasonably withheld or delayed.

10.2Charter Agreement Beneficiary and/or OSA Beneficiary may assign rights and/or, as applicable, transfer obligations to any person to whom such Beneficiary’s rights and/or obligations under and in accordance with the terms of the FSRU Agreements are assigned or, as applicable, transferred, without having to obtain the consent of the Guarantor.

11	REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

11.1No amendment of this Guarantee shall be effective unless it is in writing and signed by, or on behalf of, each party (or its authorised representative).

11.2A waiver of any right or remedy under this Guarantee or by law, or any consent given under this Guarantee, is only effective if given in writing and signed by the waiving or consenting party and shall not be deemed a waiver of any other breach or default. It only applies in the circumstances for which it is given and shall not prevent the party giving it from subsequently relying on the relevant provision.

11.3A failure or delay by a party to exercise any right or remedy provided under this Guarantee or by law shall not constitute a waiver of that or any other right or remedy, prevent or restrict any further exercise of that or any other right or remedy or constitute an election to affirm this Guarantee. No single or partial exercise of any right or remedy provided under this Guarantee or by law shall prevent or restrict the further exercise of that or any other right or remedy. No election to affirm this Guarantee by a Beneficiary shall be effective unless it is in writing and signed.

159

11.4The rights and remedies provided under this Guarantee are cumulative and are in addition to, and not exclusive of, any rights and remedies provided by law.

12	SEVERANCE

If any provision (or part of a provision) of this Guarantee is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision (or part of a provision) shall be deemed deleted. Any modification to or deletion of a provision (or part of a provision) under this Clause 12 shall not affect the legality, validity and enforceability of the rest of this Guarantee.

13	THIRD PARTY RIGHTS

A person who is not a party to this Guarantee shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this Guarantee. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

14	COUNTERPARTS

14.1This deed may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute one deed.

14.2Transmission of an executed counterpart of this Guarantee by fax or e-mail (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Guarantee.

14.3No counterpart shall be effective until each party has executed at least one counterpart.

15	NOTICES

15.1Delivery

Any notice or other communication given to a party under or in connection with this Guarantee shall be:

(a)	in writing;
(b)	delivered by hand by pre-paid first-class post or other next working day delivery service or sent by fax; and

160

(c)	sent to:
(i)	the Guarantor at:

[ADDRESS]

Fax: [NUMBER]

Attention: [NAME]

(ii)	the Charter Agreement Beneficiary at:

[ADDRESS]

Fax: [NUMBER]

Attention: [NAME]

(iii)	the OSA Beneficiary at:

[ADDRESS]

Fax: [NUMBER]

Attention: [NAME]

or, in either case, to any other address or fax number as is notified in writing by one party to the other from time to time.

15.2Receipt

Any notice or other communication given under or in connection with this Guarantee shall be deemed to have been received:

(a)	if delivered by hand, at the time it is left at the relevant address;
(b)	if posted by pre-paid first-class post or other next working day delivery service, at 9.00 am on the second Business Day after posting; and
(c)	if sent by fax, when received in legible form.

A notice or other communication given as described in Clause 15.2(a) or Clause 15.2(c) on a day that is not a Business Day, or after normal business hours, shall be deemed to have been received on the next Business Day. For the purposes of this Clause 15.2, all references to time and business hour are to local time and business hours in the place of deemed receipt.

15.3This Clause 15 does not apply to the service of any proceedings or other documents in any

161

legal action or, where applicable, any arbitration or other method of dispute resolution.

15.4A notice or other communication given under or connection with this Guarantee is not valid if sent by email.

16	LAW AND DISPUTE RESOLUTION

16.1Governing Law

(a)

This Guarantee and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by, and construed in accordance with, the law of England and Wales.

(b)

The Guarantor irrevocably consents to any process in any proceedings under Clause 16.2 being served on it in accordance with the provisions of this Guarantee relating to service of notices. Nothing contained in this Guarantee shall affect the right to serve process in any other manner permitted by law.

16.2Dispute Resolution

Any dispute arising out of or in connection with this Guarantee, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the LCIA Rules, which Rules are deemed to be incorporated by reference into this Clause 16.2. The number of arbitrators shall be three. The seat, or legal place, of arbitration shall be London, United Kingdom. The language to be used in the arbitral proceedings shall be English. The governing law of the contract shall be the substantive law of England and Wales.

162

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED BY

[PARENT GUARANTOR]

Executed as a deed by [PARENT
GUARANTOR] acting by [NAME OF
DIRECTOR], a director	Director

163

Schedule X

Form of Quiet Enjoyment Agreement

Part A – this is the form of Quiet Enjoyment Agreement to be provided pursuant to
Clause 2.7(a)

To: NFE International Shipping LLC (“Lessee”)

Re: LNG floating storage and regasification vessel “HÖEGH GALLANT” with IMO No. 9653678 (the “Vessel”)

1.	We refer to:
(a)

the international charter agreement dated [•] September 2021 between Höegh LNG Partners LP in capacity as owner (the “HMLP” or “Owner”) and yourselves as Lessee of the Vessel, under which HMLP has agreed to arrange for the Vessel to be leased to Lessee on the terms and conditions set out therein (the “Agreement”);

(b)	the agreement between HMLP and Lessee that:
(i)	the Vessel shall be transferred from Hoegh LNG Cyprus Limited as current owner to a newly incorporated indirect (wholly owned) subsidiary of HMLP as new owner of the Vessel (the “New Owner”); and
(ii)	at the same time, the Agreement shall be novated by HMLP to the New Owner,

in each case prior to Arrival under the Agreement; and

(c)

the senior secured term loan credit facility originally dated 29 January 2019 (as amended and/or restated from time to time) between HMLP as borrower and ourselves as agent and security agent on behalf of certain lenders (the “Lenders”), under which the Lenders agreed to loan certain sums to the borrower (the “Credit Facility”).

2.

(a)

In consideration of Lessee signing the acknowledgement to the notice of assignment given by Owner to Lessee of Owner’s assignment to the Lenders by way of security of its rights under the Agreement, and subject always to Lessee complying in all respects with its commitments under the Agreement, we, as mortgagee of the Vessel and on behalf of the Lenders (the “Mortgagee”), hereby agree and undertake that  we shall not, directly or through the actions of others,

164

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)

take any action which may interfere directly or indirectly with or otherwise disturb Lessee’s exclusive, quiet and peaceful use, possession, employment and enjoyment of the Vessel in accordance with the terms of the Agreement and that Lessee will be allowed unfettered use of the Vessel in accordance with the terms of the Agreement.

(c)

The commitments in Paragraph 2(a) do not extend to committing the Mortgagee to preserving Lessee’s quiet enjoyment of the Vessel if: (i) Lessee has breached the terms of the Agreement; and (ii) such breach entitles Owner under the terms of the Agreement to withdraw the Vessel from service or otherwise terminate the Agreement, whether or not Owner has exercised its right to terminate the Agreement.

3.

Further, the Mortgagee also hereby agrees and undertakes that if an Event of Default (as that term is defined in the Credit Facility) has occurred and is continuing, except in the circumstance described Paragraph 2(b) above, the Mortgagee will not exercise any rights it may have against the Vessel, except as provided below.

Lessee agrees that if:

(a)

the Mortgagee notifies Lessee that an Event of Default (as that term is defined in the Credit Facility) has occurred and is continuing and that either the Mortgagee or its designee wants to assume Owner’s rights, obligations and liabilities under the Agreement and be substituted for Owner under the Agreement (the “Substitute Owner”), which notice shall give Lessee details of the Substitute Owner, and

(b)

the Substitute Owner is an entity which has the financial and technical capacity to perform Owner’s obligations under the Agreement, then if (x) Lessee approves of the Substitute Owner in writing, which approval may not be unreasonably withheld, and shall be deemed given if not disapproved in writing by Lessee within ***** days after such notice, and (y) the Substitute Owner agrees that the assumption of obligations and liabilities by the Substitute Owner shall include all of the Owner’s obligations and liabilities under the Agreement to the fullest extent they remained unperformed or unpaid at the time of assumption  and (z) the Substitute Owner accedes to this Quiet Enjoyment Agreement, the Lessee shall enter into a novation agreement (in form and substance satisfactory to Lessee) with Owner and Substitute Owner in relation to the Agreement and, following such novation, Lessee shall continue to perform Lessee’s obligations under the Agreement in favour of the Substitute Owner.

4.

Nothing in this letter shall create any additional obligations or liabilities on Lessee under the Agreement and nothing in this letter shall modify or limit any of Lessee’s rights or benefits under the Agreement.

165

5.

This letter and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this letter or its formation (including any non-contractual disputes or claims) shall be governed by and construed in accordance with English law, and any dispute relating to it shall be subject to arbitration in accordance with the procedures set forth in the Agreement.

For and on behalf of
Nordea Bank Abp, filial I Norge
as Agent and Security Agent/Mortgagee

Name:
Capacity:

In consideration for the Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, we hereby agree to the terms set out above and hereby consent to, and agree to be bound by, the foregoing letter.

For and on behalf of
NFE International Shipping LLC

Name:
Capacity:

For and on behalf of
Höegh LNG Partners LP

Name:
Capacity:

166

Part B – this is the form of Quiet Enjoyment Agreement referred to in all other cases except in Clause 2.7(a)

To: [•] (“Lessee”)

[Re: [LNG floating storage and regasification vessel with. (IMO No. [•]) (the “Vessel”)]

1.We refer to:

(a)

the international leasing agreement dated [•] between [Owner] as owner of the Vessel (“Owner”) and NFE International Shipping LLC • as charterer of the Vessel (“Lessee”), under which Owner agreed to let the Vessel to Lessee on the terms and conditions set out therein (the “Agreement”); and

(b)

the senior secured term loan credit facility dated [•] between [Owner] as borrower and [•] as lenders (the “Lenders”), under which the Lenders agreed to loan certain sums to [Owner] (the “Credit Facility”).

2.

(a)

In consideration of Lessee signing the acknowledgement to the notice of assignment given by Owner to Lessee of Owner’s assignment to the Lenders by way of security of its rights under the Agreement, and subject always to Lessee complying in all respects with its commitments under the Agreement, we, as mortgagee of the Vessel and on behalf of the Lenders (the “Mortgagee”), hereby agree and undertake that we  shall not, directly or through the actions of others, take any action which may interfere directly or indirectly with or otherwise disturb Lessee’s exclusive, quiet and peaceful use, possession, employment and enjoyment of the Vessel in accordance with the terms of the Agreement and that Lessee will be allowed unfettered use of the Vessel in accordance with the terms of the Agreement.

(b)

The commitments in Paragraph 2(a) do not extend to committing the Mortgagee to preserving Lessee’s quiet enjoyment of the Vessel if: (i) Lessee has breached the terms of the Agreement; and (ii) such breach entitles Owner under the terms of the Agreement to withdraw the Vessel from service or otherwise terminate the Agreement, whether or not Owner has exercised its right to terminate the Agreement.

3.

Further, the Mortgagee also hereby agrees and undertakes that if an Event of Default (as that term is defined in the Credit Facility) has occurred and is continuing, except in the circumstance described in Paragraph 2(b) above, the Mortgagee will not exercise any rights it may have against the Vessel, except as provided below.

167

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Lessee agrees that if:

(a)

the Mortgagee notifies Lessee that an Event of Default (as that term is defined in the Credit Facility) has occurred and is continuing and that either the Mortgagee or its designee wants to assume Owner’s rights, obligations and liabilities under the Agreement and be substituted for Owner under the Agreement (the “Substitute Owner”), which notice shall give Lessee details of the Substitute Owner, and

(b)

the Substitute Owner is an entity which has the financial and technical capacity to perform Owner’s obligations under the Agreement, then if (x) Lessee approves of the Substitute Owner in writing, which approval may not be unreasonably withheld, conditioned or delayed, and shall be deemed given if not disapproved in writing by Lessee within ***** days after such notice; (y) the Substitute Owner agrees that the assumption of obligations and liabilities by the Substitute Owner shall include all of Owner’s obligations and liabilities under the Agreement to the fullest extent they remained unperformed or unpaid at the time of assumption; and (z) the Substitute Owner accedes to this Quiet Enjoyment Agreement, the Lessee shall enter into a novation agreement (in form and substance satisfactory to Lessee) with Owner and Substitute Owner in relation to the Agreement and, following such novation, Lessee shall continue to perform Lessee’s obligations under the Agreement in favour of the Substitute Owner.

4.

Nothing in this letter shall create any additional obligations or liabilities on Lessee under the Agreement and nothing in this letter shall modify or limit any of Lessee’s rights or benefits under the Agreement.

5.

This letter and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this letter or its formation (including any non-contractual disputes or claims) shall be governed by and construed in accordance with English law, and any dispute relating to it shall be subject to arbitration in accordance with the procedures set forth in the Agreement.

168

For and on behalf of

[•]

as Agent and Security Agent/Mortgagee

Name:

Capacity:

In consideration for the Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, we hereby agree to the terms set out above and hereby consent to, and agree to be bound by, the foregoing letter.

For and on behalf of

[LESSEE]

Name:

Capacity:

For and on behalf of

[OWNER]

Name:

Capacity:

169

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Schedule XI

Insurance

Owner shall maintain the following valid and enforceable insurances on the Vessel:

(a)	Hull & Machinery and War Risk insurance (which includes terrorism coverage) with limits of not less than the full market value of the Vessel;
(b)	P&I insurance with Contractor named as a protective co-insured party as per the P&I Club standard clauses, covering:
(i)

non-oil pollution from the Vessel with a maximum limit of US$ *****  (United States Dollars *****) or such other higher maximum limit as may be available from P&I insurers throughout the Charter Period;

(ii)	oil pollution from the Vessel with a maximum limit of US$ ***** (United States Dollars *****) or such other higher maximum limit as may be available from P&I insurers throughout the Charter Period;
(iii)	liability for collision and damage to fixed and floating objects to the extent not covered by the Hull & Machinery and War Risk insurance;
(iv)	liability for loss or damage to inventory of LNG and gas; and
(v)	insurance cover as per the Nairobi International Convention for Wreck Removal 2007; and
(c)

The Vessel will at all times carry a Blue Card Civil Liability Certificate issued by the International Maritime Organisation guaranteeing that the Vessel has sufficient insurance cover or other financial security to compensate for pollution damage in compliance with the International Convention on Civil Liability for Oil Pollution Damage (1969), as amended.

Owner shall, or shall procure that Contractor shall, ensure that the insurers of the aforementioned insurance coverage shall:

(a)	name Charterer as a protective co-insured party as per the P&I Club standard clauses; and
(b)	waive all rights of subrogation against Charterer and their respective officers, directors and employees,

as applicable and subject to such being as per the insurers’ standard terms.

170

Schedule XII

Form of Deed of Novation

This deed of novation (the “Deed”) is entered into as a deed on the [•] day of [•], 20[-] BY AND BETWEEN:

1.	[•], a company organised and existing under the laws of [•], having its registered office at [•] (the “Transferor”); and
2.	[•], a company organised and existing under the laws of [•], having its registered office at [•] (the “Continuing Party”); and
3.	[•], a company organised and existing under the laws of [•], having its registered address at [•], (the “Transferee”).

(individually, a “Party, and collectively, the “Parties”).

WHEREAS:

(A)

The Transferor and the Continuing Party are parties to an international charter agreement dated [•] (the “Charter”) for the charter of an LNG floating storage and regasification vessel named Höegh Gallant with IMO number 9653678 (the “Vessel”).

(B)

The Transferor wishes to be released from all its obligations and liabilities and to transfer all its rights under the Charter to the Transferee, and the Continuing Party agrees to such release.  The Transferee wishes to assume such obligations and liabilities.

(C)

The Parties have agreed to the novation of the Charter and to the substitution of the Transferee as a party to the Charter in the place of the Transferor, on the terms and subject to the conditions contained in this Deed.

In consideration of the mutual undertakings given by the Parties’ and set forth herein, IT IS HEREBY AGREED:

1.	Definitions

Capitalised terms used in this Deed shall have the same meaning ascribed to them in the Charter.

2.	Novation

With effect from the date of this Deed (such date to be the “Novation Date”):

2.1

the Continuing Party hereby releases and discharges the Transferor (including, without limitation, in respect of any breach of the Charter by the Transferor antecedent to the Novation Date) from all of the Transferor’s obligations and liabilities under or in

171

connection with the Charter, and from all claims and demands whatsoever arising under the Charter on or after the Novation Date, and the Transferor hereby ceases to be a party to the Charter;

2.2

the Transferor hereby assigns all of its rights under or in connection with the Charter to the Transferee (including, without limitation, in respect of any breach of the Charter by the Continuing Party antecedent to the Novation Date), and releases and discharges the Continuing Party from all of its obligations and liabilities to the Transferor under or in connection with the Charter;

2.3

the Transferee hereby agrees to assume and perform all of the obligations and liabilities from which the Transferor is released and discharged pursuant to Clause 2.1 of this Deed (including, without limitation, in respect of any breach of the Charter by the Transferor antecedent to the Novation Date) and to be bound by its terms in all respects as if the Transferee had been named as a party thereto in place of the Transferor; and

2.4

the Continuing Party hereby agrees with the Transferee to perform the Continuing Party’s obligations and liabilities under or in connection with the Charter and to be bound by its terms in every way as if the Transferee had been named as a party thereto in place of the Transferor (including, without limitation, in respect of any breach of the Charter by the Continuing Party antecedent to the Novation Date).

3.	Representations and warranties

Each of the Parties represents and warrants to each other that:

3.1

it is a legal entity duly organised and validly existing under the Laws of the jurisdiction of its formation and that has the corporate power and authority to enter into and to perform its obligations under this Deed and (in relation to the Continuing Party and the Transferee only) under the Charter;

3.2	its execution, delivery, and performance of this Deed have been authorised by all corporate action on its part, and do not and will not:
(a)	contravene any Law of any Governmental Authority having jurisdiction over the Parties;
(b)	violate its constitutional documents; or
(c)	conflict with or result in any breach of any terms of, or constitute a default under, any agreement or other instrument to which any of the Parties are a party or their property is bound; and
3.3

this Deed and, in relation to the Continuing Party and the Transferee only, the Charter, is each its legal and binding obligation enforceable in accordance with its respective terms, except to the extent enforceability is modified by bankruptcy, reorganisation

172

and other similar Laws affecting the rights of creditors generally and/or by general principles of equity.

4.	Miscellaneous
4.1

If any term or provision in this Deed is or becomes illegal, invalid or unenforceable in whole or in part, under any Law or any jurisdiction, then such term or provision or part shall to that extent be deemed not to form part of this Deed and the enforceability of the remaining provisions of this Deed shall not be affected or impaired in any way.

4.2

This Deed may be entered into in any number of counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

4.3	Confidentiality
(a)	Clause 35 (Confidentiality) of the Charter shall form part of this Deed and shall be treated as if set out in full herein.
(b)	The existence and terms of this Deed shall be treated as Confidential Information for the purposes of the Charter.

5.  Guarantees

5.1	By signing this Deed, the Owner/Contractor Guarantor confirms that the Owner/Contractor Guarantee remains fully effective following such transfer or novation provided for in this Deed.
5.2	By signing this Deed, the Charterer/Customer Guarantor confirms that the Charterer/Customer Guarantee remains fully effective following such transfer or novation provided for in this Deed.
6.	Notices

For the purposes of Clause 37 (Notices) of the Charter, the Transferee’s address for notices and other details shall be as follows:

Address:	[•]
Tel:	[•]
Fax No.:	[•]
For the attention of:	[•]

173

7.	Governing Law
7.1

This Deed, and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to it or its formation (including any non-contractual disputes or claims), shall be governed by and construed in accordance with English law.

7.2

Any dispute arising under or in connection with this Deed, including the validity or enforceability hereof, shall be resolved in accordance with Clause 34 (Law and Arbitration) of the Charter which extends to and applies (mutatis mutandis) to this Deed.

174

IN WITNESS whereof this Deed has been executed and delivered as a deed on the date first above written.

……………………
Signed as a deed by…………………………………..	)

for and on behalf of:	)
)
in the presence of a witness:	)

Name of witness:
Address of witness:

Signed as a deed by…………………………………..	)

for and on behalf of:	)
)
in the presence of a witness:	)

Name of witness:
Address of witness:

Signed as a deed by…………………………………..	)

for and on behalf of:	)
)
in the presence of a witness:	)

Name of witness:
Address of witness:

175

Schedule XIII

Charterer’s Facilities and Rely Upon Data

Set out below is a more in-depth description of certain aspects of the Terminal’s design. All of the information in this Schedule XIII – Charterer’s Facilities and Rely Upon Data also constitutes the Rely Upon Data.

N°	Item	Value	Unit
1	Mooring & Berthing
1.1	Mooring dolphin	6	#
1.2	Berthing dolphin	3	#
1.3	Quick release hooks	9 units / 26 hooks	#
1.4	Fenders	Reaction: 2672 kN @ 70% Deflection Energy: 3364kNm (Please see fender tests and M&B Analysis attachments for clarity)	-
2	CNG Transfer Arms
2.1	CNG Loading arms	EMCO WHEATON
2.1.1	Units	2	#
2.1.2	Diameter	12	Inch
2.1.3	Max Flow	162	MMSCFD
3	Communication
3.1	Ship to shore link	TRELLEBORG GEN3 SSL SHORE SYSTEM	-
4	Aid to navigation
4.1	Ship berthing aids	NONE	-

176

N°	Item	Value	Unit
4.2	Environmental station	Suited for monitoring wind speed and direction, sea current speed and direction, air temperature and humidity. barometric pressure, rainfall, waves (height, period and direction) and tidal elevation	-
5	Jetty (principal equipment)
5.1	Fire Fighting	PORTABLE POWDER EXTINGUISHER 30KG & 50KG and FIRE DETECTORS	-
5.2	Small nitrogen plant	NONE	#
5.3	Potable Water Tank	NONE	m3
5.4	Diesel tank	5.4 (@ 98% FULL)	m3
5.5	Fresh fire water tank	NONE	m3
5.6	Gas Chromatograph	NONE	#
5.6.1	Main power supply	Ship Supply	125 KVA
5.6.2	Units	N/A	#
5.6.3	Emergency power supply	DIESEL GENERATOR	125 KVA
5.7	CNG Metering skid	NONE	#
5.8	ILI System Launcher	PIG LAUNCHER	#
5.9	Vent stack	OPEN AIR - NC	#
5.10	Control and administration building	YES – MAKER: SEABOARD	#
5.11	Gangway	YES – MAKER: VERHEOF	#

FSRU Alignment with Jetty:

Following information available for positioning the FSRU alongside the terminal:

-	Ranger Offshore OHP Structures Asbuilt_1801040718_Final_ Issue2.pfd [rev.2]

177

-	BD2 layout Spec.1.pdf
o	Offshore Structures Geometry Plan [Rev. 0, Date 05.08.17]
o	BD2 EIC Dolphin Deck Plan [Rev. 4, Date 05.08.17]
o	Enlarged BD2 EIC Dolphin Plan [Rev. 1, Date 01.06.17]

FSRU High Pressure Manifold – Modification

The High Pressure Loading Arms is located on Berthing Dolphin 1. This requires that the FSRU will be shifted forward and HP export pipe to be extended 20 meter forward from existing manifold position.

This is based on following interface documentation:

-	Distance between MLAs.png
o	Picture of BD1 layout drawing [snapshot of drawing, unknown rev. number]
-	10-6 - M3385708-002 MLA Ship side valve.pdf
o	Emco Wheaton Spool Piece Assy. 12” [Date 29.08.17]
-	FSRU CNG Valves.png
o	Golar Freeze FSRU CNG Manifold Detail [snapshot from Golar Freeze SSCS]

Ship Shore Link

The FSRU is equipped with Trelleborg Seatechnik SSL located in manifold area.

Terminal is also equipped with Trelleborg SSL, and following documentation received:

-	PJ2482-10000-VO-703 Integrated SSL / D&M / PPU Cabinet Electrical Hook-up drawing sheet 2 (Issue 2, Date 08.08.17)
-	PJ2482-8187-V5-120-1 FO-EL-ESL Ship Shore Communication Link System. Cable Reels & Weather Cover for Old Harbour LNG (Issue 1, Date 29.08.17)
-	PJ2482-8192-V1-101-1 Electric Cable Reel with 50m Electric Umbilical Cable for SSL system for Old Harbour LNG (Issue 1, Date 29.08.17)
-	PJ2482-8199-V0-800-1 Fibre-Optic Cable Reel with 50m FO Umbilical Cable for SSL system for Old Harbour LNG (Issue 1, Date 29.08.17)
-	Hotphone.png (picture)
-	FSRU Jetty Network.png (picture)
-	FSRU Jetty Data.png (Rev.A, Date 22.08.18)
-	ModbusMapping NFE Metering Freeze.xls
-	NFE OHP C_E.pdf
o	Cause & Effect (Rev. 0, Date 19.07.18)

FSRU Jetty Power

The FSRU is equipped with Jetty Power Box located in manifold area.

Terminal is equipped with power connection on BD2. Following documentation received:

-	FSRU to Jetty E-505_Umbilical Power Cable Details Rev.B06.pdf
o	Umbilical Power Cable Details (Rev.0, Date 15.09.17)

Gangway

Following information available for gangway interface

-	Gangway.pdf
o	Verhoef - Column with Telescopic Access Ladder (Rev. C, Date 13.07.17)

178

-	(2017.07.06) Verhoef Gangway Standard Tech Spec VAI 9408 ECO Rev E Colum...pdf
o	Verhoef – Standard Technical Specification rev.E
-	Verhoef OHP Aluminum Deck Ladder Dwg AD3.0408-015.pdf (Date 01.09.17)
-	Verhoef OHP Column w Telescopic Access Ladder GA Dwg AD5-28-D (1) (Rev.D, Date 17.08.17)

Marine Studies

Following information available for assessment of site

-	OHP Mooring and Berthing Study.pdf
o	Berthing and Mooring Analyses Report from Moffatt & Nichol (Rev. B, Date 17.10.17)
-	OHP Navigation Assessment.pdf
o	Navigation Assessment Report from Moffatt & Nichol (Rev. A, Date 04.10.2017)

179

Appendix I

Referential Terminal Design

OHP PIPELINE
FIXED WHITE NAVIGATION LIGHT
FIXED WHITE NAVIGATION LIGHT
N
PORTLAND BIGHT

180

Appendix II

Referential Jetty Layout

Schedule XIV

Conditions of Use

OLD HARBOUR LNG Terminal

Terminal Manual Annex

Annex 1.1

Conditions of Use

OHP-LNG-OPS-001-A1.1

Revision 1

09 January 2019

CONDITIONS OF USE – Old Harbour LNG Terminal

All Port Facilities, Port Services and other assistance of any kind whatsoever provided to an LNG Ship calling at the LNG Facility are provided subject to all Applicable Laws and to these Conditions of Use. These Conditions of Use shall (a) apply to each LNG Ship calling at the LNG Facility regardless of whether any such LNG Ship pays or owes amounts to Höegh or Buyer, and (b) be deemed to have been expressly accepted by each LNG Ship calling at the LNG Facility regardless of whether such acceptance has been acknowledged in writing or otherwise.

1. DEFINITIONS

For purposes of these Conditions of Use, the following definitions shall apply:

Affiliates means, in relation any person or entity, another person or entity who, either directly or indirectly, Controls, is Controlled by or is under the common Control of such first mentioned party. For the purposes of this definition, “Control” means the beneficial ownership of more than fifty percent (50%) of the issued share capital or the legal power to direct or cause the direction of the general management of the company, partnership or other person in question, and “Controlled” shall be construed accordingly;

Applicable Laws means any law, regulation, administrative and judicial provision, constitution, decree, judgment, legislation, order, ordinance, regulation, code, directive, statute, treaty or other legislative measure, in each case of any Governmental Authority from time to time in force, which is legally binding on a party;

Business Day means a day on which banks are open for business in Kingston and London;

Buyer means NFE International Shipping LLC and its Affiliates, and any Representative of Buyer;

Buyer’s Facilities means all fixed and moveable assets which Buyer uses and/or controls and operates from time to time for the purpose of performance of Buyer’s gas supply and delivery operations including, without limitation, compression and related facilities and transmission networks for the receipt and onward transport of natural gas by Buyer;

FSRU means the floating storage and regasification unit chartered by Höegh to Buyer under the International Charter Agreement dated [●], 2021;

Governmental Authority means in respect of any country, any national, federal, regional, state, municipal, or other local government, any subdivision, agency, department, commission, authority or any other executive, legislative or administrative entity thereof, or any instrumentality, ministry, agency or other authority, acting within its legal authority;

Hazard shall have the meaning given in condition 5 below;

Höegh means [●] and its Affiliates, and any Representative of Höegh;

Höegh’s Facilities means the FSRU and any infrastructure and equipment on board the FSRU;

LNG means liquefied natural gas;

LNG Facility means Buyer’s Facilities and Höegh’s Facilities;

LNG Ship means the LNG carrier or carriers whether singular or plural named in the acknowledgement at the end of these Conditions of Use;

Limitation Amount shall have the meaning given in condition 7.1 below;

Master means, with respect to any LNG Ship, the duly licensed master, captain or other person lawfully in command of such LNG Ship;

Party and Parties means Buyer, Höegh and Ship Owner;

Person means any individual, firm, sole proprietorship, corporation, stock company, limited liability company, trust, partnership, voluntary association, joint venture, unincorporated organisation, institution, Governmental Authority or other legal entity

Port Facilities means all the infrastructure, facilities, equipment, installations, anchorages and approaches of and to Portland Bight, including, but not limited to, LNG Facility and any other channels, channel markings, buoys, jetties, berths, lines and gangways at Portland Bight;

Port Services means any service tendered or provided by Portland Bight or Buyer to an  LNG Ship, including, but not limited to, pilotage, towage, tug assistance, mooring and other navigational services, whether for consideration or free of charge;

Representative of Buyer or Representative of Höegh means any director, officer, employee, contractor, and duly authorised servant, consultant, advisor, agent or representative of Buyer or Höegh as applicable in whatever capacity they may be acting, and their respective officers, directors, employees, contractors and agents, or any other person acting on behalf of Buyer or Höegh;

Reasonable and Prudent Transporter means a Person operating an LNG Ship seeking in good faith to perform its contractual obligations and, in so doing and in the general conduct of its undertaking, exercising that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from time to time from a reasonable, skilled and experienced Person carrying out the same type of activity to that contemplated under these Conditions of Use and the Terminal Manual under the same or equivalent circumstances and conditions, and complying with all applicable Laws and International standards, and any reference to the standard of a Reasonable and Prudent Transporter shall be construed accordingly;

Ship Owner means the owner(s), disponent owner(s), and operator(s) of the LNG Ship;

Terminal means the plot necessary for mooring the FSRU at the jetty and all necessary infrastructure;

Terminal Manual means the terminal manual detailing Terminal guidelines, procedures and emergency response;

Third Parties means any person or entity other than Höegh and Buyer; and

Unloading Port means the port existing or close to Portland Bight, Jamaica at which the Terminal is located.

2. GENERAL

All LNG Ships calling on the LNG Facility must be capable of operating within the physical limitations of the Port Facilities and the LNG Facility’s berth dimensions, unloading arm envelopes and mooring equipment as detailed in the Terminal Manual, or as advised from time to time by Buyer and all LNG Ships, the Ship Owner and the Master shall act as a Reasonable and Prudent Transporter. In addition to the requirements of Applicable Laws, the following conditions (3 to 9) shall apply to each LNG Ship calling at the LNG Facility.

3. SAFETY AND PROPER NAVIGATION

The Master of an LNG Ship shall at all times and in all circumstances remain solely responsible on behalf of the Ship Owner for the safety and proper navigation and operation of his LNG Ship and shall at all times comply with the Portland Bight regulations, all Applicable Laws and the Terminal Manual.

4. INDEMNITY, PROPERTY DAMAGE, PERSONAL INJURY AND STRIKES

4.1 Neither Buyer nor Höegh make any warranty (whether express or implied) with respect to Port Facilities or to the rendering of Port Services and any use thereof shall be at the sole risk of the Master and the Ship Owner. Neither Buyer nor Höegh shall be responsible for any loss or damage to an LNG Ship, actual or consequential (including loss of profit), or any loss or damage to the Ship Owner or the LNG Ship’s cargo (while in the care custody and control of the Ship Owner) or any part thereof, or any loss or injury (including loss of life and industrial disease) suffered by the Master, officers or crew of the LNG Ship, which is related to Port Facilities or to Port Services provided to an LNG Ship.

4.2 Neither Buyer nor Höegh shall be responsible to any LNG Ship or to Ship Owner for any loss related to strikes or other labour disturbances, regardless of whether Buyer or Höegh are parties thereto, and regardless of any act, omission, fault or negligence of Buyer or Höegh.

4.3 The LNG Ship and the Ship Owner shall in all circumstances hold harmless and indemnify Buyer and Höegh as applicable against any and all losses, claims, damages, costs and expenses Buyer or Höegh may incur or has incurred arising out of or in connection with:

(a)

any damage to the LNG Facility or Port Facilities or loss of life and/or injury (including industrial disease) to its personnel related to the LNG Ship’s use of the LNG Facility or Port Facilities and involving the fault, wholly or partially, of the Master, officers or crew of the LNG Ship, including negligent navigation;

(b)

any loss suffered by Third Parties with respect to damage to their property or injury to their personnel related to the LNG Ship’s use of the LNG Facility or Port Facilities and involving the fault, wholly or partially, of the Master, officers or crew of the LNG Ship, including negligent navigation;

(c)	any Hazard under condition 5 hereof and involving the fault, wholly or partially, of the Master, officers or crew of the LNG Ship, including negligent navigation;
(d)

any loss or damage to the LNG Ship or its cargo while in the Portland Bight and/or while at or in the vicinity of the LNG Facility (including without limitation the jetty), including consequential losses and all claims, damages and costs arising therefrom; and

(e)

any personnel loss of life and/or injury (including industrial disease) or property loss suffered by the Master, officers or crew of the LNG Ship while in the Portland Bight and/or while at or in the vicinity of the LNG Facility (including without limitation the jetty), including consequential losses and all claims, damages and costs arising therefrom.

4.4 In the event of any escape or discharge of oil or oily mixture or contaminants from any LNG Ship or from any hose or other discharging device connected to such LNG Ship (from whatsoever cause such escape or discharge may arise and irrespective of whether or not such escape or discharge has been caused or contributed to by the negligence or default on the part of the LNG Ship or the ship owner and/or the LNG Ship operators), either of Buyer or Höegh by itself or by its subcontractors or by any other person whatsoever shall have the right to take any measures it deems fit to clean up the pollution resulting from such escape or discharge and to recover the full cost thereof from the ship owner and/or the LNG Ship operators, for which cost the ship owner and LNG Ship operators shall be jointly and severally liable to Buyer or Höegh (as the case may be).

4.5 Each of the Ship Owner and LNG Ship hereby waives any right it may have to limit its liability whether in conformity with any international maritime or shipping convention or any other statutory provision now or hereinafter enacted affording ship owners a right to limit their liability. The waiver herein contained applies to all persons claiming through ship owner or LNG Ship operators.

5. HAZARD

If the LNG Ship or any object on the LNG Ship becomes or is likely to become an obstruction, threat, or danger to navigation, operations, safety, health, environment or security of Portland Bight (a Hazard), the Master and the Ship Owner shall, at the option of Buyers and/or Höegh, take immediate action to clear, remove or rectify the Hazard as Buyers and/or Höegh may direct, and if the Master and/or Ship Owner fail to take such action, Buyers and/or Höegh shall be entitled to take such measures as it may deem

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

appropriate to clear, remove or rectify the Hazard, and the Master and Ship Owner shall be responsible for all costs and expenses associated therewith.

6. INCIDENT REPORTING

Without prejudice to the limitation of liability of the Master and the Ship Owner at condition 7.1, the Master shall immediately report to Buyer and Höegh any accident, incident, claim, damage, loss or unsafe condition or circumstance (Incident) and take, at its own costs, such reasonable steps to control or eliminate any such Incident or the consequences thereof as may be directed by Buyer or Höegh. Any such report shall be made in writing and signed by the Master. Buyer and Höegh shall be entitled to inspect and investigate any such report but without prejudice to the foregoing.

7. LIMITATION OF LIABILITY

7.1 Subject to condition 7.2, any liability of the Master and the Ship Owner to Buyer and Höegh by virtue of the operation of these Conditions of Use shall be limited to USD ***** (USD*****) (the Limitation Amount) in aggregate for all liabilities arising from any accident or occurrence. In the event that any loss or damage in respect of which the LNG Ship and the Ship Owner are liable to indemnify Buyer and/or Höegh exceeds the Limitation Amount then the Master and the Ship Owner shall indemnify Buyer and/or Höegh, in aggregate not exceeding the Limitation Amount, by paying each a sum, which equates to the ratio of loss or damage suffered by each to the total loss or damage suffered by each.

7.2 The limit of liability set out in condition 7.1 shall not limit, restrict or prejudice any claim or right that Buyer or Höegh has or may have against the Master or the Ship Owner under general principles of law or equity. For the avoidance of doubt, said limit of liability shall only apply with respect to, and to the extent of, a claim by Buyer or Höegh against the Master or the Ship Owner under these Conditions of Use.

8. CONFIRMATION OF INSURANCE

8.1 Prior to any call by the LNG Ship at the Terminal, or such other times as may be requested by Buyer or Höegh, Ship Owner shall provide sufficient written evidence:

(a)

that the LNG Ship’s P&I Club has agreed to cover Ship Owner as a member of the P&I Club against the liabilities and responsibilities assumed by Ship Owner in these Conditions of Use, in accordance with the P&I Club’s Rules and shall ensure that such insurances are maintained for the duration of the LNG Ship’s calling at the Terminal; and

(b)	of waiver of rights of subrogation from the LNG Ship’s marine, war and P&I Club insurers, such waivers to be in respect of rights against Buyer and Höegh.

9. MISCELLANEOUS

9.1 Any liability incurred by the Master, the ship owner or LNG Ship operators by operation of these Conditions of Use shall be joint and several.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

9.2 These Conditions of Use shall be construed, interpreted and applied in accordance with laws of England and Wales.

9.3 Dispute Resolution:

(a)

Any dispute, controversy, claim, counterclaim, demand, cause of action or any other controversy arising out of or relating in any way to these Conditions of Use, or the breach, termination, or invalidity thereof (each, a Dispute), shall be resolved by binding arbitration in accordance with this provision. A Dispute must be resolved through arbitration regardless of whether the Dispute involves claims that the Conditions of Use are unlawful, unenforceable, void, or voidable or involves claims under statutory, civil or common law. The validity, construction and interpretation of this agreement to arbitrate, and all other procedural aspects of the arbitration conducted pursuant hereto shall be decided by the arbitral tribunal.

(b)

Where a Party wishes to refer a matter to arbitration in accordance with this condition 9.3(a), it shall serve a written notice on the other Party to that effect and the Rules of Arbitration of the International Chamber of Commerce (the ICC Arbitration Rules), shall govern such arbitration save to the extent that the same are inconsistent with the express provisions of these Conditions of Use.

(c)

The number of arbitrators shall be three. The claimant (or if more than one claimant, the claimants jointly) shall nominate one arbitrator and the respondent (or if more than one respondent, the respondents jointly) shall nominate one arbitrator, in each case in accordance with the ICC Arbitration Rules. The third arbitrator, who will act as chairperson of the arbitral tribunal, shall be nominated jointly by the two arbitrators nominated by the Parties, provided that if the third arbitrator has not been so nominated within ***** Business Days of the date of nomination of the later of the two arbitrators appointed by the Parties, the third arbitrator shall be appointed by the International Chamber of Commerce.

(d)	The Emergency Arbitration procedures shall apply.
(e)	The seat, or legal place of the Arbitration shall be London, England.
(f)	The Arbitration shall be conducted in the English language.

9.4 These Conditions of Use shall remain in effect for so long as the Ship Owner causes the LNG Ship to call at the Portland Bight.

9.5 Where the context so requires, references to the singular shall include the plural, and vice versa. Headings used in these Conditions of Use are for reference purposes only. References to a condition are to a numbered condition of these Conditions of Use. References to a Governmental Authority shall include any successor authority, ministry, department, agency, office, or organisation (as applicable), and references to any Applicable Law shall include any amendment or modification thereof or thereto that is duly promulgated or enacted by the appropriate Governmental Authority.

ACKNOWLEDGEMENT

Name of LNG Ship:

As Master of the above-named LNG Ship, I acknowledge for and on behalf of the Ship Owner of the LNG Ship that the above Conditions of Use of the Unloading Port govern the use by such LNG Ship of the LNG Facility.

Signed:
By Master for and on behalf of the Ship Owner of LNG Ship

Date:

Signed:
By [●] for and on behalf of [full name of Höegh Owner entity]

Date:

Signed:
By [●] for and on behalf of NFE International Shipping LLC

Date:

Signed:
By [●] for and on behalf of NFE South Holdings Limited

Date:

Schedule XV

Form of Certificate of Arrival

The Vessel arrived at the Terminal and was delivered to NFE Transportation Partners LLC on the [insert date and time of signing this certificate] under the International Charter Agreement dated [●], made between NFE Transportation Partners LLC as Charterer and [●] as Owner.

Quantity of marine fuel oil and marine diesel oil on board Vessel on the Actual Arrival Date: [Quantity]

Quantity of LNG on board Vessel on the Actual Arrival Date: [Quantity]

Place of Arrival of the Vessel: Pilot Boarding Station

Actual Arrival Date: [Date]

FOR CHARTERER:	FOR OWNER:
By:	By:
Title:	Title:
Date Signed:	Date Signed:

Witnessed by:	Witnessed by:
Title:	Title:
Date Signed:	Date Signed:

Schedule XVI

Authorization Schedule

Part A – Owner Authorizations which Owner is required to obtain pursuant to Clause 2.6(b) and 9.1(g) of this Charter / Clause 4.6(h) of the OSA

1.	Work permits and/or certificates of work permit exemption for the Master and crew of the Vessel, where required, throughout the Charter Period.

Part B – Owner Authorizations which Charterer / Customer is required to obtain on behalf of Owner / Contractor pursuant to Clause 2.6(b) and 9.1(g) of this Charter / Clause 4.6(h) of the OSA

The Local Trading Certification throughout the Charter Period.

Part C – Charterer / Customer Authorizations which Charterer / Customer is required to obtain pursuant to Clause 9.1(f) of this Charter / Clause 4.6(g) of the OSA

1.	Environmental permit for construction and operation of facilities for hydrocarbon production, refining, storage and stockpiling.
2.

Environmental permit for construction or installation and operation of underground cables, gas lines or other such infrastructure with a diameter of more than 10 cm for the transport of gas, oil or chemicals.

3.	Beach licence for Placement and Maintenance of Two (2) pipelines (NG & ADO).
4.	Beach licence for Placement and Maintenance of Seventy-Eight (78) Pylons- issued by the Natural Resources Conservation Authority.
5.	The Crewing Exemption.

All references to Authorizations herein shall be to Authorizations as may be amended from time to time.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE

BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE

APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Schedule XVII

Applicability of Charter provisions during LNGC Mode

The Parties shall agree this Schedule XVII within ***** days of the date of execution of this Charter.